SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Soliciting Material Under Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

Regeneron Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PROXY STATEMENT
AND NOTICE OF ANNUAL
SHAREHOLDER MEETING

2021

PLEASE VIEW OUR 2020 ANNUAL REPORT

investor.regeneron.com/2020AR

PLEASE VIEW OUR 2020 RESPONSIBILITY REPORT

investor.regeneron.com/2020RR

30

115

41

6

REGENERON
DAY
FOR
DOING
GOOD
$3.9M

179

100+

524K

2020 BY THE NUMBERS

30 investigational medicines in clinical development	115 global and U.S. patient advocacy and professional societies engaged across 25 disease states	41 countries where we conducted clinical trials	6 U.S. marketing applications for new products or new indications for existing products

$3.9 million raised from employee donations and company matches – nearly four times previous years	179 manuscripts published in peer-reviewed journals	100+ Regeneron Genetics Center collaborations in 21 countries	Provided STEM experiences to 524,000 students

LETTER TO SHAREHOLDERS

DEAR FELLOW SHAREHOLDERS,

When we wrote to you this time last year, the novel coronavirus, SARS-CoV-2, had recently been declared a global pandemic. Our team had quickly identified ways Regeneron could help and had already begun isolating novel antibodies to combat the disease, but no one recognized the epic, world-changing challenges COVID-19 and 2020 would bring. The numbers have been sobering – nearly 100 million people infected globally, several million dead, and almost everyone impacted in some significant way. The Regeneron team has been deeply impacted as well, from an early outbreak near our headquarters in Westchester, New York, to the personal loss of loved ones.

Despite this unprecedented public health crisis, 2020 was an inspiring year in many ways, demonstrating the power of science and the resilience of our team. We discovered, developed, and manufactured our novel REGEN-COV™ (casirivimab with imdevimab) antibody cocktail treatment for COVID-19 in record time – just 10 months from program inception through an emergency use authorization (“EUA”) from the U.S. Food and Drug Administration (“FDA”). To date, tens of thousands of patients have received REGEN-COV, and we are now working in partnership with the U.S. government, healthcare providers, and advocacy groups to ensure all appropriate patients can access it.

Unlike vaccines, which trigger the body’s own immune response to protect against infection, REGEN-COV provides virus neutralizing antibodies directly to the patient. In the pivotal Phase 3 treatment trial, REGEN-COV reduced hospitalization or death by 70% in high-risk outpatients and reduced symptom duration. As we do our part to bring this pandemic to an end, we continue to evaluate REGEN-COV in additional patient populations, at lower dose levels, and for prevention purposes. To that end, results from the Phase 3 prevention trial showed that REGEN-COV administered as a subcutaneous injection reduced the risk of symptomatic SARS-CoV-2 infections by 81% among household contacts of infected patients. As of April 2021, more than 25,000 people have participated in clinical trials of REGEN-COV, and we thank all the individuals, investigators, and collaborators.

Our financial position remained strong this year, with top-line growth of 30% and bottom-line growth of 28%1 through an increasingly diversified set of revenue and earnings streams. Total revenues for 2020 increased to $8.5 billion, compared to $6.6 billion for the full year 2019.

EYLEA® (aflibercept) Injection continues to reach more patients in competitive eye disease markets, with its efficacy, safety, and convenience setting a high bar for current and potential future entries. We are confident in the durability and continued growth of this important medicine for years to come. Annual EYLEA global net product sales reached nearly $8 billion in 2020 (net product sales outside the U.S. recorded by our collaborator Bayer), and $4.9 billion in the U.S., still without a single price increase in its history.

Looking to the rest of our growing portfolio, more than 80% of our top-line growth in 2020 came from products and revenues other than EYLEA. Dupixent® (dupilumab) global net product sales in 2020 (recorded by our collaborator Sanofi) were more than $4 billion, reflecting growth of 75% versus 2019. This “pipeline in a product” continues to reach more patients in need with an expanded FDA indication for atopic dermatitis in patients ages 6 to 11 and an FDA acceptance of our supplemental application as an add-on treatment for children aged 6 to 11 years with uncontrolled moderate-to-severe asthma, with even more room to grow as it meets its potential to transform the treatment of certain type 2 inflammatory diseases. We also made Dupixent treatment more convenient with the FDA approval of a single-dose, 300mg pre-filled syringe.

As the foundation of our oncology portfolio, our PD-1 inhibitor Libtayo® (cemiplimab) is achieving significant and steady growth with FDA approvals in two new indications, non-small cell lung cancer and basal cell carcinoma, in early 2021. Global net product sales for Libtayo were $348 million in 2020, representing 80% year-over-year growth. We are making progress in other cancers as well, including in March 2021 when positive results in overall survival prompted us to stop our cervical cancer trial early, with the data forming the basis of upcoming regulatory submissions. With 11 investigational therapeutics in clinic for a wide range of cancers, including eight bispecific antibodies, we continue to diversify our approach to oncology and are positioned to lead the next wave of innovation in immuno-oncology.

1	Bottom-line growth represented by non-GAAP net income per share – diluted, which is not a measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See Appendix A for a definition of this measure and a reconciliation of this measure to the most directly comparable GAAP financial measure.

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

Our COVID-19 program and other important progress this year was made possible by decades of investment in our foundational VelociSuite® antibody discovery and development technologies, as well as in world-class manufacturing enterprise. Thanks to these investments and the hard work of our colleagues, in 2020 and early 2021 we achieved two new FDA-approvals of novel, Regeneron-discovered antibody medicines: the multi-antibody cocktail Inmazeb™ (atoltivimab, maftivimab, and odesivimab-ebgn) for Ebola, and the ANGPTL3 inhibiting antibody Evkeeza™ (evinacumab) for a rare form of inherited high cholesterol.

Regeneron is known for our science-driven approach, and as such our pipeline and research efforts continue to expand. We continue to reinvest a significant portion of our growing revenue into our R&D efforts to fuel the remarkable innovation and curiosity of our world-class team. Our early pipeline is increasingly powered by genetics, thanks to significant insights from the Regeneron Genetics Center®, which reveals new targets for exploration as well as enriching current clinical programs. Our genetics medicine efforts also include important collaborations with Intellia Therapeutics, Inc. and Alnylam Pharmaceuticals, Inc., which pair Regeneron’s biologic and antibody capabilities with cutting-edge technologies like CRISPR gene editing and RNA silencing. Both of these partnerships advanced candidates into clinical development for the first time in the past year.

While 2020 tested us in new ways, we are proud to say that the Regeneron team successfully advanced our mission of using the power of science to bring new medicines to people in need. We came together as never before. Watching our employees rally to support each other was awe-inspiring, as was the strong spirit of collaboration and pride in our collective purpose. We head into this next year with the confidence that we will continue to tackle some of the world’s biggest health and scientific challenges.

Sincerely,

P. Roy Vagelos, M.D. Chairman of the Board	Leonard S. Schleifer, M.D., Ph.D. President and Chief Executive Officer	George D. Yancopoulos, M.D., Ph.D. President and Chief Scientific Officer

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

REGENERON PHARMACEUTICALS, INC.

777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2021 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 11, 2021, commencing at 10:30 a.m., Eastern Time, virtually via the Internet and, if required by New York law (as discussed below), at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

1	to elect four Class III directors for a three-year term;
2	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The board of directors has fixed the close of business on April 13, 2021 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to use the “Notice and Access” method of providing our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April 23, 2021, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date (other than (i) those who previously elected to receive proxy materials by e-mail, (ii) those who have previously asked to receive paper copies of the proxy materials, and (iii) shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan or the Regeneron Ireland Share Participation Plan). As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or electronic copy of the proxy statement, our 2020 annual report, and/or a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.

Due to continuing concerns regarding the COVID-19 pandemic and to assist in protecting the health and well-being of our shareholders, directors, and employees, we have opted to hold the Annual Meeting as a virtual-only meeting. Shareholders will be able to attend the Annual Meeting and participate electronically, which will allow them to vote their shares on the date of the Annual Meeting and ask questions during the meeting. Under New York law, the legal requirement to include an in-person option has been waived by relevant governmental action. If this waiver is no longer in effect for the Annual Meeting, shareholders will have the option to attend the Annual Meeting in person at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York (or at another venue if required by the circumstances). In any such case, we would notify our shareholders in advance on our website and by issuing a press release and filing it as additional proxy material with the SEC. Please visit our website at http://newsroom.regeneron.com for the most up-to-date information on the Annual Meeting, including information regarding any government-imposed limits on public gatherings or any procedures and limitations concerning in-person attendees applicable to the Annual Meeting that may be in effect at that time.

As Authorized by the Board of Directors,

Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary
April 23, 2021

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ i

TABLE OF CONTENTS (CONT.)

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES: See Appendix A for important information regarding forward-looking statements and financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles contained in this proxy statement.

NOTE REGARDING TRADEMARKS AND PRODUCT NAMES: “ARCALYST®,” “Evkeeza™,” “EYLEA®,” “Inmazeb™,” “Libtayo®” (in the United States), “Praluent®” (in the United States), “REGEN-COV™,” Regeneron®,” “Regeneron Genetics Center®,” “VelociGene®,” “VelocImmune®,” “VelociSuite®,” and “ZALTRAP®” are trademarks of Regeneron Pharmaceuticals, Inc. (“Regeneron”). This proxy statement refers to products marketed or otherwise commercialized by Regeneron, its collaborators, and other parties. Consult the product label in each territory for specific information about such products.

ii /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS' GUIDE

PROXY DASHBOARD

GENERAL INFORMATION

Meeting Date:	Time:	Location:	Record Date:
June 11, 2021	10:30 A.M., ET	ONLINE AT	APRIL 13, 2021
www.virtualshareholdermeeting.com/REGN2021

MEETING AGENDA

	Matter	Board Vote Recommendation

1	Election of four Class III directors for a three-year term	FOR each director nominee

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 1

USERS' GUIDE   /   PROXY HIGHLIGHTS

PROXY HIGHLIGHTS

WE SEEK YOUR INPUT ON OUR BOARD

The composition of our board of directors reflects our core principle of “science first”: over half of our directors are members of the National Academy of Sciences, and our board members include two Nobel laureates and holders of many scientific awards. By having our board of directors heavily populated with top scientific talent, we signal to our shareholders and employees our seriousness about the Company’s dedication to science and its core competencies and primary value driver. Our board also includes individuals with experience building shareholder value through all stages of corporate development, as well as governance, financial, and policy expertise. Three of our board’s current 12 members are women, and four directors are diverse by race or ethnicity. Each of the directors who joined the board since 2016 is diverse by gender or race/ethnicity.

Please refer to “Proposal No. 1: Election of Directors” for additional information.

WE SEEK RATIFICATION OF OUR AUDITORS

We pay close attention to the requirements applicable to us as a publicly traded company, including those relating to the audit of Regeneron’s financial statements by our independent registered public accounting firm, PricewaterhouseCoopers LLP. In this proxy statement, we are asking you to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Please refer to “Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm” for additional information.

2 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS' GUIDE / GENERAL INFORMATION ABOUT THE MEETING

GENERAL INFORMATION ABOUT THE MEETING

ANNUAL MEETING INFORMATION

When is the Annual Meeting?

June 11, 2021

What time is the Annual Meeting?

10:30 a.m., ET

Where is the Annual Meeting?

Due to continuing concerns regarding the COVID-19 pandemic and to assist in protecting the health and well-being of our shareholders, directors, and employees, the Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/REGN2021. We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. Under New York law, the legal requirement to include an in-person option has been waived by relevant governmental action. If this waiver is no longer in effect for the Annual Meeting, shareholders will have the option to attend the Annual Meeting in person at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York (or at another location if required by the circumstances). In any such case, we would notify our shareholders in advance on our website and by issuing a press release and filing it as additional proxy material with the United States Securities and Exchange Commission (the “SEC”).

What form of identification do I need to be admitted to the meeting?

Via the Internet. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/REGN2021. To vote or submit questions during the meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received.

In person (if there is in-person attendance option). If shareholders have the option to attend the Annual Meeting in person, the information (including information regarding any procedures and limitations concerning in-person attendees applicable to the Annual Meeting) will be provided in advance on our website and by issuing a press release and filing it as additional proxy material with the SEC. Please visit our website at http://newsroom.regeneron.com for the most up-to-date admission requirements for the Annual Meeting.

Can I vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 13, 2021, are entitled to vote at the Annual Meeting. As of April 13, 2021, 104,674,240 shares of the Company’s common stock, par value $0.001 per share (“common stock”), and 1,848,970 shares of Class A stock, par value $0.001 per share (“Class A stock”), were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share.

What is on the agenda for the meeting?

1	Election of four Class III directors for a three-year term

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021

Can I ask a question at the Annual Meeting?

Via the Internet. Shareholders who use the 16-digit control number that was furnished to them (either on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received) to log on to the meeting will be able to submit questions during the meeting, as time permits. If you wish to submit a question during the Annual Meeting, log on to the virtual meeting website using the 16-digit control number, type your question into the “Ask a Question” field, and click “Submit.” Questions and answers may be arranged by topic and substantially similar questions may be answered once.

In person (if there is in-person attendance option). If shareholders have the option to attend the Annual Meeting in person, attendees of the meeting will be given an opportunity to ask questions during a designated question-and-answer period, as time permits.

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 3

USERS' GUIDE   /   GENERAL INFORMATION ABOUT THE MEETING

VOTING INFORMATION

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

The “Notice and Access” rules of the SEC permit us to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 8, 2021 (the “2020 Annual Report”), to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders received the Notice and will not receive printed copies of the proxy materials unless they request them. This method reduces the environmental impact of the Annual Meeting. The Notice will be mailed beginning on or about April 23, 2021. The Notice includes instructions on how you may access and review all of our proxy materials and the 2020 Annual Report via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card, or by voting at the meeting.

Why did I receive the Notice?

We sent you the Notice regarding this proxy statement because Regeneron’s board of directors is asking (technically called soliciting) holders of common stock and Class A stock to provide proxies to be voted at our 2021 Annual Meeting of Shareholders or at any adjournment(s) or postponement(s) of the meeting.

How are proxies voted?

If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed. If you submit a proxy, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted in the manner recommended by the board of directors. The board of directors knows of no matter, other than those indicated above under “What is on the agenda for the meeting?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named and designated as proxies will vote your shares in their discretion.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to receive proxy materials by e-mail will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, these shareholders should have received an e-mail with links to the proxy materials and the proxy voting website. Shareholders who have previously asked to receive paper copies of the proxy materials and shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan or the Regeneron Ireland Share Participation Plan will receive paper copies of the proxy materials.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock and Class A stock having a majority of the voting power of all shares of common stock and Class A stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

4 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS' GUIDE / GENERAL INFORMATION ABOUT THE MEETING

How can I vote my shares without attending the Annual Meeting?

We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting via the Internet or, if applicable, in person. If you are a shareholder of record, there are three ways to vote by proxy:

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com. You will need the 16-digit control number included on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received. You may vote via the Internet through 11:59 p.m., Eastern Time, on June 10, 2021.

Via telephone. You may vote by proxy via telephone by calling the toll-free number found on the proxy card or the voting instruction form. You will need the 16-digit control number included on the proxy card or voting instruction form. You may vote via telephone through 11:59 p.m., Eastern Time, on June 10, 2021.

By mail. If you received printed copies of the proxy materials, you may vote by proxy by completing the proxy card or voting instruction form and returning it in the envelope provided.

How can I attend and vote at the Annual Meeting?

Via the Internet. You may attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/REGN2021. Shareholders who use the 16-digit control number that was furnished to them (either on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received) to log on to the meeting will be able to vote during the meeting.

In person (if there is in-person attendance option). If you are a shareholder of record and shareholders have the option to attend the Annual Meeting in person, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive. If you are a beneficial owner of shares held in the name of your bank, broker, or other nominee, or in “street name,” to vote in person at the Annual Meeting you must obtain from your nominee and bring to the meeting a “legal proxy” authorizing you to vote such shares held as of the record date. We recommend you vote by proxy even if you plan to attend the meeting. So long as you meet the applicable requirements, you can always change your vote at the meeting. Instructions on voting by proxy are included above. As also noted above, the Annual Meeting will be a virtual-only meeting unless the government waiver permitting virtual-only meetings is no longer in effect. Please refer to our website at http://newsroom.regeneron.com for the most up-to-date information.

What if during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/REGN2021.

If I am a Regeneron employee or former employee, how do I vote shares in the Company Stock Fund in my 401(k) account or in the Regeneron Ireland Share Participation Plan?

If you participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Fidelity Management Trust Company, the plan’s trustee, (1) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 8, 2021, (2) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 8, 2021, or (3) by returning your completed proxy card by mail. The trustee will vote your shares in accordance with your instructions. If you do not provide timely voting instructions to the trustee, the trustee will vote your shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan.

If you participate and hold shares of common stock in the Regeneron Ireland Share Participation Plan, you may provide voting instructions to Mercer Ireland Limited, who administers the Plan on behalf of Irish Pensions Trust Limited, the trustees of the Plan. You will receive a voting instruction form by mail sent directly to your home address, which you should complete, sign, and return to Mercer by mail using the enclosed pre-paid envelope or as an e-mail attachment in accordance with the instructions provided by Mercer.

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 5

USERS' GUIDE   /   GENERAL INFORMATION ABOUT THE MEETING

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised by voting again electronically through the Internet or by telephone, by mailing a new proxy card or voting instruction form, or by attending the Annual Meeting (via the Internet or, if shareholders have this option, in person) and voting. If you are a record holder, you may also revoke your proxy by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you are a record holder and give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted.

Who solicits proxies and bears the cost of solicitation?

Solicitation of proxies may be made by mail, in person, or by telephone by officers, directors, and other employees of the Company and by employees of the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), and employees of Broadridge Financial Solutions, Inc. (“Broadridge”). We will reimburse AST, Broadridge, and our banks, brokers, and other custodians, nominees, and fiduciaries for their respective reasonable costs in the preparation and mailing of proxy materials to shareholders. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $25,000 and the reimbursement of customary disbursements and expenses. We will bear all costs of the solicitation of proxies.

What are the board’s recommendations?

The board of directors recommends that you vote:

FOR election of each of the four nominated Class III directors (Proposal No. 1); and

FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021 (Proposal No. 2).

6 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS' GUIDE / GENERAL INFORMATION ABOUT THE MEETING

What vote is required to approve each proposal?

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Annual Meeting:

Proposal		Vote Required	Effect of Abstentions*	Broker Discretionary Voting Allowed?+
1	Election of Directors	Majority of the votes cast. In accordance with our director resignation policy, an incumbent director who fails to receive the required number of votes in an uncontested election will be required to tender his or her resignation to the Chairman of the board of directors for consideration by the Corporate Governance and Compliance Committee.	No effect — not considered votes cast on this proposal	No — brokers without voting instructions will not be able to vote on this proposal
2	Ratification of the Appointment of PricewaterhouseCoopers LLP	Majority of the votes cast	No effect — not considered votes cast on this proposal	Yes — brokers without voting instructions will have discretionary authority to vote

*	As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.

+	Only relevant if you are the beneficial owner of shares held in “street name.” If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast at the Annual Meeting.

If shareholders have the option to attend the Annual Meeting in person, please note that cameras, other photographic equipment, or audio or video recording devices will not be permitted to be used by any in-person attendees.

INFORMATION ABOUT REGENERON

If you would like to learn more about Regeneron, please visit our website at www.regeneron.com.

The topics discussed on our website include:

•	Working at Regeneron
•	Our Science Research Mentorship Program
•	The Regeneron Science Talent Search
•	The Regeneron International Science and Engineering Fair
•	The Regeneron DNA Learning Center
•	STEM Teaching Fellowship
•	Our Graduate Internship Program
•	Our Post-doctoral Training Program
•	Regeneron employee volunteer programs
•	Our patient support programs
•	Our approach to corporate responsibility
•	Our environmental sustainability efforts
•	Our commitment to global transparency

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 7

From Left: N. Anthony Coles, M.D.   /   Arthur F. Ryan   /   Michael S. Brown, M.D.   /
George L. Sing   /   Bonnie L. Bassler, Ph.D.   /   Leonard S. Schleifer, M.D., Ph.D.   /
P. Roy Vagelos, M.D.   /   George D. Yancopoulos, M.D., Ph.D.   /   Christine A. Poon   /
Joseph L. Goldstein, M.D.   /   Huda Y. Zoghbi, M.D.   /   Marc Tessier-Lavigne, Ph.D.

8 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS

MEET THE BOARD

As the first substantive order of business at the 2021 Annual Meeting, you have an opportunity to vote on four members of our board of directors. This is the right starting point not only because the board oversees Regeneron, but because understanding the Regeneron board leads to a better understanding of the Company and its business model.

As our President and CEO has observed, “Our dream when we started Regeneron was to build a company where the scientists would be the heroes.” The composition of Regeneron’s board reflects this founding principle: over half of our directors are members of the National Academy of Sciences, and our board members include two Nobel laureates and holders of many scientific awards. In addition, the board includes individuals with experience building shareholder value through all stages of corporate development. Various members bring substantial governance experience gained from service on other boards and others bring financial, policy, and management expertise. Three of our board’s current 12 members are women, and four directors are diverse by race or ethnicity. Each of the directors who joined the board since 2016 is diverse by gender or race/ethnicity.

The table below summarizes key qualifications, skills, or attributes most relevant to the decision to nominate the director to serve on the board of directors. A mark indicates a specific area of focus or expertise on which the board of directors relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography below describes these qualifications and relevant experience in more detail. We believe the table below demonstrates the breadth and diversity of the collective experience, expertise, and skills of our board of directors.

Experience, Expertise, or Attribute	Bonnie L. Bassler, Ph.D.	Michael S. Brown, M.D.	N. Anthony Coles, M.D.	Joseph L. Goldstein, M.D.	Christine A. Poon	Arthur F. Ryan	Leonard S. Schleifer, M.D., Ph.D.	George L. Sing	Marc Tessier- Lavigne, Ph.D.	P. Roy Vagelos, M.D.	George D. Yancopoulos, M.D., Ph.D.	Huda Y. Zoghbi, M.D.
Industry Experience	●	●	●	●	●	●	●	●	●	●	●
Executive/Leadership Experience	●	●	●	●	●	●	●	●	●	●	●	●
Science/Biotech Background	●	●	●	●	●		●	●	●	●	●	●
Research/Academic Experience	●	●	●	●	●		●		●	●	●	●
Business Strategy/ Operations Experience			●		●	●	●	●	●	●	●
Financial Expertise			●		●	●	●	●		●
Public Company CEO Experience			●			●	●			●
National Academy of Sciences Membership	●	●		●					●	●	●	●

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 9

BOARD OF DIRECTORS  /  MEET THE BOARD

NOMINEES FOR CLASS III DIRECTORS
FOR ELECTION AT THE 2021 ANNUAL MEETING FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING1

N. ANTHONY COLES, M.D.

Director since: 2017

Age: 60

Independent

Other Public Boards:

•	Cerevel Therapeutics Holdings, Inc.
•	Yumanity Therapeutics, Inc.
•	McKesson Corporation*

*	Dr. Coles has notified McKesson Corporation that he will not stand for reelection as a member of its board of directors at the end of his current term, which will expire at McKesson’s 2021 annual meeting of shareholders.

Experience and Qualifications

Dr. Coles serves as the President, Chief Executive Officer, and Chairperson of Cerevel Therapeutics Holdings, Inc., the parent entity of Cerevel Therapeutics, Inc., a biopharmaceutical company specializing in the development of new therapies for diseases of the central nervous system. Previously, from 2014 to 2019, Dr. Coles served as Chief Executive Officer of Yumanity Therapeutics, LLC (now known as Yumanity Therapeutics, Inc. ("Yumanity")), a company focused on transforming drug discovery for neurodegenerative diseases, and continues to serve as the Executive Chairman of the board of directors of Yumanity. From 2013 to present, Dr. Coles has served as Chairman and CEO of TRATE Enterprises LLC, a privately-held company. Dr. Coles served as President, Chief Executive Officer and Chairman of the Board of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from 2012 until 2013, having served as its President, Chief Executive Officer, and a member of its board of directors from 2008 until 2012. Prior to joining Onyx in 2008, he was President, Chief Executive Officer, and a member of the board of directors of NPS Pharmaceuticals, Inc., a biopharmaceutical company. Before joining NPS in 2005, he served in various leadership positions in the biopharmaceutical and pharmaceutical industries, including at Merck & Co., Inc., Bristol-Myers Squibb Company, and Vertex Pharmaceuticals Incorporated. In addition to having previously served as a director of Onyx and NPS, he was formerly a director of Laboratory Corporation of America Holdings, Campus Crest Communities, Inc., and CRISPR Therapeutics AG.

Dr. Coles has been a director of McKesson Corporation since April 2014 and serves on the Compensation Committee and the Finance Committee of its board of directors.

The experience of Dr. Coles as a seasoned executive and corporate director with extensive knowledge of highly regulated biopharmaceutical and pharmaceutical companies, as well as his in-depth knowledge and understanding of the regulatory environment in which Regeneron operates, led to the board's decision to nominate Dr. Coles for reelection to the board.

Board and Committee Membership—2020 Attendance:

Board of Directors:	9/11

Audit Committee:	11/11

Prior Voting Results—2020:

For:	99.5%

Against:	0.5%

Regeneron Common Stock Beneficially Owned as of April 13, 2021:

Common Stock:	11

Options:	29,657

Restricted Stock Units (“RSUs”):	750

1	Biographical information is given, as of April 13, 2021, for each nominee and for each of the other directors whose term of office will continue after the 2021 Annual Meeting. All the nominees are presently directors and were previously elected by the shareholders. None of the corporations or other organizations referred to below with which a director has been or is currently employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

10 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS  /  MEET THE BOARD

ARTHUR F. RYAN

Director since: 2003

Age: 78

Independent

Experience and Qualifications

In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until 2007. Prior to joining Prudential in 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan managed Chase's worldwide retail bank between 1984 and 1990. From 2008 to 2013, Mr. Ryan served as a non-executive director of the Royal Bank of Scotland Group plc. From 2009 to 2019, Mr. Ryan served as a director of Citizens Financial Group, Inc., a retail bank holding company that became publicly traded in 2014, and also served as its lead director, chair of the Compensation and Human Resources Committee, and a member of the Nominating and Corporate Governance Committee.

Mr. Ryan's substantial leadership experience as a chief executive officer of leading companies in the banking and insurance industries, and his extensive business experience and financial expertise, led to the board's decision to nominate Mr. Ryan for reelection to the board.

Board and Committee Membership—2020 Attendance:

Board of Directors:	10/11

Audit Committee:	11/11

Corporate Governance and Compliance Committee (Chairman):	5/5

Prior Voting Results—2018:

For:	88.8%

Against:	11.2%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	22,800

Options:	8,404

RSUs:	750

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 11

BOARD OF DIRECTORS  /  MEET THE BOARD

GEORGE L. SING

Director since: 1988

Age: 71

Independent

Experience and Qualifications

Since 1998, Mr. Sing has been a Managing Director of Lancet Capital, a venture capital investment firm in the healthcare field. In addition, since 2016, Mr. Sing has served as Chief Executive Officer of GanD, Inc., a biomedical drug development company.

Mr. Sing's extensive healthcare and financial expertise as a healthcare venture capital investor and biomedical company chief executive officer, his executive leadership experience, and his substantial knowledge of the Company led to the board's decision to nominate Mr. Sing for reelection to the board.

Board and Committee Membership—2020 Attendance:

Board of Directors:	11/11

Audit Committee (Chairman):	11/11

Compensation Committee:	13/13

Prior Voting Results—2018:

For:	64.0%

Against:	36.0%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	59,022

Options:	45,028

RSUs:	750

12 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS  /  MEET THE BOARD

MARC TESSIER-LAVIGNE, PH.D.

Director since: 2011

Age: 61

Independent

Scientific Society Memberships:

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London
•	The Royal Society of Canada

Other Public Boards:

•	Denali Therapeutics Inc.

Experience and Qualifications

Dr. Tessier-Lavigne has been the President of Stanford University since 2016. Before assuming his role at Stanford, he served as the President of The Rockefeller University and a Carson Family Professor and head of the Laboratory of Brain Development at The Rockefeller University from 2011. Previously, he served as Executive Vice President and Chief Scientific Officer at Genentech, Inc., which he joined in 2003. He was a professor at Stanford University from 2001 to 2003 and at the University of California, San Francisco from 1991 to 2001. Dr. Tessier-Lavigne is a member of the National Academy of Sciences, the National Academy of Medicine, and a fellow of the Royal Societies of London and Canada. Dr. Tessier-Lavigne is a member of the Board of Directors of Denali Therapeutics Inc., and previously served on the board of directors of Pfizer Inc., Agios Pharmaceuticals, Inc., and Juno Therapeutics, Inc.

Dr. Tessier-Lavigne's distinguished scientific and academic background, and his significant industry experience, including experience in senior scientific leadership roles at a leading biopharmaceutical company, led to the board's decision to nominate Dr. Tessier-Lavigne for reelection to the board.

Board and Committee Membership—2020 Attendance:

Board of Directors:	7/11

Technology Committee:	3/3

Prior Voting Results—2018:

For:	94.8%

Against:	5.2%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	1,187

Options:	57,778

RSUs:	750

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 13

BOARD OF DIRECTORS  /  MEET THE BOARD

CLASS I DIRECTORS CONTINUING IN OFFICE
TERM EXPIRES AT THE 2022 ANNUAL MEETING

BONNIE L. BASSLER, PH.D.

Director since: 2016

Age: 58

Independent

Scientific Society Memberships:

•	The National Academy of Sciences
•	The American Academy of Arts and Sciences
•	The Royal Society of London
•	The American Philosophical Society

Other Public Boards:

•	Kaleido Biosciences, Inc.
•	Cidara Therapeutics, Inc.
•	Royalty Pharma plc

Experience and Qualifications

Dr. Bassler is currently the Chair of the Department of Molecular Biology and the Squibb Professor in Molecular Biology at Princeton University, and a Howard Hughes Medical Institute Investigator. Dr. Bassler has previously served as the President of the American Society for Microbiology, as well as on the boards for the American Association for the Advancement of Science, the National Science Foundation, and the American Academy of Microbiology. She has been elected to the National Academy of Sciences, the American Academy of Arts and Sciences, the Royal Society of London, and the American Philosophical Society, and has received many scientific honors, including a MacArthur Foundation Fellowship, the Lounsbery Award, and the Shaw Prize for Life Science and Medicine. Dr. Bassler received her B.Sc. from the University of California, Davis, and her Ph.D. in Biochemistry from Johns Hopkins University. She served as a Postdoctoral Fellow and Research Scientist at the Agouron Institute in La Jolla, California, before becoming a faculty member at Princeton University. Dr. Bassler served as a director of Sanofi from November 2014 to July 2016 and currently serves on the board of directors of Kaleido Biosciences, Inc., Cidara Therapeutics, Inc., and Royalty Pharma plc.

Dr. Bassler's extensive research experience and her scientific and academic career and accomplishments, as well as her experience as a corporate director, led the board to conclude that Dr. Bassler should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	11/11

Corporate Governance and Compliance Committee:	5/5

Technology Committee:	3/3

Prior Voting Results—2019:

For:	75.4%

Against:	24.6%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	0

Options:	29,821

RSUs:	750

14 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS  /  MEET THE BOARD

MICHAEL S. BROWN, M.D.

Director since: 1991

Age: 80

Independent

Scientific Society Memberships:

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London

Experience and Qualifications

Dr. Brown holds the Distinguished Chair in Biomedical Sciences, a position he has held since 1989, and is a Regental Professor of Molecular Genetics and Internal Medicine, and the Director of the Jonsson Center for Molecular Genetics, at The University of Texas Southwestern Medical Center at Dallas, positions he has held since 1985. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985 and the U.S. National Medal of Science in 1988. Dr. Brown is a member of the National Academy of Sciences, the National Academy of Medicine, and Foreign Member of the Royal Society of London.

Dr. Brown's distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his significant industry experience gained through his service on the board of directors of the Company and of a leading pharmaceutical company, led the board to conclude that Dr. Brown should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	11/11

Corporate Governance and Compliance Committee:	5/5

Technology Committee (Chairman):	3/3

Prior Voting Results—2019:

For:	70.7%

Against:	29.3%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	15,349

Options:	28,625

RSUs:	750

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 15

BOARD OF DIRECTORS  /  MEET THE BOARD

LEONARD S. SCHLEIFER, M.D., PH.D.

Director since: 1998

Age: 68

Experience and Qualifications

Dr. Schleifer founded the Company in 1988, has been a director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer, together with Regeneron's founding scientist, Dr. Yancopoulos, built and has managed the Company over the past 33 years. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. With over 30 years of experience as Chief Executive Officer of the Company, Dr. Schleifer brings to the board an incomparable knowledge of the Company, significant leadership experience, and an in-depth understanding of the complex research, drug development, and business issues facing companies in the biopharmaceutical industry.

Dr. Schleifer's significant industry and leadership experience, as well as his extensive knowledge of the Company, led the board to conclude that Dr. Schleifer should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	10/11

Technology Committee:	3/3

Prior Voting Results—2019:

For:	83.8%

Against:	16.2%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Class A Stock:	1,726,565

Common Stock:	580,347

Options:	1,632,488

16 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS  /  MEET THE BOARD

GEORGE D. YANCOPOULOS, M.D., PH.D.

Director since: 2001

Age: 61

Scientific Society Memberships:

•	The National Academy of Sciences

Experience and Qualifications

Dr. Yancopoulos joined Dr. Schleifer in 1989 as founding scientist of the Company, and together they built and have managed the Company since then. Dr. Yancopoulos is currently President and Chief Scientific Officer, and has served on the board since 2001.

He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and/or developer of the nine FDA-approved drugs the Company has developed, EYLEA® (aflibercept) Injection, Praluent® (alirocumab), Dupixent® (dupilumab), Kevzara® (sarilumab), Libtayo® (cemiplimab), EvkeezaTM (evinacumab-dgnb), Inmazeb® (atoltivimab, maftivimab and odesivimab-ebgn), ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion, and ARCALYST® (rilonacept) Injection for Subcutaneous Use, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®. As one of the few members of the National Academy of Sciences from industry and as an author of a substantial number of scientific publications, Dr. Yancopoulos has a distinguished record of scientific expertise. Dr. Yancopoulos also brings to the board his experience in building and managing the Company, his in-depth knowledge of the Company's technologies and research and development programs, and his proven track-record for envisioning successful long-term strategic directions and opportunities.

Dr. Yancopoulos's significant industry and scientific experience, as well as his extensive knowledge of the Company, led the board to conclude that Dr. Yancopoulos should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	9/11

Technology Committee:	3/3

Prior Voting Results—2019:

For:	83.7%

Against:	16.3%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Class A Stock:	42,750

Common Stock:	1,286,997

Options:	1,098,053

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 17

BOARD OF DIRECTORS  /  MEET THE BOARD

CLASS II DIRECTORS CONTINUING IN OFFICE
TERM EXPIRES AT THE 2023 ANNUAL MEETING

JOSEPH L. GOLDSTEIN, M.D.

Director since: 1991

Age: 80

Independent

Scientific Society Memberships:

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London

Experience and Qualifications

Dr. Goldstein has been a Professor of Molecular Genetics and Internal Medicine and the Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977. Dr. Goldstein is a member of the National Academy of Sciences, the National Academy of Medicine, and the Royal Society of London. He also serves on the Boards of Trustees of The Rockefeller University and the Howard Hughes Medical Institute. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985 and the U.S. National Medal of Science in 1988.

Dr. Goldstein's extensive research experience, his distinguished scientific and academic credentials, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his substantial understanding of the Company gained through his service as a director since 1991, led the board to conclude that Dr. Goldstein should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	11/11

Corporate Governance and Compliance Committee:	5/5

Technology Committee:	3/3

Prior Voting Results—2020:

For:	95.1%

Against:	4.9%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	5,000

Options:	8,404

RSUs:	750

18 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS  /  MEET THE BOARD

CHRISTINE A. POON

Director since: 2010

Age: 68

Other Public Boards:

•	Prudential Financial, Inc.
•	The Sherwin-Williams Company
•	Decibel Therapeutics, Inc.*
•	Royal Philips Electronics*

*	Ms. Poon is a director of Decibel Therapeutics, which went public in February 2021. She will not be standing for reelection to the Supervisory Board of Royal Philips Electronics when her term expires in May 2021.

Experience and Qualifications

Ms. Poon is an Executive-in-Residence in the Department of Management and Human Resources at The Max M. Fisher College of Business at The Ohio State University, where she served as Dean and the John W. Berry, Sr. Chair in Business from 2009 to 2014. Prior to joining Fisher, Ms. Poon spent eight years at Johnson & Johnson, most recently as vice chairman and worldwide chairman of pharmaceuticals. At Johnson & Johnson, she served on the company's board of directors and executive committee and was responsible for managing the pharmaceutical businesses of the company. Prior to joining Johnson & Johnson, Ms. Poon spent 15 years at Bristol-Myers Squibb Company, a global pharmaceutical company, where she held senior leadership positions including president of international medicines and president of medical devices. Ms. Poon serves on the boards of directors of Prudential Financial, Inc., The Sherwin-Williams Company, and Decibel Therapeutics, Inc. and the Supervisory Board of Royal Philips Electronics.

Ms. Poon's extensive expertise in domestic and international business operations, including sales and marketing and commercial operations, and her deep strategic and operational knowledge of the pharmaceutical industry, led the board to conclude that Ms. Poon should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	11/11

Compensation Committee (Chairperson):	13/13

Corporate Governance and Compliance Committee:	5/5

Prior Voting Results—2020:

For:	91.5%

Against:	8.5%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	790

Options:	87,308

RSUs:	750

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 19

BOARD OF DIRECTORS  /  MEET THE BOARD

P. ROY VAGELOS, M.D.

Director since: 1995

Age: 91

Scientific Society Memberships:

•	The National Academy of Sciences
•	The National Academy of Medicine
•	The American Philosophical Society

Experience and Qualifications

Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., a global pharmaceutical company. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos is a member of the National Academy of Sciences, the National Academy of Medicine, and the American Philosophical Society. During his tenure as Chairman of Regeneron and previously as Chairman and Chief Executive Officer of Merck, Dr. Vagelos developed an extensive understanding of the complex business, operational, scientific, regulatory, and commercial issues facing the pharmaceutical industry.

Dr. Vagelos's tenure and experience with the Company and Merck, his extensive knowledge of the pharmaceutical industry, his substantial leadership experience, and his significant understanding of the Company led the board to conclude that Dr. Vagelos should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	11/11

Technology Committee:	3/3

Prior Voting Results—2020:

For:	98.4%

Against:	1.6%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	636,427

Options:	637,530

20 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS  /  MEET THE BOARD

HUDA Y. ZOGHBI, M.D.

Director since: 2016

Age: 66

Independent

Scientific Society Memberships:

•	The National Academy of Sciences
•	The Institute of Medicine
•	The American Association for the Advancement of Science

Experience and Qualifications

Dr. Zoghbi is currently a professor in the departments of Pediatrics, Molecular and Human Genetics, and Neurology and Neuroscience at Baylor College of Medicine, the director of the Jan and Dan Duncan Neurological Research Institute at Texas Children's Hospital, and an investigator of the Howard Hughes Medical Institute. She has been elected to the National Academy of Sciences, the Institute of Medicine, and the American Association for the Advancement of Science, and has been awarded numerous recognitions for her work, including the Pearl Meister Greengard Prize, the March of Dimes Prize in Developmental Biology, and the Vanderbilt Prize in Biomedical Science.

Dr. Zoghbi earned her B.Sc. from the American University of Beirut, received her M.D. from Meharry Medical College in Nashville, Tennessee, and completed her pediatrics residency and a joint residency in neurology and pediatric neurology at Baylor College of Medicine, where she then pursued postdoctoral research training in molecular genetics.

Dr. Zoghbi’s extensive research experience and her scientific and academic career and accomplishments led the board to conclude that Dr. Zoghbi should serve as a director.

Board and Committee Membership—2020 Attendance:

Board of Directors:	9/11

Compensation Committee:	11/13

Technology Committee:	3/3

Prior Voting Results—2020:

For:	95.6%

Against:	4.4%

Regeneron Securities Beneficially Owned as of April 13, 2021:

Common Stock:	0

Options:	24,703

RSUs:	750

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 21

BOARD COMMITTEES

The board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Compliance Committee, each of which is comprised entirely of independent directors. The Corporate Governance and Compliance Committee is responsible for reviewing and recommending for the board’s selection candidates to serve on our board of directors and for overseeing all aspects of the Company’s compliance program other than financial compliance. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance and Compliance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

We show below information on the membership, key functions, and number of meetings of each board committee during 2020.

AUDIT COMMITTEE

Members	Key Functions
George L. Sing, Chairman N. Anthony Coles, M.D. Arthur F. Ryan Number of Meetings Held in 2020 11

•   Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance.

•   Review the overall scope and plans for the annual audit by the independent registered public accounting firm.

•   Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

•   Review and approve the Company’s periodic financial statements and the results of the year-end audit.

•   Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

•   Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

•   Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.

•   Oversee the Company’s risk management program.

•   Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•   Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•   Review and approve any related person transaction.

•   Prepare an annual report of the Audit Committee for inclusion in the Company’s proxy statement.

22 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS / BOARD COMMITTEES

COMPENSATION COMMITTEE

Members	Key Functions
Christine A. Poon, Chairperson George L. Sing Huda Y. Zoghbi, M.D. Number of Meetings Held in 2020 13

•   Evaluate the performance of the Chief Executive Officer and other executive officers of the Company.

•   Recommend compensation for the Chief Executive Officer for approval by the non-employee members of the board of directors.

•   Approve compensation for other executive officers.

•   Approve the total compensation budget for all Company employees.

•   Oversee the Company’s compensation and benefit philosophy and programs generally.

•   Review and approve annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer and the goals and objectives of the Company’s executive compensation programs.

•   Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

•   Prepare an annual report of the Compensation Committee for inclusion in the Company’s proxy statement.

CORPORATE GOVERNANCE AND COMPLIANCE COMMITTEE

Members	Key Functions
Arthur F. Ryan, Chairman Bonnie L. Bassler, Ph.D. Michael S. Brown, M.D. Joseph L. Goldstein, M.D. Christine A. Poon Number of Meetings Held in 2020 5

•   Identify qualified individuals to become members of the board and recommend such candidates to the board.

•   Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board.

•   Review, and make recommendations to the board regarding, non-employee director compensation.

•   Make recommendations to the board regarding corporate governance matters and practices.

•   Oversee all aspects of the Company’s comprehensive compliance program other than financial compliance.

•   Oversee the Company’s key corporate responsibility initiatives and conduct a periodic review of environmental, social, and governance matters.

TECHNOLOGY COMMITTEE

Members	Key Functions

Michael S. Brown, M.D., Chairman
Bonnie L. Bassler, Ph.D.
Joseph L. Goldstein, M.D.
Marc Tessier-Lavigne, Ph.D.
P. Roy Vagelos, M.D.
Huda Y. Zoghbi, M.D.
Leonard S. Schleifer, M.D., Ph.D.+
George D. Yancopoulos, M.D., Ph.D.+

Number of Meetings Held in 2020

3

• Review and evaluate the Company’s research and clinical development programs, plans, and policies.

+ Ex Officio Member.

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BOARD GOVERNANCE

BOARD STRUCTURE

Pursuant to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently four members in each of Class I, Class II, and Class III. The respective terms of the directors expire (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal) as follows:

•	The terms of the Class I Directors expire at the 2022 Annual Meeting;

•	The terms of the Class II Directors expire at the 2023 Annual Meeting; and

•	The terms of the Class III Directors expire at the 2021 Annual Meeting.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

The board held 11 meetings in 2020, of which five were regular and six were special meetings. The Regeneron Board of Directors Corporate Governance Guidelines provide that directors are expected to attend all or substantially all meetings of the board and the committees on which they serve. All directors attended at least 75% of the total number of meetings of the board and committees of the board on which they served, except for Dr. Tessier-Lavigne, who, while attending all of the regularly scheduled board and applicable committee meetings, was unable to attend certain special board meetings called on short notice due in large part to the fact that these meetings had been scheduled without sufficient regard for time zone differences, resulting in his attendance falling below 75% by one meeting. In 2021 to date, Dr. Tessier-Lavigne has attended 100% of the board and applicable committee meetings.

In considering whether to recommend Dr. Tessier-Lavigne for reelection to the board at the 2021 Annual Meeting of Shareholders, the Corporate Governance and Compliance Committee took into account that Dr. Tessier-Lavigne attended all of the regularly scheduled board and applicable committee meetings in 2020 and 100% of the board and applicable committee meetings in 2021 to date; that a number of the 2020 meetings that he was unable to attend were called on short notice, without sufficient regard to the fact that Dr. Tessier-Lavigne was the only director based in the Pacific Time Zone; that appropriate steps had been taken to ensure that all future meetings would be scheduled so as not to disadvantage Dr. Tessier-Lavigne because of his location; and that Dr. Tessier-Lavigne has a long history of good meeting attendance. In light of these factors, the Corporate Governance and Compliance Committee believes that Dr. Tessier-Lavigne’s attendance will not be a future concern and, having taken into consideration his distinguished scientific and academic career and his significant industry experience, recommended to the board that Dr. Tessier-Lavigne should be nominated for reelection to the board.

According to the Regeneron Board of Directors Corporate Governance Guidelines, board members are expected to attend the Company’s Annual Meeting of Shareholders. All of the directors attended our 2020 Annual Meeting of Shareholders.

PROCEDURES RELATING TO NOMINEES; BOARD SUCCESSION PLANNING

The Corporate Governance and Compliance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record if the shareholder submits the recommendation in compliance with the requirements of our Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

In considering potential candidates for the board of directors, the Corporate Governance and Compliance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business

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judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; (7) possesses a diverse background and experience, including with respect to race, age, and gender; and (8) such other factors as the Corporate Governance and Compliance Committee may determine from time to time.

Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company, and the long-term interests of shareholders. In conducting the assessment, the Committee considers the individual’s independence, experience, skills, background, and diversity, including with respect to race, age, and gender, along with such other factors as it deems appropriate, given the current needs of the board and the Company to maintain a balance of knowledge, experience, and capabilities. When recommending a slate of director nominees each year, the Corporate Governance and Compliance Committee reviews the current composition of the board of directors in order to recommend a slate of directors who, with the continuing directors, will provide the board with the requisite diversity of skills, expertise, experience, and viewpoints necessary to effectively fulfill its duties and responsibilities.

In the case of an incumbent director whose term of office is set to expire, the Corporate Governance and Compliance Committee reviews such director’s overall service to the Company during the director’s term and also considers the director’s interest in continuing as a member of the board. In the case of a new director candidate, the Corporate Governance and Compliance Committee also reviews whether the nominee is “independent,” based on our Corporate Governance Guidelines, applicable listing standards of the Nasdaq Stock Market LLC, and applicable SEC and other relevant rules and regulations, if necessary.

The Corporate Governance and Compliance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. In addition, the Corporate Governance and Compliance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. When conducting searches for new directors, the Corporate Governance and Compliance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm will affirmatively be instructed to seek to include diverse candidates. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third-party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance and Compliance Committee.

The Corporate Governance and Compliance Committee seeks to ensure that our board of directors as a whole possesses the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Committee also considers succession planning for board and committee chairs for purposes of continuity and to maintain relevant expertise and depth of experience.

BOARD AND COMMITTEE SELF-ASSESSMENTS

On an annual basis, the board of directors, the Audit Committee, the Compensation Committee, and the Corporate Governance and Compliance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As the first step in the self-assessment process, directors complete a comprehensive questionnaire, which asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities, as well as satisfaction with the schedule, materials, and discussion topics. Each committee, as well as the board as a whole, then reviews and assesses the responses and presents its findings and recommendations to the board of directors. The results of the assessments are then discussed by the board of

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BOARD OF DIRECTORS / BOARD GOVERNANCE

directors and the respective committees in executive session, with a view toward taking action to address any issues presented. Results requiring additional consideration are addressed at subsequent board and committee meetings, where appropriate.

Annual Self-Assessment Process

While this formal self-assessment is conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round, both inside and outside the boardroom.

SHAREHOLDER RIGHTS TO REMOVE DIRECTORS FOR CAUSE AND TO CALL SPECIAL SHAREHOLDER MEETING

Regeneron’s charter documents give shareholders the rights to (i) remove directors for cause by an affirmative vote of at least 80% of the outstanding shares of all classes of capital stock entitled to vote for directors; and (ii) call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast by shareholders.

DIRECTOR INDEPENDENCE

The board of directors has determined that each of the following currently serving directors is independent as defined in the listing standards of The Nasdaq Stock Market LLC and our Corporate Governance Guidelines: Bonnie L. Bassler, Ph.D., Michael S. Brown, M.D., N. Anthony Coles, M.D., Joseph L. Goldstein, M.D., Christine A. Poon, Arthur F. Ryan, George L. Sing, Marc Tessier-Lavigne, Ph.D., and Huda Y. Zoghbi, M.D. These individuals are affiliated with numerous educational institutions, hospitals, charities, and corporations, as well as civic organizations and professional associations. The board of directors considered each of these relationships and determined that none of these relationships conflicted with the interests of the Company or would impair their independence or judgment. In accordance with our Corporate Governance Guidelines, the board conducts executive sessions of independent directors presided by the Chairman of the Corporate Governance and Compliance Committee following each regularly scheduled board meeting.

The board of directors has determined that each of the current members of the Audit Committee, Messrs. Ryan and Sing and Dr. Coles, qualifies as an “audit committee financial expert” as that term is defined by SEC rules, and is independent as defined for audit committee members in the listing standards of The Nasdaq Stock Market LLC and SEC rules.

In addition, the board of directors has determined that each of the current members of the Compensation Committee, Ms. Poon, Mr. Sing, and Dr. Zoghbi, meets the additional independence criteria applicable to compensation committee members under the listing standards of The Nasdaq Stock Market LLC and qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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BOARD OF DIRECTORS / BOARD GOVERNANCE

BOARD LEADERSHIP AND ROLE IN RISK OVERSIGHT

The board of directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the board so as to provide effective oversight of management. Since 1995, the board has separated the roles of the Chief Executive Officer and the Chairman of the Board, with Dr. Vagelos serving as Chairman and Dr. Schleifer serving as President and Chief Executive Officer. The board has determined that this leadership structure is appropriate for the Company at this time. This determination was based in part on Dr. Vagelos’s extensive leadership experience, business acumen, and deep understanding of the healthcare industry, which the board believes have made Dr. Vagelos an invaluable resource to both the board and Dr. Schleifer.

The board executes its oversight responsibility for risk management directly and through its committees, as follows:

•	The Audit Committee oversees the Company’s risk management program. The risk management program focuses on the most significant risks the Company faces. The Company’s Chief Audit Executive, who reports independently to the Committee, facilitates the risk management program. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to cybersecurity, and reports from the Chief Audit Executive on the Company’s enterprise risk profile on an annual basis.
•	The Compensation, Corporate Governance and Compliance, and Technology Committees oversee risks associated with their respective areas of responsibility. As part of its overall review of the Company’s compensation policies and practices, the Compensation Committee generally considers the risks associated with these policies and practices. The Corporate Governance and Compliance Committee oversees all aspects of the Company’s comprehensive compliance program other than financial compliance and considers legal and regulatory compliance risks. The Technology Committee considers risks associated with our research and development programs.
•

The board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairpersons to the full board at regular board meetings. The board considers specific risk topics, including risks associated with our strategic plan, our finances, and our development activities. In addition, the board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.

EXECUTIVE COMPENSATION PROCESSES AND PROCEDURES; ROLE OF COMPENSATION CONSULTANTS

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. We describe below under “Compensation-Related Matters—Compensation Discussion and Analysis—Compensation Processes” the role of the Compensation Committee, as well as the role of our executive officers, in decisions regarding executive compensation (particularly with respect to our Named Executive Officers (as defined below under “Compensation-Related Matters—Compensation Discussion and Analysis”)).

The Compensation Committee has the sole authority to retain its own third-party compensation consultants, and in 2020 utilized the services of Frederic W. Cook & Co., Inc. (“Frederic W. Cook & Co.”), an independent compensation consultant. Advice and recommendations provided by Frederic W. Cook & Co. relate to both executive compensation (discussed in the section “Compensation-Related Matters” below) and director compensation matters (discussed in the subsection “Compensation of Directors” below). As discussed further below, the Corporate Governance and Compliance Committee has adopted a policy requiring the annual review of non-employee director compensation by an independent compensation consultant and separately engaged Frederic W. Cook & Co. for that purpose.

Management also retains another compensation consultant for its own use. In 2020, management used the services of Radford, a compensation consultant focused on the technology and life sciences sectors. Radford provided various consulting services to us, including analyzing the competitiveness of specific compensation programs; preparing surveys of competitive pay practices; and assisting management in the development and analysis of executive compensation recommendations. Reports prepared by Radford that relate to executive compensation may also be shared with the Compensation Committee, the full board, or another committee of the board.

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COMPENSATION OF DIRECTORS

OVERVIEW

The general philosophy we have applied to compensation of our non-employee directors and the Chairman of the Board is similar to the executive compensation philosophy outlined in the “Compensation-Related Matters” section of this proxy statement. This philosophy, including its emphasis on equity compensation, is consistent with the Company’s long-term business orientation and has helped ensure alignment of directors’ interests with those of Regeneron shareholders.

Non-employee director compensation matters are subject to annual review. The Corporate Governance and Compliance Committee makes recommendations to the board of directors regarding, and the board of directors determines, the compensation of non-employee directors. The Corporate Governance and Compliance Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to such compensation to the board of directors when appropriate. Directors who are Company employees receive no additional compensation for serving on our board of directors or its committees. In determining compensation recommendations for the non-employee directors, the Corporate Governance and Compliance Committee considers, among other things, the qualifications, expertise, and demands on our directors, practices of similar companies in the biotechnology industry (including the Peer Group2), and any comparative information provided by Frederic W. Cook & Co. In addition, since November 2018, the Corporate Governance and Compliance Committee has required the annual review of non-employee director compensation by an independent compensation consultant, and has engaged Frederic W. Cook & Co. for this purpose in each of the last three years.

The process governing the compensation arrangements of the Chairman of the Board is described under “Compensation Arrangements of the Chairman of the Board of Directors” below.

The current compensation program for our non-employee directors and the Chairman of the Board (which has been effective for our non-employee directors and the Chairman of the Board since January 2019 and December 2018, respectively, and is further described below) is referred to in this section as the “Current Compensation Program.”3

NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY

Our philosophy for non-employee director compensation is simple: to attract the most highly qualified directors with a diverse skillset who will serve as stewards of the Company’s long-term prospects and scientific focus. With this in mind, our non-employee director compensation program emphasizes equity compensation primarily in the form of stock options, which reward increases in stock price, over cash fees. The board of directors believes that this emphasis is consistent with the Company’s long-term business orientation and has helped ensure alignment of directors’ interests with those of Regeneron shareholders. Under the Current Compensation Program, we have utilized value-denominated equity compensation awards (granted in the form of stock options and a relatively small percentage of RSUs) for our non-employee directors. This feature of the Current Compensation Program is meant to, among other things, ensure greater stability in reported non-employee director compensation on a year-over-year basis. The board of directors believes that the Current Compensation Program is consistent with Regeneron’s philosophy for non-employee director compensation.

2	See “Compensation-Related Matters—Compensation Discussion and Analysis—Compensation Processes—Peer Data” below for a list of the companies included in our Peer Group.
3	The Current Compensation Program was implemented following the previously disclosed settlement of two shareholder derivative actions (the “Settlement”) and complies with the terms of the Settlement.

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BOARD OF DIRECTORS / COMPENSATION OF DIRECTORS

CASH FEES AND MATCHING GIFT PROGRAM

In 2020, each non-employee director received an annual retainer of $90,000 and an annual committee retainer of $10,000 for each standing committee of the Company’s board of directors on which the director served. In addition, each chairperson of each standing committee received an additional annual retainer of $10,000. Compared to cash compensation of non-employee directors in our Peer Group, the 2020 annual retainer for board service and the additional retainers provided to our committee chairpersons were each below the median.4

In addition, as permitted under the Settlement in respect of the annual retainer awarded in 2021 through 2023, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) determined in November 2020 to increase by 5% the limit on the annual retainer. However, the board did not utilize this limit increase for purposes of setting the 2021 annual retainer and kept it unchanged at $90,000.

Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which include travel, hotel, and food and entertainment expenses (as applicable). In addition, directors are eligible to participate in the Regeneron Matching Gift Program, which is also available to eligible employees. Under this program, the Company matches contributions made by directors and employees to eligible tax-exempt organizations up to an annual maximum amount of $5,000 per director or employee.

ANNUAL EQUITY AWARDS

2020 and 2021 Equity Awards

The January 2020 and January 2021 annual equity awards to our non-employee directors were made in accordance with the Current Compensation Program and complied with the respective limits imposed by the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (as well as its predecessor) and the Settlement.

With respect to each of the January 2020 and January 2021 annual equity awards, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) determined that the targeted aggregate grant date fair value of such equity awards would be set at $600,000 per non-employee director and consist of stock options with a grant date fair value of $480,000 (or 80% thereof) and RSUs with a grant date fair value of $120,000 (or 20% thereof). The January 2020 annual equity awards to our non-employee directors are shown in the table below. On January 4, 2021, each of the then-serving nine non-employee directors received an equity award comprised of stock options representing 3,613 shares of common stock (with a grant date fair value of $480,390) and 248 RSUs (with a grant date fair value of $119,705). The aggregate grant date fair value of the January 2021 equity awards was $600,094 per non-employee director.

Similar to the limit increase described under “Cash Fees and Matching Gift Program” above, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) determined in November 2020 to increase by 5% the annual limit on annual equity compensation per non-employee director set forth in the Settlement as permitted under the Settlement in respect of compensation awarded in 2021 through 2023. However, the board of directors did not utilize this limit increase for purposes of the January 2021 annual equity awards to the non-employee directors discussed above.

Similar to the process undertaken in respect of the January 2020 annual equity awards, the Corporate Governance and Compliance Committee recommended the approval of, and the board of directors approved, the terms of the January 2021 annual equity awards (as well as the limit increase discussed above) after consideration of the review, analysis, and recommendations of Frederic W. Cook & Co. Such analysis focused on, among other matters, the market practices of companies in our Peer Group, other relevant industry and market data points, Regeneron’s non-employee director compensation philosophy (including its emphasis on long-term incentives), and the terms of the Settlement.

4	Based on information reported by our Peer Group companies in 2020.

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BOARD OF DIRECTORS / COMPENSATION OF DIRECTORS

Terms of Equity Awards

The exercise price of a non-employee director stock option is equal to the fair market value of a share of common stock on the date of grant (determined as the average of the high and low sales price per share of common stock on the Nasdaq Global Select Market on the date of grant or, if such date is not a trading day, on the last preceding date on which there was a sale of the Company’s common stock on the Nasdaq Global Select Market).

Under the Current Compensation Program, a pro-rata portion of each equity award (i.e., each stock option and RSU award) equal to the portion of one year that has passed from its date of grant vests on the date of the Company’s first annual shareholder meeting following the date of grant, and the remaining portion vests on the first anniversary of the date of grant. The RSU awards contain mandatory deferral provisions, according to which the shares underlying the RSUs will generally not be delivered to the non-employee director until the earliest of (i) the termination of the non-employee director’s service as a member of the board, (ii) the seventh anniversary of the RSU grant date, and (iii) the date of a change in control (as defined in the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (or its predecessor)). A non-employee director may, subject to compliance with applicable tax rules, elect in writing a maximum deferral period longer than the seventh anniversary of the grant date. Other than as discussed below, the vesting of equity awards is generally subject to continued service on the board, and stock option awards generally expire ten years following the date of grant.

To the extent they remain unvested and outstanding, equity awards granted to a non-employee director continue to vest following the retirement of that director provided applicable conditions relating to the length of the director’s service and the director’s age have been met. If a non-employee director’s service as a member of the board is terminated as a result of his or her death, all of the director’s equity awards will immediately vest in full.

To the extent they remain unvested and outstanding, equity awards granted to non-employee directors become fully vested automatically upon a change in control of the Company. Each non-employee director has the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

EQUITY AWARDS TO NEW DIRECTORS

Under the Current Compensation Program, any newly elected non-employee director will receive an initial equity award with an aggregate grant date fair value equal to 5/3rds of the aggregate grant date fair value of the most recent annual equity award to a non-employee director; and, with respect to the annual equity award to a non-employee director in respect of the first year of his or her service, the aggregate grant date fair value of such annual award will be prorated based on the date as of which the non-employee director first becomes a member of the board of directors.

COMPENSATION ARRANGEMENTS OF THE CHAIRMAN OF THE BOARD OF DIRECTORS

On December 31, 1998, we entered into an employment agreement with the Chairman of the board of directors, Dr. Vagelos. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000 as a non-officer employee.

Under the Current Compensation Program, Dr. Vagelos receives an annual equity award with an aggregate grant date fair value equal to 10 times the aggregate grant date fair value of the corresponding non-employee director annual award. In December 2020, the Compensation Committee determined that stock options and RSUs would comprise 80% and 20% of the 2020 annual equity award to Dr. Vagelos, respectively, and set the targeted aggregate grant date fair value of such award at (but no more than) ten times the aggregate grant date fair value of the corresponding annual equity award for our non-employee directors. As in prior years, Dr. Vagelos’s 2020 annual equity award reflects, among other things, the key contributions that Dr. Vagelos makes as the Company continues to gain momentum as a fully integrated biotech company with multiple class-leading products, as well as Dr. Vagelos's crucial role as a trusted advisor to the CEO, other senior managers, and the non-employee directors. It is also designed to incentivize further contributions and ensure Dr. Vagelos's continued service to the Company in the future.

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BOARD OF DIRECTORS / COMPENSATION OF DIRECTORS

The 2020 stock option award granted to Dr. Vagelos vests ratably over four years subject to his continued service and contains change-of-control provisions consistent with those described above for equity grants to non-employee directors. The 2020 RSU award granted to Dr. Vagelos vests 50% on the second anniversary of the date of grant and 50% of the fourth anniversary of the date of grant and contains change-of-control provisions consistent with those described above for equity grants to non-employee directors. In addition, the award agreements relating to Dr. Vagelos’s equity awards granted in 2018-2020 provide that each such award will continue to vest in accordance with the terms of the applicable award agreement following his qualified retirement (as defined in the applicable Company policy; Dr. Vagelos currently meets the policy requirement).

The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2020 in accordance with the policies, plans, and employment agreement described above:

Director Compensation

A	B	C	D	E	F	G	H
Name	Fees earned or paid in cash ($)	Stock awards[1] ($)	Option awards[1,2] ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings	All other compensation[3] ($)	Total ($)
Bonnie L. Bassler, Ph.D.	110,000	119,718	480,281	—	—	—	709,999
Michael S. Brown, M.D.	120,000	119,718	480,281	—	—	—	719,999
N. Anthony Coles, M.D.	100,000	119,718	480,281	—	—	5,0004	704,999
Joseph L. Goldstein, M.D.	110,000	119,718	480,281	—	—	—	709,999
Christine A. Poon	120,000	119,718	480,281	—	—	—	719,999
Arthur F. Ryan	120,000	119,718	480,281	—	—	5,0004	724,999
George L. Sing	120,000	119,718	480,281	—	—	—	719,999
Marc Tessier-Lavigne, Ph.D.	100,000	119,718	480,281	—	—	—	699,999
P. Roy Vagelos, M.D.	—	1,199,988	4,799,997	—	—	109,0395	6,109,024
Huda Y. Zoghbi, M.D.	110,000	119,718	480,281	—	—	—	709,999

1	The amounts in columns C and D reflect the respective aggregate grant date fair values of RSUs and options awarded during the year ended December 31, 2020 pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or its predecessor (as applicable). Valuation assumptions and methodologies used in the calculation of these amounts do not take into account expected forfeitures and are otherwise described in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2020 included in the 2020 Annual Report.
2	At December 31, 2020, the non-employee directors and Dr. Vagelos had the following aggregate number of stock option awards outstanding: Dr. Bassler: 28,257; Dr. Brown: 29,541; Dr. Coles: 28,093; Dr. Goldstein: 6,840; Ms. Poon: 85,744; Mr. Ryan: 6,840; Mr. Sing: 43,464; Dr. Tessier-Lavigne: 56,214; Dr. Vagelos: 973,825; and Dr. Zoghbi: 23,139.
3	See the subsection "Compensation-Related Matters—Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits" for information regarding director air transportation in accordance with guidelines approved by our board of directors.
4	Consists of a Company contribution paid or payable on or before April 13, 2021 under the Regeneron Matching Gift Program in respect of charitable gifts made in 2020.
5	Consists of (i) $103,846 for the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos and (ii) $5,193 for 401(k) Savings Plan matching contributions in respect of 2020. The reported salary gives effect to a 27th pay period in 2020 as a result of the Company’s payroll schedule, which was accelerated to avoid a delayed funds disbursement. This resulted in Dr. Vagelos receiving one additional paycheck in 2020 based on his base salary of $100,000 then in effect.

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PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors, upon the recommendation of the Corporate Governance and Compliance Committee, has nominated for election at the 2021 Annual Meeting N. Anthony Coles, M.D., Arthur F. Ryan, George L. Sing, and Marc Tessier-Lavigne, Ph.D. as Class III Directors for a three-year term expiring at the 2024 Annual Meeting.

The board of directors unanimously recommends a vote FOR the election of each of these nominees.

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THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers as of April 13, 2021 are set forth below. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

Leonard S. Schleifer, M.D., Ph.D., 68, founded the Company in 1988, has been a director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer, together with Regeneron’s founding scientist, Dr. Yancopoulos, built and has managed the Company over the past 33 years. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

George D. Yancopoulos, M.D., Ph.D., 61, joined Dr. Schleifer in 1989 as founding scientist of the Company, and together they built and have managed the Company since then. Dr. Yancopoulos is currently President and Chief Scientific Officer, and has served on the board since 2001. He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and/or developer of the nine FDA-approved drugs the Company has developed, EYLEA, Praluent, Dupixent, Kevzara, Libtayo, Evkeeza, Inmazeb, ZALTRAP, and ARCALYST, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®.

Christopher Fenimore, 50, has been Senior Vice President, Controller since January 2021. He previously served as Vice President, Controller from March 2017 to December 2020, as Vice President, Deputy Controller from January 2017 to March 2017, and as Vice President, Financial Planning from January 2012 to December 2016. Prior to joining the Company in 2003, he was Vice President, Finance at Mojave Therapeutics, Inc. Mr. Fenimore’s prior experience includes working as a supervising senior accountant at KPMG, as well as healthcare industry-focused venture capital and investment banking roles. Mr. Fenimore holds an M.A. in Biotechnology from Columbia University, an M.B.A. in Professional Accounting from Rutgers Business School, and a B.A. in Economics from Rutgers University. Mr. Fenimore is a Certified Public Accountant in the State of New York.

Robert E. Landry, 57, has been Executive Vice President, Finance since January 2019 and Chief Financial Officer since October 2013. From September 2013 to December 2018, he served as Senior Vice President, Finance. Previously, Mr. Landry served as Senior Vice President, Treasurer, at Pfizer Inc. from October 2012 to August 2013 and Senior Vice President – Finance, Pfizer’s Diversified Business, from October 2009 to October 2012. Prior to those roles, Mr. Landry held a number of positions at Wyeth, which was acquired by Pfizer Inc. in October 2009, including Treasurer and Principal Corporate Officer from 2007 to 2009, Director of Pharmaceutical Marketing and Sales of Wyeth’s Australian affiliate from 2006 to 2007, and Chief Financial Officer of Wyeth’s Australian and New Zealand affiliates from 2004 to 2006. Mr. Landry holds a B.B.A. in Accounting from the University of Notre Dame.

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THE COMPANY / EXECUTIVE OFFICERS OF THE COMPANY

Joseph J. LaRosa, 62, has been Executive Vice President, General Counsel and Secretary since January 2019. From September 2011 to December 2018, he served as Senior Vice President, General Counsel and Secretary. Before joining Regeneron, Mr. LaRosa was Senior Vice President, General Counsel, and Secretary at Nycomed US Inc. Mr. LaRosa’s prior experience includes working in a number of senior legal positions at Schering-Plough Corporation from 1993 to 2009, where he was a corporate officer and served most recently as Vice President, Legal Affairs, and a member of the Operations Management Team. Mr. LaRosa received his J.D. from New York University School of Law.

Marion McCourt, 61, has been Executive Vice President, Commercial since January 2021. She previously served as Senior Vice President, Commercial from February 2018 to December 2020. From April 2017 until joining the Company, Ms. McCourt served as the Principal Operating Officer and the Chief Operating Officer and President of Axovant Sciences, Inc. Ms. McCourt previously served as chief operating officer of Medivation, Inc. from February 2016 until its acquisition by Pfizer Inc. in September 2016. Previously, Ms. McCourt worked at Amgen Inc., where she most recently served as a Vice President in U.S. Commercial Operations from February 2014 to January 2016. From May 2013 to January 2014, Ms. McCourt served as Vice President and General Manager at Amgen where she was responsible for the bone health and primary care business unit. From 2012 to 2013, she was Chief Operating Officer for AstraZeneca U.S., a division of AstraZeneca plc. Her responsibilities included oversight and leadership of all U.S. commercial functions, including medical affairs, business development, finance, human resources, legal, operations, and corporate affairs. During her 12-year tenure at AstraZeneca, Ms. McCourt was President and Chief Executive Officer of AstraZeneca Canada Inc. from 2011 to 2012 and also held various other roles at AstraZeneca Pharmaceuticals LP, a subsidiary of AstraZeneca plc. Ms. McCourt received her B.S. in Biology from Lafayette College.

Andrew J. Murphy, Ph.D., 63, has been Executive Vice President, Research since January 2019. He previously served as Senior Vice President, Research, Regeneron Laboratories from January 2013 to December 2018, as Vice President, Target Discovery from May 2005 to December 2012, as Vice President, Gene Discovery and Bioinformatics from January 2001 to May 2005, and Director of Genomics and Bioinformatics from May 1999 to December 2000. Dr. Murphy is a co-inventor of several of the Company’s key technologies, including VelociGene® and VelocImmune®, and continues to lead several technology centers and therapeutic focus areas. He received his B.S. in Molecular Biology at the University of Wisconsin, and his Ph.D. in Human Genetics from Columbia University, College of Physicians and Surgeons.

Neil Stahl, Ph.D., 64, has been Executive Vice President, Research and Development since January 2015. He previously served as Senior Vice President, Research and Development Sciences from January 2007 to December 2014, as Senior Vice President, Preclinical Development and Biomolecular Sciences from December 2000 to December 2007, and as Vice President, Preclinical Development and Biomolecular Sciences from January 2000 to December 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

Daniel P. Van Plew, 48, has been Executive Vice President and General Manager, Industrial Operations and Product Supply since January 2016. From April 2008 to December 2015, Mr. Van Plew served as Senior Vice President and General Manager, Industrial Operations and Product Supply. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in 2007. From 2006 until 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received his M.S. in Chemistry from The Pennsylvania State University and his M.B.A. from Michigan State University.

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CORPORATE GOVERNANCE

OVERVIEW

Regeneron is committed to good corporate governance, which we believe promotes the long-term interests of shareholders, strengthens the accountability of the board of directors and management, and helps build trust in the Company. The following chart summarizes key information regarding our corporate governance.

Board and Other Governance Information	2021*
Size of Board	12
Number of Independent Directors	9
Number of Female Directors	3
Number of Directors Diverse by Race or Ethnicity	4
Separate Chairman and Chief Executive Officer	✔
Majority Voting in the Election of Directors	✔
Director Resignation Policy	✔
Number of Meetings of the Board of Directors Held in 2020	11
Executive Sessions of Independent Directors Presided by Chairman of the Corporate Governance and Compliance Committee without Management Present	✔
Code of Business Conduct and Ethics Applicable to All Employees, Officers, and Directors	✔
Annual Board and Committee Self-Evaluations	✔
Stock Ownership Guidelines for Directors and Senior Executives	✔
Active Shareholder Engagement	✔
Shareholder Right to Call Special Shareholder Meeting	✔

*	As of April 13, 2021.

While the Company has dual-class stock, no new shares of Class A stock have been issued since our initial public offering in 1991, and the number of shares of Class A stock outstanding has been steadily decreasing since that time, from 10.9 million to 1.8 million as of the record date for the 2021 Annual Meeting.

CODE OF ETHICS

The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

SUCCESSION PLANNING AND TALENT DEVELOPMENT PROCESS

Under our Corporate Governance Guidelines, the board of directors is required to periodically review with our CEO Regeneron’s plan for succession to the offices of the CEO and other senior executive positions. In 2017, the Corporate Governance and Compliance Committee, at the request of the board of directors, commenced a multi-year formal

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THE COMPANY / CORPORATE GOVERNANCE

succession planning and talent review, which includes succession planning for the CEO and other senior management positions and incorporates diversity, equity, and inclusion (“DE&I”) considerations as a strategic priority. From 2018 through 2020, the applicable committees of the board of directors advanced this formal review by focusing on certain assigned functions and roles within the Company. As part of this process, the Audit Committee reviewed functions and roles within the Company’s finance, information technology, and real estate & facilities management organizations, while the Compensation Committee and the Technology Committee reviewed functions and roles within the Company’s commercial and certain other general and administrative organizations and the Company’s research & development and global development organizations, respectively. Implementation of the succession planning and talent review plan has continued in 2021.

In addition to formal succession planning, directors also have exposure to Regeneron leaders through board and committee presentations and discussions and informal events and interactions with key talent throughout the year, both in small-group and one-on-one settings.

CORPORATE RESPONSIBILITY

Regeneron’s mission is to use the power of science to repeatedly bring new medicines to patients. We are committed to operating responsibly, communicating transparently about our impacts, and engaging all stakeholders in our mission. We strive to “Do Well by Doing Good” and have been publicly disclosing information about significant corporate responsibility matters, including by publishing our annual responsibility reports.

Our board of directors and management team focus closely on corporate responsibility matters. The charter of the board’s Corporate Governance and Compliance Committee expressly delegates board oversight of corporate responsibility to the Committee. The Company’s policy is to take into consideration the long-term interests of the Company, its shareholders, and other stakeholders, including patients, employees, the healthcare community, regulators, partners, suppliers, and local communities. Under our Corporate Governance Guidelines, the Corporate Governance and Compliance Committee is responsible for overseeing the Company’s key corporate responsibility initiatives, including those expected to have a significant impact on the Company’s ability to deliver sustained growth. The Committee also conducts an annual review of environmental, social, and governance (“ESG”) matters. Management, who has the responsibility for formulating and implementing such initiatives and matters, has established for these purposes a Responsibility Committee comprised of cross-functional business leaders.

Our responsibility strategy centers on three focus areas:

•	Improve the lives of people with serious diseases
•	Foster a culture of integrity and excellence
•	Build sustainable communities

As shown below, our global 2025 responsibility goals (announced in 2020 in our 2019 Responsibility Report) span across these three focus areas and the environmental and social issues that we believe are most significant to our business and stakeholders.

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2025 GLOBAL RESPONSIBILITY GOALS

* See our 2020 Responsibility Report for a discussion of our specific environmental targets and highlights of our progress achieved in 2020.

In 2020, we made significant progress toward achieving many of these responsibility goals. Select highlights within each focus area are summarized below, and a detailed discussion of our progress in 2020 is included in our 2020 Responsibility Report.

Our responsibility efforts and results across these focus areas have garnered recognitions. For example, in 2020, we were proud to have been included in the Dow Jones Sustainability World Index for the second year in a row and added to the Dow Jones Sustainability North America Index for the first time. These global and regional indices are comprised of corporate leaders in ESG practices.

We also continued to enhance our reporting of these responsibility efforts and results. In 2021, we published on our website our first report on climate-related risks and opportunities, including how we address management and oversight of these risks and opportunities, aligned with the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”). In addition, our 2020 Responsibility Report continues to align with the Sustainability Accounting Standards Board (“SASB”) framework.

Improve the lives of people with serious diseases. As a science-focused company, we operate Regeneron with the long-term outlook required to turn rigorous scientific research into important new medicines. All nine of our approved medicines and almost all of the product candidates in our clinical pipeline are homegrown – discovered in Regeneron’s labs using our industry-leading, proprietary technologies. Our support for patients extends beyond the labs to disease education and awareness efforts, product support services, and our commitment to drug access and responsible pricing. We strive to make thoughtful and well-informed pricing decisions with fairness and affordability in mind and are guided in this endeavor by our board of directors, which is closely involved in and provides oversight of all key pricing determinations.

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THE COMPANY / CORPORATE GOVERNANCE

In 2020, our commitment to improving lives was highlighted as more than three decades of Regeneron scientific and technological expertise culminated in two breakthrough achievements: the approval of Inmazeb by the U.S. Food and Drug Administration (“FDA”) for the treatment of infection caused by Zaire ebolavirus and an FDA Emergency Use Authorization for REGEN-COV™ (casirivimab with imdevimab), our investigational dual antibody cocktail to the SARS-CoV-2 virus. We are proud of these scientific accomplishments and the potentially life-saving benefits they can deliver to patients. We are dedicated to making sure these new medicines are available to everyone who needs them, including those in low- and middle-income countries.

Since 2018, we have worked with the World Health Organization, FDA, and other global organizations to offer Inmazeb under a compassionate use protocol in response to Ebola outbreaks in affected African countries. In 2020, we established an internal access working group and proactively engaged public health agencies, non-governmental agencies, and others in our industry to ensure continued access to Inmazeb in low- and middle-income countries. Similarly, we are collaborating with Roche to increase global supply of REGEN-COV and share a commitment to support access in low- and middle-income countries through drug donations made in partnership with public health organizations.

Foster a culture of integrity and excellence. Regeneron’s unique culture makes us who we are. Our culture includes our science-led mindset, our high ethical standards, and our unbridled focus on solving big, complex problems. As we continue to grow, we remain committed to making significant investments to attract and retain top talent and promote DE&I within our workforce and our community.

The well-being of our employees is a primary focus. In response to the COVID-19 pandemic, we implemented changes in our business beginning in March 2020 to protect our employees and support appropriate health and safety protocols, including regular COVID-19 testing for designated employees and contractors who remain onsite in our laboratories and manufacturing facilities and work-from-home policies for a significant portion of our employees.

We also continue to strengthen our commitment to DE&I. We appointed an interim DE&I leader in July 2020 and hired our permanent Chief DE&I Officer in January 2021 to advance our strategy. We took important steps to build a more diverse and inclusive workforce, such as launching mandatory inclusion trainings and expanding our diversity-focused recruitment efforts in 2020 and 2021 to date. Our DE&I efforts in 2020 also extended to our communities, including launching a double-matching gift campaign under the Regeneron Matching Gift Program to support racial equity and justice efforts and establishing a leadership-led taskforce focused on enhancing patient diversity in clinical trials. We also continued to enhance our DE&I disclosures, including by reporting progress and metrics in our 2020 Responsibility Report and publishing consolidated EEO-1 data (data from annual reports submitted to the U.S. Equal Employment Opportunity Commission) on our website.

We are equally committed to conducting our business responsibly and ethically. This is demonstrated through the range of policies, practices, and initiatives we have implemented, encompassing areas such as compliance, responsible sales and marketing, ethical clinical trials, responsible supply chain, and product quality and safety.

Build sustainable communities. We believe that our role in creating a healthier world extends beyond creating life-transforming medicines to building a healthy living environment. In 2019, in connection with the selection of our 2025 responsibility goals, we set ambitious medium- and longer-term environmental sustainability targets. We began reporting on our progress toward these goals and targets in our 2020 Responsibility Report.

We also strengthen our communities through strategic philanthropic investments, product donations, and the power of our employees’ talents and time. We are a long-standing supporter of science, technology, engineering and math (“STEM”) education, and make major philanthropic investments to inspire and celebrate future scientific innovators, including our ten-year, $100-million commitment to the Regeneron Science Talent Search, the nation’s most prestigious pre-college science and mathematics competition; and our five-year, $24-million commitment to the Regeneron International Science and Engineering Fair, the world’s largest pre-college science and engineering competition, which commenced in 2020. Overall, STEM education represented approximately 93% of our corporate philanthropy grants made in 2020, not including medical grants and matched funds.

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In 2020, despite the personal challenges of the COVID-19 pandemic, our employees mobilized to give back to our communities. Nearly 3,000 Regeneron worldwide employees volunteered more than 7,600 hours to local non-profit organizations through our volunteer programs, including our annual Day for Doing Good. For the first time, this company-wide volunteer event was held virtually over the course of a week to allow greater flexibility. We also engaged employees through our Regeneron Matching Gift Program, offering two double-matching gift campaigns — one to support COVID-19 response efforts and the other to support racial equity and justice efforts.

We are proud to have been named to the Civic 50 for the fourth consecutive year and honored for the first time as the sector leader for healthcare. The Civic 50 recognizes the most community-minded companies in the United States.

For more information about our responsibility efforts and results, please refer to the 2020 Responsibility Report available on our website.

PUBLIC POLICY ENGAGEMENT

We are committed to adhering to the highest ethical standards when engaging in any political activities. Reflecting this commitment, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) has adopted the Company’s Corporate Political Contributions Policy, a formal written policy that, together with our code of business conduct and ethics, sets forth our policies and procedures on political contributions and political activity. The policy is available on our website at www.regeneron.com under the “Transparency & Policies” heading on the “Responsibility” page.

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DELINQUENT SECTION 16(a) REPORTS

Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act furnished to the Company during or in respect of the fiscal year ended December 31, 2020 and written representations from reporting persons, the Company is not aware of any director, executive officer, or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a), other than as noted below.

Due to administrative oversight, one stock option exercise and sale transaction for Ms. McCourt was not reported timely, resulting in one Form 4 not having been filed for her on a timely basis; and due to administrative oversight resulting in part from communications with the reporting person’s broker, two gifts for Mr. Ryan exempt from Section 16(b) of the Exchange Act were not reported timely, resulting in one Form 5 not having been filed for him on a timely basis.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. The Company considers transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000 in any calendar year, and a director, officer, more than 5% holder of our voting securities, any immediate family member of any of the foregoing, or any related entity of any of the foregoing has a direct or indirect material interest to constitute related person transactions. The policy provides for a standing pre-approval of transactions with any passive institutional shareholder who holds more than 5% of our voting securities, transactions where all shareholders receive proportional benefits, and certain transactions with Sanofi to the extent such transactions constitute a related person transaction under the policy. With respect to any new transaction that is deemed pre-approved, the Audit Committee receives a summary of each such transaction and retains the ability to require that one or more of such transactions be subject to the standard approval procedures. The policy also requires that the arrangements relating to a permanent, full-time employment of an immediate family member of a director or executive officer hired by the Company be approved in accordance with the policy. In addition, in the event a person is or becomes a director or executive officer of the Company and an immediate family member of such person is a permanent, full-time employee of the Company, no material, outside-of-the-ordinary-course-of-business change in the terms of employment, including compensation, are permitted to be made without the prior approval of the Audit Committee (except, if the immediate family member is himself or herself an executive officer of the Company, any proposed change in the terms of employment are reviewed and approved in the same manner as compensatory arrangements of other executive officers).

The board of directors has determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction (other than a transaction that is deemed pre-approved as described above) must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chairman of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors, including the benefits to the Company, the impact on a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chairman of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

TRANSACTIONS WITH RELATED PERSONS

Collaborations with Sanofi

Prior to the completion of the Secondary Offering and Stock Purchase (each as defined below), Sanofi was considered a related person of the Company. In May 2020, a secondary offering of 13,014,646 shares of our Common Stock held by Sanofi was completed (the “Secondary Offering”) and we also purchased 9,806,805 shares directly from Sanofi for an aggregate purchase amount of $5 billion (the “Stock Purchase”). Pursuant to the Secondary Offering and Stock Purchase, Sanofi disposed of all of its shares of common stock in Regeneron, other than 400,000 shares that it retained as of the closing of these transactions, and Sanofi ceased to be a related person of the Company effective as of the closing of these transactions.

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THE COMPANY / CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2020, Sanofi funded $954.1 million of our development and other costs (including $359.4 million of commercialization-related expenses and $368.0 million in connection with reimbursements for manufacturing commercial supplies) under the Amended and Restated License and Collaboration Agreement, as amended (the “Antibody License and Collaboration Agreement”). In 2020, we also funded an aggregate of $99.1 million of Sanofi’s development and other costs under the Antibody License and Collaboration Agreement. In addition, in 2020, we and Sanofi shared profits in connection with commercialization-related activities, which resulted in us receiving $785.2 million of such profits in the aggregate. We also earned a $50.0 million sales-based milestone payment from Sanofi in 2020. Effective April 1, 2020, we and Sanofi amended the Antibody License and Collaboration Agreement to remove Praluent from the agreement such that, among other things, the agreement no longer governs the development, manufacture, or commercialization of Praluent; and we and Sanofi entered into the Praluent Cross License & Commercialization Agreement whereby we, at our sole cost, are solely responsible for the development and commercialization of Praluent in the United States, and Sanofi, at its sole cost, is solely responsible for the development and commercialization of Praluent outside of the United States. Under the Praluent Cross License & Commercialization Agreement, Sanofi pays us a 5% royalty on Sanofi’s net product sales of Praluent outside the United States until March 31, 2032.

In 2020, Sanofi also funded an aggregate of $166.2 million of our research and development expenses under the Amended and Restated Immuno-oncology Discovery and Development Agreement and the Immuno-oncology License and Collaboration Agreement. In addition, in 2020, Sanofi funded $64.7 million of commercialization-related expenses and $8.9 million in connection with reimbursements for manufacturing commercial supplies under the Immuno-oncology License and Collaboration Agreement. During 2020, we also recognized $210.6 million of revenue that was previously deferred from upfront payments received.

A description of our antibody collaboration and our immuno-oncology collaboration with Sanofi is set forth in Note 3 to our audited financial statements for the fiscal year ended December 31, 2020 included in the 2020 Annual Report under the heading “a. Sanofi—Antibody” and “a. Sanofi—Immuno-Oncology,” respectively.

In 2020, we recorded $124.7 million of revenue primarily related to a percentage of net sales of Praluent (commencing effective April 1, 2020, as described above) and ZALTRAP and manufacturing Praluent and ZALTRAP commercial supplies for Sanofi.

Amended and Restated Investor Agreement with Sanofi; 2018 Letter Agreement

In January 2014, we entered into an Amended and Restated Investor Agreement with Sanofi, which was subsequently amended effective as of January 7, 2018 by the letter agreement discussed below and as of May 25, 2020 in connection with the Secondary Offering and the Stock Purchase. Pursuant to the Amended and Restated Investor Agreement, Sanofi must vote its shares retained following the Secondary Offering and the Stock Purchase as recommended by our board of directors, except that it may elect to vote proportionally with the votes cast by all of our other shareholders with respect to certain change-of-control transactions and to vote in its sole discretion with respect to liquidation or dissolution of our company, stock issuances equal to or exceeding 20% of the outstanding shares or voting rights of common stock and Class A stock (taken together), and new equity compensation plans or amendments if not materially consistent with our historical equity compensation practices. In addition, Sanofi is bound by certain “standstill” provisions under the Amended and Restated Investor Agreement, which contractually prohibit Sanofi from seeking to directly or indirectly exert control of Regeneron or acquiring more than 30% of our Class A stock and common stock (taken together). This prohibition will remain in place until the earliest of (i) the later of the fifth anniversaries of the expiration or earlier termination of our Antibody License and Collaboration Agreement with Sanofi or our ZALTRAP collaboration agreement with Sanofi, each as amended; or (ii) other specified events.

Prior to the May 2020 amendment, under the Amended and Restated Investor Agreement Sanofi had the right to designate an independent board member to our board of directors and Sanofi had certain demand rights to require us to use all reasonable efforts to conduct a registered underwritten offering with respect to shares of our common stock held by Sanofi from time to time. These provisions of the Amended and Restated Investor Agreement, among others, were terminated in connection with the Secondary Offering and Stock Purchase.

Effective January 7, 2018, we and Sanofi and certain of Sanofi’s direct and indirect subsidiaries entered into a letter agreement in connection with (i) the increase of the development budget amount for cemiplimab set forth in

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THE COMPANY / CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

the Immuno-oncology License and Collaboration Agreement and (ii) the allocation of additional funds to certain proposed activities relating to the development of dupilumab and REGN3500 and non-approval trials of dupilumab (the “Dupilumab/REGN3500 Eligible Investments”). Pursuant to the letter agreement, we agreed, among other things, to grant Sanofi a limited waiver of the lock-up obligations under the Amended and Restated Investor Agreement (which obligations expired on December 20, 2020) in order to allow Sanofi to satisfy in whole or in part (a) its funding obligations with respect to the cemiplimab development costs under the Immuno-oncology License and Collaboration Agreement for the quarterly periods commencing on October 1, 2017 and ending on September 30, 2020 by selling up to 800,000 shares of our common stock directly or indirectly owned by Sanofi and (b) its funding obligations with respect to the costs incurred by or on behalf of the parties to the Antibody License and Collaboration Agreement with respect to the Dupilumab/REGN3500 Eligible Investments for the quarterly periods commencing on January 1, 2018 and ending on September 30, 2020 by selling up to 600,000 shares of our common stock directly or indirectly owned by Sanofi. Under this arrangement, if Sanofi desired to sell shares of our common stock during the term of the letter agreement to satisfy a portion or all of its funding obligations for the cemiplimab development and/or Dupilumab/ REGN3500 Eligible Investments, we had the right to elect to purchase, in whole or in part, such shares from Sanofi. If we did not elect to purchase such shares, Sanofi could sell the applicable number of shares (subject to certain daily and quarterly limits) in one or more open-market transactions.

In 2020, Sanofi elected to sell, and we elected to purchase (either in cash or by issuing a credit towards the amount owed by Sanofi), an aggregate of 249,148 shares of our common stock pursuant to the letter agreement. This arrangement is no longer in effect.

A more detailed description of the letter agreement with Sanofi is set forth in the 2020 Annual Report under Part I. Item 1. “Business — Collaboration, License, and Other Agreements — Sanofi.”

Stanford University

Effective September 1, 2016, Marc Tessier-Lavigne, Ph.D. became the President of Stanford University. In 2020, we made payments to Stanford University of approximately $205,000 in the aggregate relating primarily to services provided in connection with certain clinical trials entered into in the ordinary course of business. In 2021 through the end of the first quarter, we made payments to Stanford of approximately $132,000 relating primarily to a medical education fellowship grant.

OTHER

Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted under the New York Business Corporation Law, no director or officer of our Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. In addition, our Amended and Restated By-Laws provide that we shall indemnify our directors and certain of our other personnel against expenses (including attorneys’ fees) and certain other liabilities, including judgments, fines, and amounts paid in settlement, arising out of or incurred as a result of legal actions brought or threatened against them by reason of their position in our Company, subject to certain qualifications and provided that each such person acted in good faith, in a manner that they reasonably believed was in our best interest, and, where applicable, not unlawful. Subject to the provisions of our Certificate of Incorporation, our Amended and Restated By-Laws, and the New York Business Corporation Law, we may also advance expenses of the individuals entitled to indemnification.

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AUDIT MATTERS

INTRODUCTION

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s financial statements for the past 32 years.

The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021 is not required by the Company’s charter documents or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021, the board of directors will consider the matter at its next meeting.

PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the 2021 Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the 2021 Annual Meeting.

INFORMATION ABOUT FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2020 and 2019 were:

	2020 ($)	2019 ($)
Audit Fees	2,783,504	2,257,951
Audit-Related Fees	254,500	—
Tax Fees	72,000	5,000
All Other Fees	6,145	6,106
Total Fees	3,116,149	2,269,057

Audit Fees. Audit fees in 2020 and 2019 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, technical accounting consultations related to the annual audit, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

Audit-Related Fees. Audit-related fees in 2020 were for professional services rendered in connection with a secondary offering of our common stock by Sanofi, the issuance and sale of senior notes, and the filing of a Registration Statement on Form S-8.

Tax Fees. Tax fees in 2020 and 2019 were for tax planning and advisory services.

All Other Fees. All other fees in 2020 and 2019 were for annual subscriptions to accounting resources.

44 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

THE COMPANY / AUDIT MATTERS

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers LLP. The Audit Committee has approved a general provision of $75,000 for accounting advisory and other permissible consulting engagements. Management is responsible for notifying the Audit Committee of the status of accounting advisory and other permissible consulting engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $75,000. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2020 or 2019.

AUDIT COMMITTEE REPORT

We have reviewed the audited financial statements of the Company for the year ended December 31, 2020, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB.

Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee

George L. Sing, Chairman
N. Anthony Coles, M.D.
Arthur F. Ryan

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 45

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

46 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 13, 2021, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the NEOs referred to below under “Compensation-Related Matters—Compensation Discussion and Analysis,” all directors and executive officers as a group, and each other person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of Class A stock or common stock, based upon (unless indicated otherwise) information obtained from such persons, and the percentage that such shares represent of the number of outstanding shares of Class A stock and common stock, respectively.

The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. No new shares of Class A stock have been issued since our initial public offering in 1991. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 1,848,970 shares of Class A stock and 104,674,240 shares of common stock outstanding as of April 13, 2021, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person assume the conversion on April 13, 2021 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options, PSUs, RSUs, or other convertible securities (if any) held by that person (and by directors and executive officers as a group) that are exercisable or releasable as of April 13, 2021 or are exercisable or releasable within sixty days after April 13, 2021 are deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

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SHAREHOLDERS

	Shares of Class A Stock Beneficially Owned[1]		Shares of Common Stock Beneficially Owned[1]
Name and Address of Beneficial Owner	Number	Percent of Class	Number[2]		Percent of Class
Beneficial Owners of More than 5% of Class A Stock or Common Stock (Other than Directors and Executive Officers):
FMR LLC[3]
245 Summer Street	—	—	11,481,571		11.0%
Boston, Massachusetts 02210
BlackRock, Inc.[4]
55 East 52nd Street	—	—	9,776,186		9.3%
New York, New York 10055
The Vanguard Group, Inc.[5]
100 Vanguard Blvd.	—	—	7,931,220		7.6%
Malvern, PA 19355
Capital World Investors[6]
333 South Hope Street	—	—	7,017,122		6.7%
Los Angeles, California 90071

Directors and Executive Officers:[7]
Leonard S. Schleifer, M.D. , Ph.D.	1,726,565[8]	93.4%	3,939,400	[9]	3.6%
P. Roy Vagelos, M.D.	—	—	1,273,957	[10]	1.2%
George D. Yancopoulos, M.D., Ph.D.	42,750[11]	2.3%	2,427,800	[12]	2.3%
N. Anthony Coles, M.D.	—	—	30,418	[13]	[26]
Bonnie L. Bassler, Ph.D.	—	—	30,571	[14]	[26]
Michael S. Brown, M.D.	—	—	44,724	[15]	[26]
Joseph L. Goldstein, M.D.	—	—	14,154	[16]	[26]
Andrew J. Murphy, Ph.D.	—	—	339,796	[17]	[26]
Christine A. Poon	—	—	88,848	[18]	[26]
Arthur F. Ryan	—	—	31,954	[19]	[26]
George L. Sing	—	—	104,800	[20]	[26]
Marc Tessier-Lavigne, Ph.D.	—	—	59,715	[21]	[26]
Robert E. Landry	—	—	114,298	[22]	[26]
Daniel P. Van Plew	—	—	258,710	[23]	[26]
Huda Y. Zoghbi, M.D.	—	—	25,453	[24]	[26]
All Directors and Executive Officers as a Group (19 persons)	1,769,315	95.7%	9,691,887	[25]	8.7%

1	The inclusion in this table of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
2	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).
3	Based solely on an amendment to a Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson on February 8, 2021. According to this amendment, FMR LLC has sole voting power as to 1,626,608 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

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SHAREHOLDERS

4	Based solely on an amendment to a Schedule 13G filed by BlackRock, Inc. on February 1, 2021. According to this amendment, BlackRock, Inc. has sole voting power as to 8,779,238 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned.
5	Based solely on an amendment to a Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2021. According to this amendment, The Vanguard Group, Inc. has shared voting power as to 188,647, sole dispositive power as to 7,461,968, and shared dispositive power as to 469,252 of the shares reported as beneficially owned.
6	Based solely on an amendment to a Schedule 13G filed by Capital World Investors on February 16, 2021. According to this amendment, Capital World Investors, a division of Capital Research and Management Company, has sole voting as to 6,999,788 of the shares reported as beneficially owned and dispositive power as to all of the shares reported as beneficially owned.
7	The address for each director and executive officer is c/o Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707.
8	Includes 15,775 shares of Class A stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.
9	Includes (i) 1,632,488 shares of common stock purchasable upon the exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (collectively, the “Long-Term Incentive Plans”) that are exercisable or become so within sixty days after April 13, 2021; (ii) 74,691 shares of common stock held in a grantor retained annuity trust of which Dr. Schleifer is the trustee; and (iii) 5,848 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
10	Includes (i) 637,530 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; (ii) 2,214 shares of common stock held in an account under the Company’s 401(k) Savings Plan; (iii) 142,350 shares of common stock held in a charitable lead annuity trust, of which Dr. Vagelos is the trustee; (iv) 47,786 shares of common stock held in a trust for his grandchildren, of which Dr. Vagelos’s wife is the trustee; (v) 3,609 shares of common stock held in trusts for his grandchildren, of which Dr. Vagelos and/or his wife are trustees; and (vi) 54,146 shares of common stock and 39,671 shares of common stock held by the Marianthi Foundation and the Pindaros Foundation, respectively, both of which are charitable foundations of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.
11	Of these shares, 23,367 shares are held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members; Dr. Yancopoulos is a trustee of the trust. The remaining 19,383 shares are held in custody for the benefit of Dr. Yancopoulos’s children.
12	Includes (i) 1,098,053 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; (ii) 5,821 shares of common stock held in an account under the Company’s 401(k) Savings Plan; (iii) 376,861 shares held in a grantor retained annuity trust, of which Dr. Yancopoulos is the trustee; (iv) 822,207 shares of common stock held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members, of which Dr. Yancopoulos is a trustee; and (v) 82,108 shares of common stock held in trusts for the benefit of Dr. Yancopoulos’s children.
13	Consists of (i) 29,657 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; and (ii) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.
14	Consists of (i) 29,821 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; and (ii) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.
15	Consists of (i) 28,625 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021, which are held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (ii) 9,349 shares of common stock held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (iii) 5,000 shares of common stock held in a trust of which Dr. Brown’s spouse is trustee for the benefit of Dr. Brown’s immediate family members; (iv) 1,000 shares of common stock held by a family charitable foundation of which Dr. Brown is a director and an officer and his wife is a director; and (v) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service. Dr. Brown disclaims beneficial ownership of the shares referenced in (iii) and (iv).
16	Includes (i) 8,404 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; and (ii) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.
17	Includes (i) 278,204 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; (ii) 37,839 shares of restricted stock (“RSAs”); and (iii) 4,242 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
18	Includes (i) 87,308 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; and (ii) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.
19	Includes (i) 8,404 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; and (ii) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.
20	Includes (i) 45,028 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; (ii) 1,150 shares of common stock held by Mr. Sing’s spouse; (iii) 400 shares of common stock held by Mr. Sing’s spouse as custodian for the benefit of their son; (iv) 3,700 shares of common stock held in a trust for benefit of Mr. Sing’s son; and (v) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.
21	Includes (i) 57,778 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; and (ii) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.

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SHAREHOLDERS

22	Includes (i) 88,193 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; (ii) 22,055 RSAs; and (iii) 202 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
23	Includes (i) 230,751 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; (ii) 14,555 RSAs; and (iii) 1,028 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
24	Consists of (i) 24,703 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; and (ii) 750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021 upon termination of service.
25	Includes (i) 5,092,496 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 13, 2021; (ii) 111,594 RSAs; (iii) 6,750 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 13, 2021; and (iv) 26,930 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
26	Represents less than 1%.

SHAREHOLDER COMMUNICATIONS

The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

50 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

COMPENSATION-RELATED MATTERS

TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS	52
Executive Summary	53
Compensation Program Overview	54
Our Corporate Culture and Pay Philosophy	54
2020 Business Highlights	54
2020 Compensation Highlights	56
Shareholder Engagement and Feedback	58
How Our Pay Program Works	59
Key Governance Features	60
Compensation Program Objectives	61
Components of Executive Pay: What We Pay and Why We Pay It	62
Base Salaries	63
Annual Cash Incentives	63
Annual Equity Awards	69
Perquisites and Personal Benefits	73
Potential Severance Payments	73
Compensation Processes	75
Compensation Committee	75
Management	75
Shareholder Input and Outreach	76
Independent Compensation Consultant	79
Peer Data	79
Risk Assessment	81
Tax Implications	81

COMPENSATION COMMITTEE REPORT	83
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	83
COMPENSATION DASHBOARD	84
2020 Executive Compensation Tables	84
2020 Summary Compensation Table	84
2020 Grants of Plan-Based Awards	85
Outstanding Equity Awards at 2020 Fiscal Year-End	86
2020 Option Exercises and Stock Vested	88
Post-Employment Compensation	88
Additional Compensation Information	92
Annual Cash Incentive	92
Perquisites and Personal Benefits	93
Potential Severance Payments	95
Pay Ratio	96
Equity Compensation Information	97
Corporate Governance Aspects of the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan	97
Key Equity Metrics	97
Equity Compensation Plan Information	98

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 51

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2020 executive compensation program.1 This CD&A is intended to be read in conjunction with the subsequent tables presented under “Compensation Dashboard – 2020 Executive Compensation Tables,” which provide further historical compensation information for our “Named Executive Officers” or “NEOs”.2

1	In this section, “we,” “us,” and “our” refer to the Company and, where applicable, to the Compensation Committee of the Company’s board of directors.

2	These are determined in accordance with SEC rules, and for this year consist of our President and Chief Executive Officer (“CEO”); President and Chief Scientific Officer (“CSO”); Executive Vice President, Finance and Chief Financial Officer (“CFO”); and our two other highest-paid executives for 2020, our Executive Vice President and General Manager, Industrial Operations and Product Supply, and our Executive Vice President, Research.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

1	Strong 2020 Corporate Performance & Rapid Response to COVID-19 Pandemic

	•	Mobilized scientific, development, manufacturing, and operational capabilities to combat COVID-19

		–	Rapidly discovered and commenced development and manufacturing of REGEN-COV™ (casirivimab with imdevimab), an investigational cocktail of two fully-human monoclonal antibodies designed to prevent and treat infection from the SARS-CoV-2 virus

		–	Brought REGEN-COV to patients 10 months after program inception through securing an Emergency Use Authorization from the FDA

		–	Entered into a collaboration with Roche to significantly increase the global supply of REGEN-COV

	•	Achieved significant progress in all key business areas in 2020 despite the impact of the COVID-19 pandemic

		–	Obtained regulatory authorization for two new drugs

		–	Submitted six marketing applications for new products/new indications for existing products

		–	Advanced nine product candidates into clinical development

		–	Realized 30% top-line growth and 28% bottom-line growth[3]

		–	Delivered total shareholder return of 29%

2	Responsiveness to Shareholder Feedback and Compensation Program Evolution

	•	Awarded 100% of 2020 CEO and CSO equity grants in the form of performance restricted stock units (“PSUs”) to further align their interests with those of long-term shareholders and reward exceptional shareholder value creation

		–	Replaced five years of CEO and CSO annual equity awards with a single grant of PSUs; no additional CEO and CSO equity grants will be awarded until the Company’s regular year-end grant cycle in December 2025

		–	Implemented new equity design incorporating total shareholder return (“TSR”)-based PSUs, with a long-term, five-year performance period and a subsequent three-year mandatory deferral and holding period

	•	Further reduced equity compensation burn rate through calibration of equity award mix and grant size reductions

		–	Reduced burn rate to 3.3%, the lowest level in the last eight years, while maintaining broad-based equity program and growing the number of employees by 12% year-over-year to 9,123 employees

		–	Reduced the number of stock options granted per recipient by approximately 20%

		–	Used a newly calibrated mix of stock options and full-value equity awards for NEOs below the CEO/CSO level and other employees, balancing incentivization of growth and shareholder value creation and employee retention

3	Emphasis on Broad-Based Equity Program

	•	Stayed true to core principle of incentivizing all employees through an ownership stake (i.e., new-hire and/or annual equity awards)

	•	Awarded approximately 90% of 2020 annual equity grants to employees other than NEOs, similar to prior years

4	Strong Connection Between Compensation and Strategy

	•	Compensation model designed to support strategy of creating and advancing a high-quality, internally developed product pipeline driving long-term, sustainable shareholder value creation

	•	Compensation model helped maintain an employee turnover rate of less than half the industry average and supported Company achievements in 2020 and prior years, including eight new products brought to patients in the last decade

3	Bottom-line growth represented by non-GAAP net income per share – diluted, which is not a measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See Appendix A for a definition of this measure and a reconciliation of this measure to the most directly comparable GAAP financial measure.

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 53

COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAM OVERVIEW

OUR CORPORATE CULTURE AND PAY PHILOSOPHY

Our corporate culture and pay philosophy are inextricably linked. Regeneron’s culture is defined by loyal and motivated employees with an entrepreneurial spirit who are dedicated to the Company’s mission to use the power of science to invent medicines for people with serious diseases. To deliver on this mission, we manage our business for the long term and pursue our core strategy of creating and advancing a high-quality, internally developed product pipeline. Our employees’ engagement, commitment, and achievements are key drivers of pipeline success and therefore our long-term performance. For Regeneron to succeed, our compensation model must reward long-term, sustainable performance and reinforce a culture where employees are empowered to pursue fulfilling careers and focus on our mission and drug discovery and development. For that reason, a key part of our pay philosophy is to award equity-based pay to all eligible employees to ensure that when we deliver for patients and for shareholders, everyone shares in the upside growth. In each of the last five years, approximately 90% of the employee equity grants were awarded to our employees other than our NEOs,4 which underscores the broad-based nature of our equity program. In addition, we have consistently outperformed the industry in employee retention in recent years, as demonstrated by our employee attrition rate of less than half the industry average in each of the last five years.5

We focus on long-term growth through internal innovation. Our compensation model and broad-based equity program reinforce our company culture and are designed to reward long-term, sustainable performance.

Our corporate culture also is shaped by our commitment to “Doing Well by Doing Good,” which has inspired the Company for over 30 years and is best exemplified in our fight against COVID-19. This commitment, paired with unrelenting focus on science and innovation, is reflected in our 2025 global responsibility goals. In 2020, we took important steps toward achieving these goals, including our goal to increase representation of qualified diverse individuals in leadership and foster inclusion across our organization. See “The Company – Corporate Governance – Corporate Responsibility” for more information.

2020 BUSINESS HIGHLIGHTS

Despite the impact of the COVID-19 pandemic on the Company and our employees, we made significant progress in all key areas of our business in 2020. During this unprecedented public-health crisis, we also rapidly mobilized our significant scientific, development, manufacturing, and operational capabilities to bring REGEN-COV, our investigational dual antibody cocktail to the SARS-CoV-2 virus, to COVID-19 patients 10 months after program inception when we secured an Emergency Use Authorization from the FDA. Last year also was marked by obtaining FDA approval for InmazebTM (atoltivimab, maftivimab, and odesivimab-ebgn) Injection for the treatment of infection caused by Zaire ebolavirus, submitting six marketing applications for new products or new indications for existing products, and advancing nine new product candidates into clinical development. In addition, we grew the top line by 30% and the bottom line by 28%6 with an increasingly diversified set of revenue and earnings streams. Importantly, more than 80% of our top-line growth came from products and revenues other than our flagship product EYLEA® (aflibercept) Injection. We highlight select 2020 accomplishments below and provide a comprehensive overview of our 2020 achievements, as well as the Compensation Committee’s assessment of those achievements, in the subsection “Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentives.”

4	Based on both the grant date fair value and the number of underlying shares. For purposes of this calculation, the five-year, front-loaded PSU awards granted to our CEO and CSO in 2020 were annualized.

5	For example, our 2020 turnover rate was 5.6% (8.7% including the impact of the commercial organization restructuring relating to Praluent® (alirocumab) and Kevzara® (sarilumab)) compared to an industry average of 21.0%, with turnover in our research and preclinical development organization ranking among the lowest of all employee groups. Industry average is based on data of U.S. life sciences companies reported in Aon’s 2020 Salary Increase and Turnover Study.

6	Bottom-line growth represented by non-GAAP net income per share – diluted, which is not a measure calculated in accordance with GAAP. See Appendix A for a definition of this measure and a reconciliation of this measure to the most directly comparable GAAP financial measure.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Regulatory Actions

•  REGEN-COV: Emergency Use Authorization granted by the FDA for the treatment of mild to moderate COVID-19

•  Inmazeb: FDA approval for the treatment of infection caused by Zaire ebolavirus

•  Dupixent® (dupilumab) Injection

•  FDA and European Commission approvals for expanded atopic dermatitis (“AD”) indication in pediatric patients (6–11 years of age)

•  National Medical Products Administration approval in China for adults with AD

•  FDA approval of 300 mg single-dose pre-filled pen

•  FDA grant of Breakthrough Therapy designation for the treatment of eosinophilic esophagitis (“EoE”)

•  Libtayo® (cemiplimab) Injection: FDA accepted for priority review a supplemental Biologics License Application (“sBLA”) for the treatment of each of (i) first-line locally advanced or metastatic non-small cell lung cancer (“NSCLC”) and (ii) advanced or metastatic basal cell carcinoma (“BCC”) (FDA approval for NSCLC and BCC received in February 2021)

•  EvkeezaTM (evinacumab): FDA accepted for priority review an sBLA for Evkeeza as an adjunct to other lipid-lowering therapies in patients with homozygous familial hypercholesterolemia (“HoFH”) (FDA approval received in February 2021)

Clinical Advances

•  Investigational New Drug Applications: Nine new product candidates advanced into clinical development

•  Marketing Applications: Six marketing applications submitted for approval of new products or new indications for existing products

•  REGEN-COV

•  Reported results from first 799 non-hospitalized COVID-19 patients in Phase 2/3 trial showing that the trial met primary and key secondary endpoints

•  Reported data from Phase 1/2/3 trial in hospitalized COVID-19 patients requiring low-flow oxygen

•  Initiated several other studies, including a Phase 3 COVID-19 prevention study

•  Dupixent

•  Reported that a Phase 3 trial for asthma in children aged 6 to 11 years met its primary and key secondary endpoints

•  Reported that Part A of the Phase 3 trial in adult and adolescent patients with EoE met both coprimary endpoints

•  Libtayo: Reported that Phase 3 monotherapy trial in first-line NSCLC met primary endpoint and Phase 2 study in BCC demonstrated clinically-meaningful and durable responses

•  Odronextamab (bispecific antibody targeting CD20 and CD3): Reported updated data from non-Hodgkin lymphoma study

•  REGN5458 (bispecific antibody targeting BCMA and CD3): Reported updated data from multiple myeloma study

Commercial Execution

•  EYLEA

•  Full-year 2020 global net product sales increased 5% to $7.91 billion* versus 2019

•  Full-year 2020 U.S. net product sales increased 7% to $4.95 billion versus 2019

•  #1 prescribed anti-VEGF therapy in neovascular age-related macular degeneration (“wet AMD”) and diabetic eye disease in the United States

•  Dupixent: Full-year 2020 global net product sales increased 75% to $4.04 billion** versus 2019

•  Libtayo

•  Full-year 2020 global net product sales increased 80% to $348 million** versus 2019

•  #1 systemic treatment in cutaneous squamous cell carcinoma in the United States

•  REGEN-COV

•  Entered into supply agreements pursuant to which the U.S. government purchased the initial 300,000 doses of REGEN-COV and agreed to purchase up to an additional 1.25 million doses

•  Entered into a collaboration agreement with Roche to significantly increase the global supply of REGEN-COV

Financial Execution and Talent Management

•  Revenue: Full-year 2020 revenues increased 30% to $8.50 billion versus 2019

•  Non-GAAP Diluted EPS: Non-GAAP net income per share, or EPS, for full-year 2020 increased 28% versus 2019***

•  Sanofi Disposition: Completed secondary offering of 13,014,646 shares of Regeneron common stock held by Sanofi and purchased 9,806,805 shares of our common stock directly from Sanofi (for an aggregate purchase price of $5 billion)

•  Senior Notes Issuance: Issued and sold $2.0 billion aggregate principal amount of senior unsecured notes

•  Share Repurchase Program: Completed $1 billion share repurchase program ($746 million of which was repurchased in 2020)

•  Global Growth and Retention: Headcount exceeded 9,000 employees, up 12% year-over-year, while turnover rate stayed at less than half the industry average

*	Our collaborator Bayer records net product sales of EYLEA outside the United States.
**	Our collaborator Sanofi records global net product sales of Dupixent and net product sales of Libtayo outside the United States.
***	Non-GAAP net income and non-GAAP net income per share, or EPS, are not measures calculated in accordance with GAAP. See Appendix A for a definition of these measures and a reconciliation of each of these measures to the most directly comparable GAAP financial measure.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

In 2020, while investing $2.7 billion in research and development and $615 million in capital expenditures, we also allocated $5.7 billion to repurchase 11 million shares through a share repurchase program and a negotiated stock repurchase.

Our stock performed well in 2020, delivering a TSR of 29% and outperforming the S&P 500 Index and our Peer Group. In addition, our stock significantly outperformed each of the benchmarks shown in the chart below over the 10-year period ended December 31, 2020. While we cannot predict or control the performance of our stock price in any particular period, we believe that our Company’s performance is best assessed from a long-term perspective, consistent with the long-term nature of the drug discovery and development cycle. We also believe that if we continue to deliver pipeline, operational, and financial results, the creation of shareholder value and stock price appreciation will follow.

Regeneron TSR vs. Market

2020 COMPENSATION HIGHLIGHTS

Our compensation program continues to evolve as the Company grows, our competition changes, and our business and operating environments transform. In 2020, our Compensation Committee took the significant actions summarized below.

1. Front-Loaded PSU Awards for CEO and CSO Replacing Five Years of CEO and CSO Equity Awards. In lieu of five years of annual equity awards, our Compensation Committee granted, and the non-employee members of the board of directors approved, a five-year, front-loaded PSU award to each of our CEO and CSO. The PSUs can be earned upon achievement of ambitious, predetermined cumulative TSR goals over a primary performance period of five years (target TSR of 65.6% over five years, corresponding to a compound annual growth rate (“CAGR”) of 10.6%; and maximum TSR of 140.4%, corresponding to a CAGR of 19.2%). In developing the compensation structure for our CEO and CSO, the board and the Compensation Committee took into account shareholder preference for this type of performance-based award, as discussed further below. The board also recognized the Company’s long track record of success for patients, shareholders, and employees achieved under the leadership of these executives, as well as the board’s confidence in their vision for the Company and in their ability to leverage Regeneron’s technology platforms, product pipeline, and commercialized assets to create long-term shareholder value.

The PSUs are 100% performance-based and are designed to:

•	further align CEO and CSO interests with those of Regeneron’s long-term shareholders by rewarding top performance and eliminating time-based stock options from their compensation program;
•	reward exceptional shareholder value creation over the next eight years (i.e., over a five-year performance period and the subsequent three-year mandatory deferral and holding period); and
•	ensure stability and continuity of leadership to support the achievement of the next phase of Regeneron’s ambitious product, pipeline, and talent development plans.

* TSR data reflect total returns (stock price appreciation and, if applicable, reinvested dividends).

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

As shown in the chart below, the PSUs are designed so that nearly all of the incremental value created is delivered to our shareholders.

Shareholder and CEO/CSO Value Creation from PSUs

($ billions)

See “Compensation Discussion and Analysis – Components of Executive Pay: What We Pay and Why We Pay It –Annual Equity Awards” for more information on these awards.

2. Further Reduction of Burn Rate through Calibration of Equity Award Mix and Grant Size Reductions. In 2020, the Compensation Committee, in part based on shareholder input and feedback, used a mix of stock options and full-value equity awards for NEOs below the CEO/CSO level and for other employees. Such full-value awards consisted of restricted stock awards, or RSAs, and, for employees outside the United States, restricted stock units, or RSUs. For the 2020 annual equity grants, we reduced by approximately 20% the number of stock options granted per recipient and kept RSA/RSU grant date fair value per recipient at 2019 levels, which allowed us to further reduce the Company’s burn rate to 3.3%, the lowest level in the last eight years. These reductions were realized despite our broad-based equity program and an increase in the number of employees by 12% year-over-year, as shown in the chart below. This recalibrated mix of equity awards was designed to better balance incentivization of growth and employee retention. In 2020, we also strategically deployed special RSAs/RSUs, in addition to annual awards, to reward exceptional performance and/or to further promote employee retention. We expect to continue to assess equity award mix in light of our business performance, competitive environment, and other relevant considerations in future years.

Regeneron Stock Utilization vs. Headcount*

*	Burn rate calculated by dividing the number of shares subject to equity awards (stock options, RSAs, and RSUs) granted during the year by the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. PSUs are to be reflected in the burn rate calculation for the year in which they are earned and, therefore, do not impact the burn rate shown in the chart. Headcount numbers based on the number of employees as of December 31 of the applicable year.

3. Larger Annual Cash Incentive Awards in Recognition of Outstanding Company Performance. For 2020, the Compensation Committee set the Company performance multiplier for annual cash incentive awards to all eligible employees at 2.25. In exceeding the range historically used for this multiplier (0 to 2.0), the Compensation Committee recognized the Company’s outstanding performance in the face of the COVID-19 pandemic, including the achievements discussed above and in the subsection “Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentives.” In the case of our NEOs, their annual cash incentive awards were capped at the amounts previously allocated to such executives by the Compensation Committee in March 2020 under our Cash Incentive Bonus Plan, resulting in lower awards to Drs. Schleifer and Yancopoulos and Messrs. Landry and Van Plew than would have otherwise been earned utilizing the 2.25 Company performance multiplier and any applicable personal performance multiplier.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

SHAREHOLDER ENGAGEMENT AND FEEDBACK

In addition to establishing an executive compensation program that aligns with our corporate culture and pay philosophy, we seek the views of our shareholders and annually engage with our investor base to solicit ideas, input, and direct feedback. We do this not only formally through our triennial say-on-pay vote but also through direct discussions with our shareholders and informal exchanges in other settings. Feedback from these outreach efforts informs the Compensation Committee’s decision-making when evaluating our current compensation program and considering any potential modifications.

At our 2020 annual shareholder meeting, our say-on-pay proposal received the support of 70.2% of votes cast. The Compensation Committee believes that our compensation program has been appropriately structured to attract, retain, and motivate our executive team, aligning executive interests with those of shareholders. Nevertheless, in light of the most recent say-on-pay result, the Committee continued to engage with investors to better understand how we could strengthen the alignment of our executive pay program with shareholder perspectives and interests.

In 2020, we actively engaged with our shareholders to solicit feedback, engaging in direct one-on-one discussions with shareholders collectively representing over 60% of the shares of common stock outstanding as of December 31, 2020 (excluding shares held by our directors and executive officers). Our Compensation Committee Chair led many of these discussions and reported feedback from shareholders to the Compensation Committee and the board of directors. This feedback has resulted in specific changes implemented in 2020, as outlined below.

What We Heard	What We Have Done
Preference for further pay-for- performance alignment; support for PSUs introduced for CEO and CSO in 2019 but preference for:	Replaced five years of CEO and CSO annual equity awards (i.e., until the Company’s regular year-end grant cycle in December 2025) with a single grant of front-loaded PSUs incorporating rigorous absolute TSR performance goals over a five-year performance period
• Exclusive use of PSUs	Granted 100% of CEO and CSO equity awards in the form of PSUs (significant increase compared to 2019, when the CEO/CSO equity mix consisted of 30% PSUs and 70% stock options)
• More ambitious PSU goals	Increased target TSR from 61% to 65.6%; increased TSR goal for maximum payout from 101% to 140.4% (in each case compared to the terms of the PSUs granted in 2019)
• Other PSU design enhancements	Eliminated secondary 4-year performance period in favor of a single performance period of five years (with any earned PSUs vesting at the end of such performance period); included a 3-year holding period after vesting
Investor interest in management team stability and long-term value creation	Increased holding/vesting requirements for 2020 CEO and CSO PSUs by incorporating a five-year performance period and a subsequent three-year holding period
Support for broad-based equity program but concern about burn rate and reliance on stock options

•  Decreased by approximately 20% the number of stock options granted per recipient and maintained RSA/RSU grant date fair value per recipient at 2019 levels, thus reducing burn rate to 3.3%, the lowest level in the last eight years

•  Recalibrated equity award mix (stock options and RSAs/RSUs) for NEOs below the CEO/CSO level and other employees to better balance incentivization of growth and employee retention

•  Strategically deployed special RSAs/RSUs to reward exceptional performance and/or to further promote employee retention

These are just the latest examples of how our compensation program has evolved. See the subsection “Compensation Discussion and Analysis – Compensation Processes – Shareholder Input and Outreach” for additional information on changes adopted based on shareholder feedback.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

HOW OUR PAY PROGRAM WORKS

As discussed above, our compensation program’s structure and design are shaped by how closely we tie our pay practices to our mission, strategy, and business model; our ongoing, company-wide pay philosophy; and our process for seeking and carefully considering valuable shareholder feedback each year.

To create an effective executive compensation structure, our Compensation Committee relied on the following compensation elements for our NEOs in 2020:

	Period	Element	Objective	Performance Measured/Rewarded
FIXED	Annual	Base Salary	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on market competitiveness, individual performance, and other internal considerations
PERFORMANCE BASED	Annual	Annual Cash Incentive	Motivates and rewards our executives for short-term achievements and milestones towards our long-term goals	Corporate performance (CEO and CSO); corporate performance and individual contributions to that achievement (other NEOs)
	Long-Term	PSUs (CEO and CSO)	Aligns the interests of CEO and CSO and shareholders; rewards strong TSR performance	Five-year absolute TSR goals as primary performance metric, with 5-year performance and vesting periods and a 3-year post-vesting holding period
	Long-Term	Stock Options (NEOs other than CEO and CSO)	Aligns the interests of other NEOs and shareholders; rewards shareholder value creation after the date of grant	Vest in equal increments over four years; 10-year term
	Long-Term	Annual RSAs (NEOs other than CEO and CSO)	Reinforces long-term focus and rewards high performance	Annual awards RSAs vest 50% on the second anniversary of the date of grant and 50% on fourth anniversary of the date of grant
		Special RSAs (certain NEOs other than CEO and CSO)	Rewards exceptional performance; further promotes employee retention	Special RSAs vest in their entirety on the fifth anniversary of the date of grant

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

KEY GOVERNANCE FEATURES

Our Compensation Committee independently oversees the executive compensation program with the support of an independent compensation consultant and management. Our compensation program demonstrates strong governance, minimizing inappropriate risk-taking behavior while protecting shareholder rights and interests. The following is a summary of some of our executive compensation best practices and policies.

WHAT WE DO

Align pay with performance	Maintain a strong recoupment (clawback) policy

Align management and shareholder interests	Retain an independent compensation consultant

Maintain robust stock ownership guidelines	Actively and regularly engage with shareholders on executive compensation matters

WHAT WE DON’T DO

Reprice or exchange stock options	Provide excise tax gross-ups in any new compensation plans or arrangements

Provide excessive perquisites	Allow hedging or pledging of securities

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAM OBJECTIVES

Our executive compensation program is designed to pay for performance, drive the creation of long-term, sustainable shareholder value, deliver compensation that is competitively positioned amongst our peers, and align with the pursuit and achievement of both our short-term and long-term strategic goals. Our pay program must attract and retain talented leaders who can innovate and execute. Managing our business for the long term is a core Company belief, as demonstrated by our history of growing through innovation and through a pipeline of internally developed medicines. Further, the compensation program also must support the board’s and management’s broader objectives, such as those relating to research and product development; commercialization and access; manufacturing operations; and human capital management, including promotion of a diverse and inclusive workplace. We strive to achieve these objectives by considering the following key compensation program tenets when designing and determining appropriate compensation structures.

Drive innovation through ownership culture	Prioritize design simplicity and long-term orientation
Our objective is to create and reinforce an ownership culture where employees are empowered to pursue fulfilling careers and focus on our mission and drug discovery and development. We believe a broad-based equity program that incentivizes long-term performance and promotes employee retention is a key ingredient in achieving this culture of ownership and innovation.	Tying compensation to long-term, Company-wide success and straightforward Company goals has enabled us to encourage decision-making that we believe is consistent with the long-term sustainability of our Company and our reputation. Our objective is to remain nimble and to have the ability to pivot quickly if needed, without being hindered by overly complex compensation structures.

Provide at-risk, performance-based equity to all employees	Align with shareholder interests
A key part of our pay philosophy since our inception has been to award equity-based pay to all employees, not just senior executives, to ensure that when we deliver for patients and for shareholders, everyone shares in the potential upside growth. In line with this goal, approximately 90% of the employee equity grants in each of the last five years were awarded to our employees other than our NEOs. We believe this approach represents one of our competitive advantages.	Our objective has always been to ensure close alignment with shareholder interests. All of the direct pay of our CEO and CSO, except for base salary, depends on performance and is “at-risk.” For our CEO, at-risk pay comprised 95% of his direct pay in 2020, which is significantly higher than the percentage of at-risk compensation for CEOs in our Peer Group, as shown in the charts below.[7] The new equity design used for our CEO and CSO in 2020 further aligns their interests with those of long-term shareholders. More broadly, the long-term nature of our equity program is consistent with the drug discovery and development cycle and, therefore, helps drive the creation of long-term shareholder value.

Regeneron CEO Pay Mix[8]	Peer Group Average CEO Pay Mix[8]

7	We define “direct pay” or “direct compensation” as total compensation as reported in the Summary Compensation Table in the applicable proxy statement, other than the amounts reported as “All other compensation” and (if applicable) amounts reported under “Change in pension value and nonqualified deferred compensation earnings.” Peer Group CEO pay mix based on median for each compensation component using data reported for 2019.
8	“At-risk Equity” consists of stock options and any equity awards with performance-based vesting conditions (such as PSUs). For purposes of this chart, we annualized the five-year, front-loaded PSU award to our CEO. “Other Equity” consists of all other equity awards, such as time-based RSAs and RSUs. “At-risk Equity” and “Other Equity” reflect the grant date fair value of such equity awards. “STIP” consists of bonus and/or other applicable compensation provided under short-term, non-equity incentive plans. “At-risk” compensation consists of STIP and At-risk Equity. Total compensation amounts reflect direct compensation (total reported compensation, other than amounts reported as “All other compensation”).

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF EXECUTIVE PAY: WHAT WE PAY AND WHY WE PAY IT

OUR NEO COMPENSATION HAS FIVE PRINCIPAL COMPONENTS:

We use these pay components to achieve the following objectives:

COMPENSATION COMPONENTS
Objective	Base Salaries	Annual Cash Incentives	Annual Equity Awards	Perquisites and Personal Benefits	Potential Severance Payments
Attract and retain top talent	●	●	●	●	●
Provide stability and manage risk	●				●
Reward annual performance		●
Balance immediate focus with pursuit of sustainable long-term performance			●		●
Align our employees’ interests with those of shareholders and reward exceptional performance		●	●
Promote a culture of scientific innovation, teamwork, and ethical behavior	●	●	●	●	●

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARIES

The base salary component of NEO pay generally comprises a steadily smaller percentage of overall compensation as executives’ level of responsibility rises.

We consider factors including the executive’s scope of responsibilities, experience, and annual performance when setting base salaries. We also consider base salaries of comparable positions in the region, among our peers, and in the broader biopharmaceutical industry. See the subsections “Compensation Processes—Independent Compensation Consultant” and “Compensation Processes—Peer Data” for further information regarding the role of the Compensation Committee’s independent compensation consultant and our use of Peer Group data for purposes of setting compensation of our NEOs.

A chart of our NEOs’ base salaries follows.

Named Executive Officer	2019 Base Salary ($)	2020 Base Salary ($)	2020 vs. 2019 Change (%)	2021 Base Salary ($)	2021 vs. 2020 Change (%)
Leonard S. Schleifer, M.D., Ph.D.	1,377,100	1,425,300	3.5[1]	1,767,800	24.0[3]
George D. Yancopoulos, M.D., Ph.D.	1,170,500	1,211,500	3.5[1]	1,767,800	45.9[3]
Robert E. Landry	730,000	795,000	8.9[2]	822,800	3.5[1]
Daniel P. Van Plew	683,100	795,000	16.4[2]	822,800	3.5[1]
Andrew J. Murphy, Ph.D.	600,000	700,000	16.7[2]	724,500	3.5[1]

1	Reflects a 3.5% merit increase consistent with those for other employees.
2	Reflects (i) a 3.5% merit increase consistent with those for other employees and (ii) a base salary adjustment of $39,400, $88,000, and $79,000 to ensure greater market competitiveness for Messrs. Landry and Van Plew and Dr. Murphy, respectively.
3	Reflects increases made in recognition of outstanding Company performance in 2020 as well as the executives’ long-term track record of shareholder value creation. Dr. Yancopoulos’s base salary was increased to match Dr. Schleifer’s to recognize Dr. Yancopoulos’s value to Regeneron in light of the Company’s long-standing focus on science, innovation, and novel drug discovery and development.

ANNUAL CASH INCENTIVES

Our NEOs are eligible for cash incentives based on annual performance. We use these annual incentive opportunities to reward short-term achievements and milestones towards our long-term goals.

We focus on our overall corporate performance to determine the cash incentives of our CEO and our CSO. Our other NEOs’ cash incentives are assessed on both our overall corporate performance and on their individual contributions. For 2020, annual cash incentive opportunities for each NEO were weighted as shown below:

Role	Corporate Performance	Individual Performance
CEO and CSO	100%	—
Other NEOs	60%	40%

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Corporate Performance

As in 2019, the Compensation Committee utilized an enhanced process with greater involvement of all non-employee directors and the Chairman of the Board to review the Company’s performance for purposes of determining the 2020 cash incentive. This process involved an assessment of the Company’s performance in the following three categories to provide greater transparency desired by shareholders for the Committee’s decision-making process:

1	factors related to our product pipeline and development for both the near- and long-term;
2	factors regarding our financial performance and operations; and
3	factors related to our talent, culture, and corporate responsibility.

The factors analyzed under category (1) continued to be a key measure for the Compensation Committee’s assessment and calculating the Company performance multiplier. This recognizes the importance of innovation as a key component of the Company’s business strategy and valuation, as well as the critical role of the development pipeline in the Company’s long-term success.

(1) PRODUCT PIPELINE AND DEVELOPMENT (PRIMARY FACTORS)
Regulatory & Clinical Milestones; Commercial Support

•   Approval of new products or indications by the FDA or applicable regulatory authorities outside the United States

•   Regulatory submissions for new products and new indications

•   Breakthrough Therapy or orphan drug designations by the FDA (or its equivalent outside the United States)

•   Data readouts and key publications from potentially pivotal/registrational studies

•   Initiation of new Phase 3 or Phase 2 studies

Achievements/Relevant Developments in 2020:*

REGEN-COV

•   Two papers were published in Science describing the creation of REGEN-COV and highlighting its potential to diminish the risk of viral escape by effectively binding to the virus’s critical spike protein in two separate, non-overlapping locations.

•   Non-human primate data were provided as a pre-review publication online for REGEN-COV showing that treatment with this antibody cocktail can prevent SARS-CoV-2 infection as well as treat infected animals by accelerating viral elimination.

•   Following review from the Independent Data Monitoring Committee (“IDMC”) of REGEN-COV Phase 1 safety results, a Phase 3 trial to evaluate REGENCOV’s ability to prevent infection among uninfected people who have had close exposure to a COVID-19 patient was initiated. In addition, REGEN-COV was moved into the Phase 2/3 portion of two adaptive Phase 1/2/3 trials testing the cocktail’s ability to treat hospitalized and non-hospitalized patients with COVID-19.

•   The Company announced an agreement with the Biomedical Advanced Research and Development Authority (“BARDA”) of the U.S. Department of Health and Human Services (“HHS”) and the U.S. Department of Defense whereby the Company was awarded a $450 million contract to manufacture and supply filled and finished REGEN-COV to the U.S. Government. The Company commenced delivery of REGEN-COV drug product under the agreement during the third quarter of 2020.

REGEN-COV (cont’d)

•   In August 2020, the Company entered into a collaboration agreement with Roche to significantly increase the global supply of REGEN-COV.

•   In September 2020, the Company and the University of Oxford announced that the RECOVERY Phase 3 open-label trial in the United Kingdom will evaluate REGEN-COV.

•   In October 2020, the Company reported positive results from the ongoing Phase 2/3 seamless trial in non-hospitalized patients with COVID-19, showing that REGEN-COV significantly reduced viral load and patient medical visits. The trial met the primary and key secondary endpoints.

•   In October 2020, the Company submitted a request to the FDA for an Emergency Use Authorization for REGEN-COV for COVID-19.

•   In November 2020, the Company announced that the RECOVERY trial data monitoring committee recommended continuing evaluation of REGEN-COV in all hospitalized patients.

EYLEA

•   In March 2020, the Ministry of Health, Labour and Welfare (“MHLW”) approved EYLEA for the treatment of neovascular glaucoma in Japan.

•   In April 2020, the European Commission approved the EYLEA pre-filled syringe.

•   Phase 3 studies exploring less frequent dosing intervals using a high-dose formulation of aflibercept in wet AMD and diabetic macular edema were initiated.

Dupixent

•   In March 2020, the MHLW approved Dupixent for chronic rhinosinusitis with nasal polyposis in Japan.

•   In May 2020, the FDA approved Dupixent as the first biologic medicine for children aged 6 to 11 years with moderate-to-severe atopic dermatitis.

•   Also in May 2020, the Company and Sanofi announced positive results from Part A of the Phase 3 trial in patients 12 years and older with EoE. The trial met both of its co-primary endpoints, as well as all key secondary endpoints.

•   A Phase 3 study in pediatric patients with EoE was initiated.

•   In June 2020, the FDA approved a 300 mg single-dose pre-filled pen for Dupixent.

•   In June 2020, the National Medical Products Administration in China approved Dupixent for adults with moderate-to-severe atopic dermatitis.

•   An ongoing Phase 3 trial in chronic obstructive pulmonary disease (“COPD”) patients with evidence of Type 2 inflammation met a blinded, stringent early efficacy threshold for continuation. Based on this result, a second confirmatory Phase 3 trial in COPD was initiated.

•   In October 2020, the CHMP recommended approval for an additional indication in children aged 6 to 11 with atopic dermatitis.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Dupixent (cont’d)

•   Also in October 2020, the Company reported that its Phase 3 trial for asthma in children aged 6 to 11 years met its primary and key secondary endpoints.

Oncology Program

•   The FDA accepted for priority review the supplemental Biologics License Application (“sBLA”) for Libtayo to treat patients with NSCLC with ≥50% PD-L1 expression.

•   A Marketing Authorization Application (“MAA”) was submitted for Libtayo as monotherapy in NSCLC following the Company and Sanofi’s announcement in April 2020 that the primary endpoint was met in a Phase 3 trial.

•   The FDA accepted for priority review the sBLA for Libtayo to treat patients with BCC, following the Company and Sanofi’s announcement in May 2020 that Libtayo demonstrated clinically-meaningful and durable responses in a pivotal, single-arm, open-label trial in patients with BCC.

•   A MAA was submitted for Libtayo as monotherapy in locally advanced BCC.

•   The Company and Sanofi presented positive data from pivotal trials for Libtayo monotherapy in first-line NSCLC and Libtayo monotherapy in BCC at the European Society for Medical Oncology Virtual Congress 2020.

Oncology Program (cont’d)

•   Patient enrollment in the Libtayo Phase 3 first-line NSCLC chemotherapy combination study was completed.

•   In May 2020, the Company and Sanofi announced new, longer-term data for Libtayo from a pivotal Phase 2 trial in advanced cutaneous squamous cell carcinoma. These results demonstrate both longer durability and higher complete response rates than previously reported. Updated data from this trial were also incorporated into the U.S. label.

•   A publication in Science Translational Medicine featured scientific findings highlighting the benefit demonstrated in preclinical research in combining the Company’s novel class of CD28 costimulatory bispecific antibodies with Libtayo.

•   Expanded potentially pivotal Phase 2 program for odronextamab (REGN1979), a bispecific antibody targeting CD20 and CD3, with different subtypes of non- Hodgkin’s lymphoma.

Praluent

•   The Company submitted an sBLA for HoFH in adults.

Inmazeb

•   In October 2020, the FDA approved Inmazeb for the treatment of infection caused by Zaire ebolavirus in adult and pediatric patients, including newborns of mothers who have tested positive for the infection.

Evkeeza

•   The Company completed the rolling BLA submission and a MAA was also submitted for HoFH. The BLA was granted Priority Review.

Fasinumab, an antibody to NGF

•   In August 2020, the Company announced that it discontinued actively treating patients with fasinumab, which at such time only involved dosing in an optional second-year extension phase of one trial. This followed a recommendation from the fasinumab program’s IDMC that the program should be terminated, based on available evidence to date.

•   Two Phase 3 trials, FACT OA1 and FACT OA2, achieved the co-primary endpoints for fasinumab 1 mg monthly, demonstrating significant improvements in pain and physical function over placebo at week 16 and week 24, respectively. Fasinumab 1 mg monthly also showed nominally significant benefits in physical function in both trials and pain in one trial, when compared to the maximum FDA-approved prescription doses of non-steroidal anti-inflammatory drugs for osteoarthritis.

•   The FACT OA1 trial included an additional treatment arm, fasinumab 1 mg every two months, which showed numerical benefit over placebo, but did not reach statistical significance.

•   In initial safety analyses from the Phase 3 trials, there was an increase in arthropathies reported with fasinumab. In a sub-group of patients from one Phase 3 long-term safety trial, there was an increase in joint replacement with fasinumab 1 mg monthly treatment during the off-drug follow-up period, although this increase was not seen in the other trial.

Garetosmab, an antibody to Activin A

•   The Company paused the Phase 2 study, LUMINA-1, pending further review of the drug’s benefit-risk profile.

Progress in Earlier-Stage Clinical Programs; New Candidates into Clinical Development
•	Data readouts and key publications from existing Phase 1 studies
•	Initiation of new Phase 1 studies
•	Notable early research milestones and collaborations
Achievements/Relevant Developments in 2020:
New Compounds Advanced into Clinical Development • REGN7257 – Aplastic anemia • REGN5668 – Ovarian cancer • REGN6569 – Solid tumors	• REGN5381 – Heart failure • REGN7075 – Solid tumors • REGN6490 – Palmo-plantar pustulosis • REGEN-COV – COVID-19

•   NTLA-2001 – Hereditary transthyretin amyloidosis with polyneuropathy (in collaboration with Intellia Therapeutics, Inc.)

•   ALN-HSD – Nonalcoholic steatohepatitis (in collaboration with Alnylam Pharmaceuticals, Inc.)

*	Descriptions are based on information available to the Committee when setting the Company performance multiplier for 2020.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

(2) FINANCE AND OPERATIONS (SECONDARY FACTORS)
Financial Metrics; Capital Structure
• Growth in total revenues • Growth in net product sales for key marketed products • Growth in profitability metrics • Collaboration agreements • Finance projects
Achievements/Relevant Developments in 2020:

•   Total revenue for the first nine months of 2020 was $6.074 billion, a 29.4% increase over the same period in 2019 ($4.694 billion).

•   Full year Non-GAAP Net Income and Diluted Non-GAAP EPS forecast projected to exceed the 2020 board-approved plan by double digits.

•   EYLEA global net product sales of $5.707 billion in the first nine months of 2020 (representing 3.1% growth vs. the first nine months of 2019).

•   Latest full year U.S. EYLEA net product sales projected to increase for the ninth straight year without a price increase.

•   Dupixent global net product sales of $2.873 billion in the first nine months of 2020 (representing 83.7% growth vs. the first nine months of 2019).

•   Kevzara global net product sales of $198.4 million in the first nine months of 2020 (representing 35.0% growth vs. the first nine months of 2019).

•   Libtayo global net product sales of $250.9 million in the first nine months of 2019 (representing 110.7% growth vs. the first nine months of 2019).

•   The Company and Sanofi entered into an agreement, effective April 1, 2020, to restructure its collaboration for Praluent.

•   In May 2020, the Company completed secondary offering of approximately 13 million shares of the Company’s common stock held by Sanofi at an offer price of $515.00 per share. The Company also executed its repurchase of approximately 9.8 million shares directly from Sanofi at a price of $509.85 per share.

•   In August 2020, the Company completed its inaugural issuance of investment grade notes through an underwritten offering of $1.250 billion aggregate principal amount of senior unsecured notes due 2030 and $750 million aggregate principal amount of senior unsecured notes due 2050.

•   In May 2020, the Company expanded its existing collaboration with Intellia Therapeutics, Inc. to provide the Company with rights to develop products for additional in vivo CRISPR/Cas9-based therapeutic targets and for the companies to jointly develop potential products for the treatment of hemophilia A and B.

•   In July 2020, HHS exercised its option under the existing agreement for the treatment of Ebola virus infection to provide approximately $345.0 million of additional funding for the manufacture and supply of Inmazeb.

•   Completed novel agreements with BARDA and Roche relating to REGEN-COV.

Operational & Manufacturing
•	Marketing structure & strategy
•	Pricing, policy & legal developments
•	Successful completion of global audits
•	Expansion of facilities
•	Manufacturing volume
Achievements/Relevant Developments in 2020:

•   U.S. Court of Appeals for the Federal Circuit affirmed decision of the Patent Trial and Appeal Board of the U.S. Patent and Trademark Office invalidating a patent owned by Immunex Corporation (a subsidiary of Amgen Inc.) asserted against Dupixent in the United States.

•   Technical Board of Appeal of the European Patent Office invalidated Amgen’s patent claims asserted against Praluent in Europe.

•   Filed 33 patent applications relating to REGEN-COV, including obtaining the first-ever U.S. patent granted to a biologic against COVID-19.

•   Simultaneously moved certain commercial product manufacturing to our facilities in Ireland while bringing up manufacturing for REGEN-COV in our facilities in Rensselaer, New York.

•   Manufactured initial doses of REGEN-COV within approximately six weeks.

•   The EYLEA pre-filled syringe launched on time.

•   Secured approval of the Dupixent auto-injector.

•   Managed all ramp-up activities and associated distributions in connection with the Company’s trials evaluating Kevzara for the treatment of COVID-19.

•   Continued construction of the Company’s first fill/finish facility.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

(3) TALENT, CULTURE, AND CORPORATE RESPONSIBILITY (SECONDARY FACTORS)
Talent Management & Retention
• Growth of global workforce to support our long-term strategic objectives • Employee retention and below-industry attrition rate • Outside recognition and employee feedback
Achievements/Relevant Developments in 2020:

•   Global company growth continued, with headcount exceeding 9,000 employees, up 11% since November 2019 while maintaining a turnover rate of less than half the industry average

•   Increased level of MD talent hiring

•   Appointed Chief Diversity, Equity & Inclusion Officer

•   Earned #1 ranking in Science Magazine’s Top Biopharma Companies to Work For; Regeneron placed either first or second for the past ten years, making it the most highly ranked company of the decade.

•   Fortune magazine’s list of ‘Best Companies to Work For.’

•   Great Places to Work: ‘Best Workplace in Ireland.’

• Developed, launched, and continued to manage company-run employee COVID-19 testing.
Corporate Responsibility
•	ESG activities, reporting, ratings, and rankings
•	Corporate giving
•	Philanthropic and citizenship programs
Achievements/Relevant Developments in 2020:
•	Regeneron recognized on Fortune magazine’s “Change the World” list of companies doing well by doing good.	•	Newsweek: America’s Most Responsible Companies	•	Regeneron named for the fourth consecutive year to The Civic 50, an initiative of Points of Light (the world’s largest organization dedicated to volunteer service), and honored for the first time as the sector leader for healthcare; this initiative recognizes the most community-minded companies in the U.S.

For each of the factors listed in the table above, the Compensation Committee assessed actual performance for the year. Based on a holistic assessment of these factors within the framework and the relevant categories outlined above, the Compensation Committee set the Company performance multiplier at 2.25 for 2020. In exceeding the range historically used for annual cash incentive awards (0 to 2.0), the Compensation Committee recognized the significant accomplishments in all key areas of Regeneron’s business despite the impact of the COVID-19 pandemic; the Company’s progress with its novel investigational cocktail REGEN-COV achieved in 2020; and the extraordinary efforts and performance of Company employees in 2020.

Individual Performance

The personal performance multiplier may range from 0 to 1.5. For the explanation of individual factors considered in the cash incentive decisions, see the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives.”

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

2020 Earned Cash Incentives

In determining the level of 2020 cash incentives earned, we calculated the NEOs’ respective target cash incentive amounts (which, for our CEO, was set approximately at the median of the Peer Group) and applied the Company performance multiplier based on the Company’s achievement of 2020 objectives; and, for the three NEOs who also have a personal performance component, we applied a personal performance multiplier. For the three NEOs with a personal performance component, the personal performance component had a 40% weighting and the Company performance component had a 60% weighting. In addition, in each case where this calculation would have resulted in an NEO earning a cash incentive in excess of the maximum amount previously allocated to such executive by the Compensation Committee in March 2020 under our Cash Incentive Bonus Plan, the 2020 cash incentive was capped at such maximum amount. See “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives.”

Based on the achievement of corporate goals (discussed above) and individual goals (discussed in the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives”) in the past year, our NEOs earned the followed cash incentives in 2020:

Named Executive Officer	2020 Base Salary ($)	Cash Incentive Target (as percentage of base salary)	Personal Performance Multiplier	Company Performance Multiplier	Total Cash Incentive ($)
Leonard S. Schleifer, M.D., Ph.D.	1,425,000	120%	n/a	2.25*	3,567,714*
George D. Yancopoulos, M.D., Ph.D.	1,211,500	120%	n/a	2.25*	3,004,391*
Robert E. Landry	795,000	65%	1.5	2.25*	938,872*
Daniel P. Van Plew	795,000	65%	1.5	2.25*	938,872*
Andrew J. Murphy, Ph.D.	700,000	65%	1.5	2.25	887,250

*	Capped at the maximum amount allocated in March 2020 under the Cash Incentive Bonus Plan, resulting in lower cash incentive awards to these executives. Actual cash incentives awarded to these executives in respect of 2020 correspond to a Company performance multiplier of 2.09, 2.07, 2.03, and 2.03 for Drs. Schleifer and Yancopoulos and Messrs. Landry and Van Plew, respectively.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL EQUITY AWARDS

Equity grants represent the largest portion of the value awarded annually to our NEOs for compensation purposes. These awards are designed to incentivize delivery of sustainable long-term value, which we believe is created by focusing on the discovery, development, and commercialization of new medicines. Our Compensation Committee utilizes a customized framework for determining the size and mix of the annual equity awards of our NEOs and other executives, which is periodically reassessed in light of our business objectives, feedback from our shareholders, and market practices. This framework and the relevant considerations underlying our equity program are summarized below.

Performance-Based Sizing and Value Delivery

•  In determining the size of equity awards to our NEOs, we take into account:

•  Corporate performance (assessment of Regeneron’s corporate accomplishments, particularly as they relate to our product pipeline); and/or

•  Individual performance (assessment of performance against the corporate goals established by the board of directors for the CEO and the goals established by the Committee and/or the CEO for the other NEOs, as well as an assessment of the individual’s importance to the Company’s future performance).

•  Both PSUs (used exclusively for equity awards to our CEO and CSO in 2020) and stock options (the primary component of each of our other NEOs’ annual equity awards in 2020) are performance-based:

•  PSUs only vest if the relevant performance criteria related to TSR are satisfied. They are designed to reward top performance; reward exceptional long-term shareholder value creation; and ensure stability and continuity of leadership to support the achievement of the next phase of Regeneron’s ambitious product, pipeline, and talent development plans.

•  Stock options only deliver value if we deliver stock price appreciation for shareholders after grant. No amount of time will make a stock option deliver any value unless the company’s stock price increases.

Long-Term Value Creation

•  PSUs incorporate a long-term, five-year performance period. In addition, the PSUs granted in 2020 require a three-year deferral and holding period, thus promoting and rewarding value creation over eight years.

•  Stock option grants have ten-year terms and four-year vesting provisions (generally requiring our employees, including our NEOs, to remain employed for four years in order for all options to vest*) to align with long-term value creation and the development cycle of our products.

•  RSAs/RSUs promote long-term employment:

•  RSAs/RSUs awarded as a component of annual equity awards vest 50% on the second anniversary of the date of grant and 50% on fourth anniversary of the date of grant, which is a more backloaded vesting schedule than is typical in the industry.

•  Special RSAs awarded to our NEOs vest 100% on the fifth anniversary of the date of grant.

Meaningful Holding Requirements

•  PSUs awarded in 2020 require a three-year deferral and holding period following vesting, except in certain limited circumstances.

•  We require NEOs to retain a significant amount of equity within five years of their employment with Regeneron:

•  Our CEO and CSO must own shares with a value at least 6-times their respective base salaries.

•  Our other NEOs must own shares with a value at least 2-times their respective base salaries.

Risk-Mitigating Policies and Practices

•  We have a recoupment (clawback) policy that enables us to reduce or recoup equity and other incentive compensation for compliance violations by NEOs and other covered officers and employees; importantly, the policy covers both financial and non-financial violations.**

•  We prohibit our NEOs from hedging or pledging Regeneron securities they hold.

•  We periodically evaluate each NEO’s grant history and prior grant size amounts, as well as the amount of outstanding unvested and/or vested but unexercised stock options and other equity awards (if applicable) held, including whether such awards are “in-the-money.” These considerations inform future NEO grant sizes and the mix of equity awards utilized.

*	In the case of our CEO, this is subject to the terms of his employment agreement. See the subsection “Compensation Dashboard—2020 Compensation Tables—Post-Employment Compensation—Leonard S. Schleifer, M.D., Ph.D. Employment Agreement.” In the case of our CSO, any unvested stock options granted to him in December 2018 and 2019 will continue to vest following his qualified retirement (as defined in the applicable Company policy).

**	See the subsection “Compensation Processes—Risk Assessment” below for further information about the recoupment (clawback) policy.

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In applying this framework in 2020, the Compensation Committee granted our NEOs the equity awards discussed below.

Named Executive Officer	PSUs	Annual Stock Options	Annual RSAs	Special RSAs
Leonard S. Schleifer, M.D., Ph.D.	248,108 (Target)	—	—	—
George D. Yancopoulos, M.D., Ph.D.	248,108 (Target)	—	—	—
Robert E. Landry	—	19,950	1,930	—
Daniel P. Van Plew	—	19,950	1,930	5,000
Andrew J. Murphy, Ph.D.	—	25,000	1,929	8,285

All of the equity awards granted to the NEOs in 2020 are subject to the Company’s policy regarding recoupment or reduction (clawback) of incentive compensation for compliance violations, including after such awards have been earned/vested and (in the case of the PSUs) after the expiration of the Holding Period (as defined below).

Five-Year, Front-Loaded PSU Awards for CEO and CSO Replacing Five Years of CEO and CSO Equity Awards

In lieu of five years of annual equity awards (i.e., until the Company’s regular year-end grant cycle in December 2025), our CEO and CSO were each granted a five-year, front-loaded PSU award in December 2020. The awards were designed following detailed and extensive analysis conducted by the Compensation Committee’s independent compensation consultant under the Compensation Committee’s direction, considering, among other relevant factors, Regeneron’s business model and strategy, compensation philosophy, and strategic and financial objectives; Regeneron’s TSR performance compared to its peers and the biotechnology and pharmaceutical industries; and compensation practices of other high-growth companies.

In using PSUs for all of the CEO and CSO 2020 equity awards, the Compensation Committee took into account shareholder feedback and shareholder preference for this type of performance-based award. Historically, annual equity awards to Drs. Schleifer and Yancopoulos overwhelmingly consisted of time-based stock options; in contrast, the 2020 awards consist entirely of PSUs.

The PSUs are 100% performance-based and are designed to:

•	further align CEO and CSO interests with those of Regeneron’s long-term shareholders by rewarding top performance and eliminating time-based stock options from their compensation program;

•	reward exceptional shareholder value creation over the next eight years (i.e., over the five-year performance period and the subsequent three-year mandatory deferral and holding period); and

•	ensure stability and continuity of leadership to support the achievement of the next phase of Regeneron’s ambitious product, pipeline, and talent development plans.

In approving the grant, the board also recognized the Company’s long track record of success for patients, shareholders, and employees achieved under the leadership of these executives, as well as the board’s confidence in their vision for the Company and in their ability to leverage Regeneron’s technology platforms, product pipeline, and commercialized assets to create long-term shareholder value.

As a condition to the grant of these awards, it has been agreed that Drs. Schleifer and Yancopoulos will not be entitled to any additional equity or equity-based awards from the Company until the Company’s regular year-end grant cycle in December 2025.

As shown in the chart below, the PSUs are designed so that nearly all of the incremental value created is delivered to our shareholders.

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Shareholder and CEO/CSO Value Creation from PSUs ($ billions)

The terms of the PSUs are further described below.

Primary Performance Measure, Performance Period, and Payout Range. The PSUs have a primary performance period of five years from December 31, 2020 (the “Grant Date”). Between 50% and 250% of the target number of PSUs granted to each recipient (248,108 PSUs) may become eligible to vest upon achievement of absolute TSR goals that were derived from five-year CAGRs of 5.6% (threshold) to 19.2% (maximum), as set forth in the schedule below:

Performance Level	Absolute TSR Goal[1]	TSR CAGR	Price Target[2]	Payout[3]
Maximum	+140.4%	+19.2%	$1,150	250%
	+125.6%	+17.7%	$1,079	225%
	+112.4%	+16.3%	$1,016	200%
	+99.9%	+14.9%	$956	175%
	+87.7%	+13.4%	$898	150%
	+76.5%	+12.0%	$844	125%
Target	+65.6%	+10.6%	$792	100%
	+47.6%	+8.1%	$706	75%
Threshold	+31.3%	+5.6%	$628	50%

1	Starting from $478.30 (the most recent closing price of the Company’s common stock at the time of grant) (the “Initial Share Price”); to be adjusted for any dividends or other shareholder distributions paid during the performance period.
2	Determined by applying the five-year TSR CAGR goals to the Initial Share Price; to be adjusted for any dividends or other shareholder distributions paid out during the performance period.
3	Payouts are expressed as a percentage of the target number of PSUs awarded to each recipient. Payouts for performance between the levels set forth in this table are determined by interpolation.

Performance Goal Measurement. The PSUs may be earned at the threshold level beginning March 15, 2021 and may be earned above the threshold level only after the third anniversary of the Grant Date, in each case based on the average closing price of the Company’s common stock over any 20 consecutive trading days. If and to the extent earned, the PSUs vest 100% at the five-year anniversary of the Grant Date, subject to the recipient’s continued service at that time.

Secondary Performance Measure. If no PSUs have been earned during the five-year performance period, then the recipient will have an opportunity to earn a threshold payout at 50% of the target number of PSUs if the Company’s cumulative TSR over such five-year period exceeds, on a relative basis, the cumulative TSR of the Nasdaq Biotech Index (composite return) by at least 200 basis points. The rationale for the minimum payout for exceeding the industry five-year index is that there may be circumstances in which Regeneron outperforms the broader market without reaching the minimum absolute TSR goals, such as in the case of a recession or industry-wide developments outside management’s control.

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Holding Period. Earned PSUs are generally subject to a mandatory deferral and holding period of three years after vesting (the “Holding Period”). Earned and vested PSUs are not forfeited upon termination of the recipient’s service with the Company, but the shares deliverable in respect of the PSUs may not be sold or otherwise transferred during the Holding Period (except as described below). The Holding Period ends early upon the recipient’s death or disability or a change in control involving the Company.

Termination Treatment. The PSUs will continue to be outstanding and may be earned and vest for so long as the recipient serves as an employee or consultant of the Company or a member of the board of directors. The following provisions further apply to the PSUs in the circumstances described below:

•	Voluntary Termination or Retirement. Upon voluntary termination or retirement from the Company (except where the recipient’s service continues as noted above), any unvested PSUs are forfeited.
•	Termination without Cause/Departure for Good Reason. If the recipient’s employment with the Company is terminated without Cause or the recipient leaves his employment with the Company for a Good Reason (each as defined in or incorporated by reference into the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the applicable PSU award agreement thereunder (filed as exhibits to the 2020 Annual Report)), earnout is measured as of termination and all PSUs earned as of that date vest and remain subject to the Holding Period. In this circumstance, PSUs not earned as of such termination date have 12 additional months to be earned and, to the extent earned, will vest on the fifth anniversary of the Grant Date or the first anniversary of the termination, whichever comes first (with the Holding Period beginning upon such vesting). Unearned PSUs are forfeited at the end of the 12 months.
•	Change in Control. In the case of a change in control, earnout is measured as of the date of the change in control (using the applicable transaction price as the ending stock price), and all PSUs earned as of that date vest with no Holding Period and any unearned PSUs are forfeited immediately.
•	Death or Disability. In the case of the recipient’s death or disability, the PSUs remain outstanding and may be earned during their term and, to the extent earned, are not subject to the Holding Period.

Annual Stock Option Awards

Stock options represented a significant component and the largest portion of the grant date fair value of the annual equity awards granted to our other NEOs in 2020. Messrs. Landry and Van Plew each received an award of 19,950 stock options in 2020, representing an 18.6% decrease in the number of underlying shares as compared to their 2019 stock option awards; and Dr. Murphy received an award of 25,000 options in 2020, representing a 2% increase in the number of underlying shares as compared to his 2019 stock option award. For Messrs. Landry and Van Plew, this year-over-year decrease resulted from Company-wide decisions to (i) reduce the guidelines for the number of shares underlying the 2020 annual equity awards by 5% year over year for eligible employees and (ii) reduce the proportion of such shares allocated to the stock option component of annual equity awards to eligible employees, which for our other NEOs was reduced from 70% in 2019 to 60% in 2020. The year-over-year increase in Dr. Murphy’s stock option award was in recognition of the outstanding accomplishments of the Company’s research and preclinical development organization in 2020, including the rapid discovery of REGEN-COV, as well as expected future contributions by Dr. Murphy.

The use of stock options for 2020 annual equity awards to our other NEOs was based on our long-held view that stock options are a useful compensation tool when used thoughtfully as part of a well-designed compensation program because they are inherently performance-based, requiring stock price appreciation before there is any real value earned, and simple. No amount of time will make a stock option deliver any value unless the company’s stock price increases. In addition, stock options reward these NEOs for increasing shareholder value over the entire 10-year option term, which we believe is consistent with the drug discovery and development cycle.

All stock options awarded to our NEOs in 2020 have an exercise price of $492.00 per share, the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of grant. All of these grants consist of non-qualified stock options and vest ratably over a period of four years. Except as set forth below in the subsection “Compensation Dashboard—2020 Compensation Tables—Post-Employment Compensation,” stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.

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Annual RSAs

Similar to 2019, time-based RSAs were used as a component of the annual equity awards for our NEOs other than our CEO and CSO based on the Company-wide decision to utilize a long-term incentive mix of stock options and RSAs/RSUs for these NEOs as well as other employees. For the 2020 annual RSA/RSU awards, the Committee determined generally to keep the grant date fair value per award unchanged from 2019 both for these NEOs and other employees. In recalibrating the equity award mix for the 2020 annual equity awards, the Committee took into account, among other factors, shareholder feedback about the annual rate of equity compensation dilution, retention considerations, and employee input. Based on this methodology, the Committee granted to Messrs. Landry and Van Plew and Dr. Murphy 1,930 RSAs, 1,930 RSAs, and 1,929 RSAs, respectively, in 2020. Each such RSA vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, which is a more backloaded vesting schedule than is typical in the industry.

Special RSAs to Certain NEOs

We supplemented our annual equity awards in 2020 with highly targeted grants of time-based RSAs/RSUs to certain key employees (including two of our NEOs) to reward exceptional performance. In line with this approach, Dr. Murphy and Mr. Van Plew received 8,285 special RSAs and 5,000 special RSAs, respectively, in 2020. Each such RSA vests on the fifth anniversary of the date of grant to promote long-term alignment with the interests of our shareholders as well as employee retention.

PERQUISITES AND PERSONAL BENEFITS

Similar to our other employees, our NEOs may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. See details concerning the 401(k) Savings Plan in the subsection “Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits.” Our NEOs are eligible to receive a limited number of additional perquisites. These include financial and tax planning assistance, which are taxable benefits.

In addition, our CEO is entitled to life insurance, long-term disability, medical malpractice insurance premiums, and additional tax and financial planning services pursuant to his employment agreement. These are described in footnote 5 to the Summary Compensation Table.

Our CEO and CSO are also eligible for various benefits under our Company security policy, which was approved by the board of directors in 2015 for the purpose of ensuring increased efficiencies and providing a more secure environment for these executives. Based on the recommendation of an independent, third-party security study, our security policy and related guidelines require our CEO and CSO (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel. As amended in November 2020 based on a new security study, the security policy also provides for 24/7 personal security services for each of Drs. Schleifer and Yancopoulos.

Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2020 is given in the applicable footnotes to the Summary Compensation Table and in the subsection “Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits.”

POTENTIAL SEVERANCE PAYMENTS

The following points are key to understanding our change-in-control and other severance provisions:

•	Outstanding equity award agreements (with the exceptions and qualifications described in the subsection “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments”) for all employees other than Dr. Vagelos include a governance best-practice “double trigger” provision for the acceleration of vesting of awards granted thereunder only upon a without-cause termination by the Company within two years of a change in control.

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•	We have a policy against excise tax gross-up provisions for payments contingent on a change in control of Regeneron in contracts, compensatory plans, and other arrangement with the Company’s officers (including NEOs) with the exception of the CEO under his existing employment agreement or amendments to it.
•	Regeneron has no pension, deferred compensation, or retirement plans other than our 401(k) Savings Plan described above.

For additional details, see the subsection “Compensation Dashboard—Additional Compensation Information— Potential Severance Payments.”

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COMPENSATION PROCESSES

COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. The Compensation Committee evaluates the performance of our NEOs and approves their compensation—in the case of the CEO, subject to approval of the non-employee members of the board of directors. The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

Annual salaries for the following year and year-end cash incentives and equity awards for all employees are determined in December of each year based on Company and individual performance, as well as other factors, which may include compensation trends among our Peer Group and in the biotechnology industry in general. With respect to our CEO, this process is formalized in the Compensation Committee’s charter, which specifies that the Compensation Committee is to annually present the proposed annual compensation of the CEO to the non-employee members of the board of directors for approval. The non-employee directors and the Chairman of the Board are also involved in reviewing the Company’s performance for purposes of setting the annual cash incentive.

We make our annual equity awards on a regular, pre-set schedule. The meetings at which such grants are approved are generally scheduled well in advance of the grant date, without regard to the timing of earnings or other major announcements. We generally grant annual equity awards to eligible employees whose performance is determined to merit an annual grant, including the NEOs, at a meeting held during December.

Pursuant to the terms of the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, stock option awards are granted with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of the grant or, if such date is not a trading day, on the last preceding date on which there was a sale of our common stock on the NASDAQ Global Select Market.

We periodically evaluate the personal benefits and perquisites afforded to our NEOs. The Compensation Committee also regularly meets in executive session to discuss any of the matters that fall within its responsibilities.

MANAGEMENT

Members of our senior management play a role in the overall executive compensation process and assess performance of other officers. They also recommend for the Compensation Committee’s approval the salary, cash incentive, and equity grant budgets for non-officers and make specific recommendations for salary increases, cash incentives, and equity grants for other officers. For our NEOs (other than our CEO), recommendations to the Compensation Committee regarding their compensation are made by our CEO, who also evaluates their performance. Our CEO’s performance is evaluated directly by the Compensation Committee based on the Company’s overall corporate performance against annual goals that are approved by the board of directors at the beginning of each year, as discussed above.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

SHAREHOLDER INPUT AND OUTREACH

We believe in casting a broad net for information, and think it is very important to reach out to our shareholders for ideas, input, and direct feedback. We do this formally through our triennial say-on-pay votes, as well as through discussions with our shareholders both in connection with our annual shareholder meetings and in the “off-season,” where we discuss compensation, governance, and other issues of importance and interest to our shareholders. In addition, on a more informal basis, we engage with our shareholders through regular investor relations channels, governance engagements, industry conferences, and informal exchanges in other settings.

Say-on-pay vote. Our shareholders are provided with an opportunity to cast a non-binding, advisory vote every three years on our executive compensation program. Our most recent advisory say-on-pay vote was held at our 2020 annual shareholder meeting, at which this advisory proposal was approved by 70.2% of the votes cast. As has been the case with previous say-on-pay votes, management and the Compensation Committee carefully considered the result of this say-on-pay vote and subsequently solicited further feedback from our key shareholders on compensation and governance matters. In the last several years, following our recent advisory say-on-pay votes, we implemented several changes to our executive compensation program and continued the implementation of our existing compensation and governance initiatives. These and other changes implemented in the last five years are summarized in the table below.

Shareholder outreach. In addition to the more formal input of the say-on-pay vote discussed above, we maintain a robust shareholder outreach program (both in connection with our annual shareholder meetings and in the “off-season”) through which we seek input from shareholders and ESG-focused groups regarding our executive compensation and other governance practices, and implement appropriate changes based on this input.

Our annual shareholder outreach program is quite extensive – last year we engaged in direct one-on-one discussions with shareholders collectively representing over 60% of the shares of common stock outstanding as of December 31, 2020 (excluding shares held by our directors and executive officers). We encourage director participation in our outreach, and our Compensation Committee Chair led many of these discussions. Shareholder feedback is discussed with management and, depending on the topic, relayed for consideration to the appropriate committee of the board of directors (typically the Compensation Committee or the Corporate Governance and Compliance Committee), the full board, or both. In recent years, shareholder input resulted in specific changes to our compensation and corporate governance practices and policies, including the changes discussed below.

Our 2020 outreach discussions built on an active outreach program in prior years and focused on, among other matters, (i) equity compensation matters, including investor views on performance-based equity, the appropriate scope of equity compensation programs, and acceptable burn rate and dilution and (ii) the impact of the COVID-19 pandemic on governance policies and procedures and corporate governance best practices. As discussed elsewhere in this CD&A, influenced by shareholder feedback and input from the past several years, in December 2020 we utilized PSUs for 100% of the equity awards for our CEO and CSO and incorporated certain design enhancements as compared to the PSUs granted in 2019. These changes and other changes we have adopted in the last five years demonstrate our continued commitment to good governance and are outlined in the table below.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Changes Adopted Based on Shareholder Feedback (2016–2021)

What We Heard	What We Did	When We Did It
Preference for further pay-for- performance alignment; support for PSUs introduced for CEO and CSO in 2019 but preference for:	Replaced five years of CEO and CSO annual equity awards (i.e., until the Company’s regular year-end grant cycle in December 2025) with a single grant of front-loaded PSUs incorporating rigorous absolute TSR performance goals over a five-year performance period	2020
• Exclusive use of PSUs	Granted 100% of CEO and CSO equity awards in the form of PSUs (significant increase compared to 2019, when the CEO/CSO equity mix consisted of 30% PSUs and 70% stock options)
• More ambitious PSU goals	Increased target TSR from 61% to 65.6%; increased TSR goal for maximum payout from 101% to 140.4% (in each case compared to the terms of the PSUs granted in 2019)
• Other PSU design enhancements	Eliminated secondary 4-year performance period; included a 3-year holding period
Investor interest in management team stability and long-term value creation	Increased holding/vesting requirements for 2020 CEO and CSO PSUs by incorporating a five-year performance period and a subsequent three-year holding period	2020
Support for broad-based equity program but concern about burn rate and reliance on stock options	Maintained broad-based equity compensation strategy while addressing concerns about the resulting burn rate using a two-part approach:	2016–2020 (equity grant reductions commenced in 2013)
1. Reduce equity award grant guidelines with respect to the number of shares underlying annual equity awards to eligible employees; and
2. Starting in 2019, recalibrate equity award mix (stock options and RSAs/RSUs) for NEOs below the CEO/CSO level and other employees to better balance incentivization of growth and employee retention.
In 2020, as a result of this approach, we decreased by approximately 20% the number of stock options granted per recipient and maintained RSA/RSU grant date fair value per recipient at 2019 levels, thus reducing burn rate to 3.3%, the lowest level in the last eight years.
Desire for more clarity regarding the process for determining annual cash incentives	Enhanced the existing process for determining annual cash incentives and provided more detailed disclosure about the Compensation Committee’s determination of the Company performance multiplier. See “Components of Executive Pay: What We Pay and Why We Pay It – Annual Cash Incentives” above for more information.	2019–2021

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Concern about compensation program for non-employee directors and the Chairman of the Board	Introduced a new compensation program for our non-employee directors and the Chairman of the Board in November 2018. As a result:	2018
	• Reduced by nearly 50% the grant date fair value of equity awards to both the non-employee directors and the Chairman of the Board (granted in January 2019 and December 2018, respectively); and
	• Introduced full-value awards (RSUs) as part of the non-employee director equity awards.
Requests for additional information with respect to ESG matters	Conducted ESG audit in 2017 to identify potential gaps with respect to ESG matters.	2017–2021
	Increased the breadth and depth of ESG data collection and reporting, including introducing first comprehensive Responsibility Report in 2018, and actively engaged with various ESG ratings agencies, resulting in significant improvements to several ESG scores.
	Built an ESG strategy operational structure, including by instituting board-level oversight and establishing a cross-functional responsibility committee comprised of management members.

Set bold, global ESG goals, spanning across the environmental and social issues that are most significant to our business and stakeholders.

Advanced access to medicine strategy in low- and middle-income countries.

	See “Corporate Responsibility—Corporate Governance— Corporate Responsibility” for more information.
Preference for alignment with key ESG frameworks

Announced our support for the United Nation’s Sustainable Development Goals, disclosing where we plan to focus to deliver the most impact.

Aligned Responsibility Report with the SASB framework and separately published on our website our first report on climate-related risks and opportunities, aligned with the recommendations developed by the TCFD.

		2019–2021
Support for bolstering DE&I initiatives and reporting

Hired Chief DE&I Officer (2021)

Enhanced DE&I disclosures, including reporting progress and metrics in our annual Responsibility Report and publishing consolidated EEO-1 data (data from annual reports submitted to the U.S. Equal Employment Opportunity Commission) on our website.

		2018–2021
	Committed to increasing diversity in leadership and strengthening a culture of inclusion as part of our 2025 global ESG goals.

We also provide all shareholders and others a means to contact us at any time. That information is included in this proxy statement—see “Shareholders—Shareholder Communications.” We welcome your input.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has the sole authority to retain, at the Company’s expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. In 2020, the Compensation Committee (and, as discussed above with respect to non-employee director compensation matters, the Corporate Governance and Compliance Committee) utilized the services of Frederic W. Cook & Co. In order to maintain its independence, the Compensation Committee retained Frederic W. Cook & Co. directly and Frederic W. Cook & Co. performed services for the Compensation Committee exclusively at the Compensation Committee’s direction. The Compensation Committee periodically evaluates the independence of its compensation consultant. In accordance with applicable listing standards of the NASDAQ Stock Market LLC and SEC rules, in 2020 the Compensation Committee evaluated the independence of Frederic W. Cook & Co.; and, on the basis of this evaluation, concluded that the engagement of Frederic W. Cook & Co. did not raise any conflicts of interest.

The Compensation Committee’s consultant reviews management recommendations for compensation plans, budgets, and strategies, and also advises the Compensation Committee on how regulations and trends in executive compensation nationally and specifically in the pharmaceutical and biopharmaceutical industries may be relevant to the Company. It also assists with developing the Peer Group; provides comparative compensation information for our CEO and CSO and the other members of the board of directors (using the Peer Group and other compensation data as described below); reviews senior management’s compensation recommendations for other officers, including the other NEOs; and provides general advice to the Compensation Committee on compensation matters, including facilitating the articulation and periodic review of the Company’s compensation philosophy or replenishment of our long-term equity incentive plan. In 2020, the Compensation Committee’s consultant also conducted a detailed and extensive analysis under the Compensation Committee’s direction with respect to the five-year, front-loaded PSU award for our CEO and CSO.

PEER DATA

For purposes of setting our NEOs’ and other senior executives’ compensation, we use comparative compensation information from a relevant peer group of companies (referred to in this proxy statement as “Peer Group”). We select the companies in the Peer Group with the assistance of Frederic W. Cook & Co. based on factors including, but not limited to, the following:

•	research and development orientation;	•	stage of development; and
•	market capitalization;	•	total revenues.
•	number of employees;

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

The Peer Group is also meant to provide a representative sample of companies with which we compete for talent. We periodically reassess the composition of the Peer Group and make changes as appropriate, taking into account factors such as changes in the Company’s market capitalization and merger-and-acquisition activity impacting the existing Peer Group companies.

The Peer Group utilized in 2020 consists of the following 13 companies:

AbbVie Inc.	BioMarin Pharmaceutical Inc.*	Incyte Corporation*
Alexion Pharmaceuticals, Inc.*	Bristol-Myers Squibb Company	Merck & Co., Inc.
Alnylam Pharmaceuticals, Inc.*	Eli Lilly and Company	Seagen Inc.*
Amgen Inc.	Gilead Sciences, Inc.*	Vertex Pharmaceuticals, Inc.*
Biogen Inc.*

* Regeneron’s Biotech R&D Peer.

The Compensation Committee reviewed the Peer Group in June 2020 and, based on the recommendation of Frederic W. Cook & Co., made the following changes: (i) eliminated Celgene Corporation due to its acquisition by Bristol-Myers Squibb Company completed in November 2019; (ii) eliminated Alkermes plc and United Therapeutics Corporation due to their respective market capitalizations being significantly below the Company’s; and (iii) added Merck & Co., Inc. and Seagen Inc. (formerly Seattle Genetics, Inc.) due to a number of factors, including their respective business models and the scope of their operations in relation to the Company. As part of its assessment, the Compensation Committee took into account that Regeneron was the median company (or just below the median) in the Peer Group based on market capitalization, the then-available consensus revenue estimates for 2020, and the then-available reported number of employees, based on the data provided to the Committee, as shown in the table below.

Market Capitalization ($ Millions)				2020 Revenue		Employees
As of 5/31/20		2019 12-Month Average		Estimate ($ Millions)		(as of last 10-K filing)
Merck	$203,745	Merck	$211,379	AbbVie	$45,052	Merck	71,000
AbbVie	$163,316	Amgen	$119,280	Bristol Myers Squibb	$41,932	Lilly	33,625
Lilly	$138,642	AbbVie	$115,641	Merck	$40,828	AbbVie	30,000
Bristol Myers Squibb	$135,128	Lilly	$111,241	Amgen	$25,315	Bristol Myers Squibb	30,000
Amgen	$135,120	Bristol Myers Squibb	$86,803	Lilly	$23,903	Amgen	23,400
Gilead	$97,628	Gilead	$83,563	Gilead	$22,300	Gilead	11,800
Vertex	$74,661	Biogen	$50,236	Biogen	$13,974	Regeneron	8,030
Regeneron	$62,233	Vertex	$47,345	Regeneron	$7,556	Biogen	7,400
Biogen	$50,113	Regeneron	$37,465	Vertex	$5,719	Alexion	3,082
Seagen	$27,213	Alexion	$26,380	Alexion	$5,400	BioMarin	3,001
Alexion	$26,477	Incyte	$17,571	lncyte	$2,449	Vertex	3,000
Incyte	$22,153	BioMarin	$14,777	BioMarin	$1,894	Seagen	1,605
BioMarin	$19,268	Seagen	$13,299	Seagen	$1,077	Incyte	1,456
Alnylam	$15,532	Alnylam	$9,193	Alnylam	$490	Alnylam	1,323
75th Percentile	$136,885		$113,441		$33,071		30,000
Median	$74,661		$50,236		$13,974		7,400
25th Percentile	$24,315		$16,174		$2,171		2,303
Regeneron Percentile Rank in Peer Group	46P		39P		44P		51P

Source: Standard & Poor’s Capital IQ. Revenue reflects 2020 analyst consensus estimate as of May 31, 2020. Merck excludes estimated Organon revenue of $6.5 billion.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Further, in our review of the Peer Group data, we also consider the practices of the eight-company sub-group of peers viewed as having businesses and drug discovery and development cultures that are most similar to Regeneron’s, with similarly-sized employee bases (marked with an asterisk in the table above and referred to as “Biotech R&D Peers”).

In making the compensation decisions in December 2020, we used data from publicly filed proxy statements of the companies in the Peer Group (as compiled by the Compensation Committee’s compensation consultant) to review each component of compensation of our NEOs against their peers in the Peer Group as well as their total annual compensation in relation to the Peer Group, while taking into account various factors such as the executive’s performance, past compensation history, experience, and their role in the Company’s success. We use Peer Group data as a point of reference for measurement, but Peer Group data do not represent the only factor considered and there is no targeted pay level percentile. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

RISK ASSESSMENT

We believe that the Company’s programs balance risk and potential reward in a manner that is appropriate to the Company’s circumstances and in the best interests of the Company’s shareholders over the long term. We also believe that the Company’s compensation and benefits programs do not create risks that are reasonably likely to have a material adverse effect on the Company. We regularly review the Company’s compensation and benefits programs, including its executive compensation program and its incentive-based compensation programs (such as sales incentive plans).

The Company’s compensation and governance-related policies are further enhanced by our stock ownership guidelines applicable to our senior officers and our policy regarding recoupment or reduction (clawback) of incentive compensation of our officers and other specified employees for compliance violations. Our policy regarding recoupment or reduction (clawback) of incentive compensation for compliance violations applies to bonus and other incentive compensation, regardless of whether paid or payable in cash, equity, or otherwise and regardless of whether such compensation has been earned or vested. In addition, the policy covers both financial and non-financial violations resulting in a significant harm to the Company’s business, prospects, results of operations, or financial condition. Under the policy, the board and any designed committee of the board have full discretion to make recoupment and reduction decisions as they may deem appropriate subject to applicable law, the Company’s compensation plans in effect from time to time, and all relevant contractual obligations.

We also have policies against hedging and pledging of our securities by our directors and employees, including the NEOs; and against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company’s executive officers, including the NEOs (other than the existing employment agreement with our CEO or any amendments thereto, which we expressly exempted).

These policies demonstrate Regeneron’s continued commitment to robust corporate governance and are meant to reduce compensation-related risks and ensure greater alignment of the interests of our employees, including the NEOs, and those of the Company and our shareholders.

TAX IMPLICATIONS

We take tax considerations into account in making our compensation-related assessments and decisions.

Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) of the Internal Revenue Code generally limited the deductibility for federal income tax purposes of compensation in any year paid to the CEO and the other NEOs (other than the Chief Financial Officer) (the “covered employees”) to the extent such compensation exceeded $1 million, subject to certain exceptions. “Performance-based” compensation, as defined under Section 162(m) of the Internal Revenue Code, was exempt from such deduction limitation if specified requirements set forth in the Internal Revenue Code and applicable Treasury regulations were met. The Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan, adopted prior to the enactment of the Tax Cuts and Jobs Act, allows (but does not require) awards thereunder to be subject to the attainment of performance goals in order to qualify for this performance-based compensation exception.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Under the Tax Cuts and Jobs Act, which generally became effective for us commencing with our 2018 fiscal year, the exception under Section 162(m) for performance-based compensation is no longer generally available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. Further, the definition of covered employees has been expanded to include our CFO. In addition, once one of our NEOs is considered a covered employee subject to the deduction limitation of Section 162(m), the NEO will remain a covered employee so long as he or she receives compensation from us. Despite the elimination of the performance-based compensation exception, we have continued to use the Cash Incentive Bonus Plan for annual cash incentives of the NEOs because we believe it furthers our compensation philosophy and objectives regardless of tax treatment. The Compensation Committee will continue to review the full impact of Section 162(m) (as revised by the Tax Cuts and Jobs Act) on the Company, our compensation programs, and executive compensation trends generally as it makes compensation-related assessments and decisions in the future.

Due to the requirements set forth in Section 274(e)(2) of the Internal Revenue Code, Company-provided personal and guest air travel (which is provided by the Company only to the extent permitted under board-approved guidelines and a security policy adopted by the board based on an independent, third-party security study) results in a partial disallowance of the related corporate tax deductions. In 2020, this disallowance amounted to approximately $2.0 million.

We take into account the deductibility of compensation in determining NEOs’ compensation. However, we reserve the right to use our judgment to authorize compensation payments that are not deductible, such as when we believe that such payments are necessary to maintain the flexibility needed to attract talent, promote executive retention, reward performance, or attain other Company objectives, or as required to comply with the Company’s contractual commitments.

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COMPENSATION-RELATED MATTERS / COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Christine A. Poon, Chairperson
George L. Sing
Huda Y. Zoghbi, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

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2020 EXECUTIVE COMPENSATION TABLES

The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our NEOs during the last three fiscal years (other than with respect to Dr. Murphy, who qualified as an NEO for 2020 and 2019 but not for 2018).

2020 Summary Compensation Table

A	B	C	E	F	G	I		J
Name and principal position	Year	Salary ($)[1]	Stock awards ($)[2]	Option awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]		Total ($)
Leonard S. Schleifer, M.D., Ph.D. President and Chief Executive Officer	2020	1,480,119	130,000,032	—	3,567,714	302,256	[5]	135,350,121
	2019	1,377,100	4,983,226	11,699,586	3,057,162	338,043		21,455,117
	2018	1,330,500	—	21,339,913	2,953,710	896,432		26,520,555
George D. Yancopoulos, M.D., Ph.D. President and Chief Scientific Officer	2020	1,258,096	130,000,032	—	3,004,391	120,800	[6]	134,383,319
	2019	1,170,500	4,983,226	11,699,586	2,598,510	212,313		20,664,135
	2018	1,130,900	—	21,339,913	2,510,598	399,718		25,381,129
Robert E. Landry Executive Vice President, Finance and Chief Financial Officer	2020	825,577	949,560	3,459,499	938,872	24,195	[7]	6,197,703
	2019	730,000	2,840,008	3,526,669	811,395	23,470		7,931,542
	2018	680,000	4,767,500	3,308,184	581,400	19,535		9,356,619
Daniel P. Van Plew Executive Vice President and General Manager, Industrial Operations and Product Supply	2020	825,577	3,409,560	3,459,499	938,872	20,945	[8]	8,654,453
	2019	683,100	2,840,008	3,526,669	759,266	20,470		7,829,513
	2018	660,000	—	7,650,147	677,160	19,915		9,007,222
Andrew J. Murphy, Ph.D. Executive Vice President, Research[9]	2020	726,923	5,025,288	4,335,258	887,250	24,195	[10]	10,998,914
	2019	600,000	4,702,308	3,526,669	666,900	23,470		9,519,347

1	The reported salary amounts for 2020 give effect to a 27th pay period in 2020 as a result of the Company’s payroll schedule, which was accelerated to avoid a delayed funds disbursement. This resulted in each NEO receiving one additional paycheck in 2020 based on the base salaries then in effect, as shown in the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Base Salaries.”
2	The amounts in columns E and F reflect the respective aggregate grant date fair values (disregarding estimated forfeitures) of PSUs or RSAs (as applicable) and stock option awards granted in 2020, 2019, and 2018, respectively, pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or its predecessor. Valuation assumptions and methodologies used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2020 included in the 2020 Annual Report.
3	Non-equity incentive plan compensation amounts (consisting of cash incentives paid to the NEOs in respect of the relevant year under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan) are shown in the year in which they were accrued and earned.
4	See the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below for further information. Certain 2020 perquisites and other personal benefits are quantified for each of the NEOs in the footnotes to this table below based on the actual additional cost incurred by us in providing the perquisite or other personal benefit.
5	Consists of (i) $20,724 for life insurance premiums, (ii) $39,991 for long-term disability insurance premiums, (iii) $28,178 for medical malpractice insurance premiums, (iv) $13,000 for 401(k) Savings Plan matching contributions in respect of 2020, (v) $11,195 for tax and financial planning advisory services, and (vi) $126,199 and $62,969 for personal use of Company-provided aircraft and secure car transportation/personal and residential security services, respectively, in each case in accordance with our security policy (calculated as described in the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below).
6	Consists of (i) $13,000 for 401(k) Savings Plan matching contributions in respect of 2020, (ii) $11,195 for tax and financial planning advisory services, and (iii) $41,099 and $55,506 for personal use of Company-provided aircraft and secure car transportation/personal and residential security services, respectively, in each case in accordance with our security policy (calculated as described in the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below).
7	Consists of (i) $13,000 for 401(k) Savings Plan matching contributions in respect of 2020 and (ii) $11,195 for tax and financial planning advisory services.
8	Consists of (i) $9,750 for 401(k) Savings Plan matching contributions in respect of 2020 and (ii) $11,195 for tax and financial planning advisory services.
9	Dr. Murphy qualified as an NEO for 2020 and 2019 but not for 2018.
10	Consists of $13,000 for 401(k) Savings Plan matching contributions in respect of 2020 and (ii) $11,195 for tax and financial planning advisory services.

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COMPENSATION-RELATED MATTERS / COMPENSATION DASHBOARD

2020 Grants of Plan-Based Awards

The following table and explanatory footnotes provide information regarding the annual cash incentive and equity awards granted to our NEOs during 2020.

A	B		C	D	E	F	G	H	I	J	K		L
Name	Grant date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards1			Estimated Possible Payouts Under Equity Incentive Plan Awards2			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)3	Closing price of Company common stock on grant date ($/ Sh)3	Grant date fair value of stock and option awards ($)4
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leonard S. Schleifer, M.D., Ph.D.	—		—	1,710,360	3,567,714	—	—	—	—	—	—	—	—
	12/31/2020		—	—	—	124,054	248,108	620,270	—	—	—	—	130,000,032
George D. Yancopoulos, M.D., Ph.D.	—		—	1,453,800	3,004,391	—	—	—	—	—	—	—	—
	12/31/2020		—	—	—	124,054	248,108	620,270	—	—	—	—	130,000,032
Robert E. Landry	—		—	516,750	938,872	—	—	—	—	—	—	—	—
	12/09/2020	[5]	—	—	—	—	—	—	—	19,950	492.00	488.64	3,459,499
	12/09/2020	[6]	—	—	—	—	—	—	1,930	—	—	—	949,560
Daniel P. Van Plew	—		—	516,750	938,872	—	—	—	—	—	—	—	—
	12/09/2020	[5]	—	—	—	—	—	—	—	19,950	492.00	488.64	3,459,499
	12/09/2020	[6]	—	—	—	—	—	—	1,930	—	—	—	949,560
	12/09/2020	[7]	—	—	—	—	—	—	5,000	—	—	—	2,460,000
Andrew J. Murphy, Ph.D.	—		—	455,000	938,872	—	—	—	—	—	—	—	—
	12/09/2020	[5]	—	—	—	—	—	—	—	25,000	492.00	488.64	4,335,258
	12/09/2020	[6]	—	—	—	—	—	—	1,929	—	—	—	949,068
	12/09/2020	[7]	—	—	—	—	—	—	8,285	—	—	—	4,076,220

1	Cash incentive awards under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan. The actual cash incentive awards earned in respect of 2020 and paid out in January 2021 are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. The maximum amount in this column represents the maximum cash incentive allocated to each executive by the Compensation Committee in March 2020 under the Cash Incentive Bonus Plan.

2	The amounts in this column represents the threshold, target, and maximum number of shares of common stock that may be earned by the NEO in respect of the five-year PSUs granted to the NEO in 2020 in lieu of five years of annual equity awards.

3	These options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the date of grant. Therefore, the closing price of our common stock on the grant date may be higher or lower than the exercise price of these options.

4	The amounts in this column represent the grant date fair value (disregarding estimated forfeitures) of the awards made pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The valuation assumptions and methodologies used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2020 included in the 2020 Annual Report.

5	The NEO received a non-qualified stock option award that vests subject to continued employment at a rate of 25% per year over the first four years of the maximum ten-year option term.

6	The NEO received an annual RSA that vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.

7	The NEO received a special RSA that vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table and explanatory footnotes provide information regarding unexercised stock options and PSUs or RSAs (as applicable) held by our NEOs as of December 31, 2020.

A	B	C		D	E	F	G	H	I	J
	Option Awards						Stock Awards
										Equity
				Equity					Equity	incentive
				incentive					incentive	plan awards:
				plan awards:					plan awards:	market or
	Number of	Number of		number of					number of	payout value
	securities	securities		securities			Number of	Market value	unearned	of unearned
	underlying	underlying		underlying			shares or	of shares or	shares, units	shares, units
	unexercised	unexercised		unexercised			units of stock	units of stock	or other rights	or other rights
	options	options		unearned	Option	Option	that have not	that have not	that have not	that have not
	exercisable	unexercisable		options	exercise price	expiration	vested	vested	vested	vested
Name	(#)	(#)		(#)	($)	date	(#)	($)	(#)	($)
	20,320	60,958	[2]	—	372.46	12/11/2029	—	—	—	—
	64,507	64,506	[3]	—	381.40	12/12/2028	—	—	—	—
	104,606	34,868	[4]	—	378.98	12/12/2027	—	—	—	—
	146,815	—		—	381.92	12/16/2026	—	—	—	—
	172,723	—		—	555.67	12/16/2025	—	—	—	—
Leonard S. Schleifer, M.D., Ph.D.	203,204	—		—	399.66	12/16/2024	—	—	—	—
	239,063	—		—	270.43	12/13/2023	—	—	—	—
	281,250	—		—	179.13	12/14/2022	—	—	—	—
	160,000	—		—	52.03	12/16/2021	—	—	—	—
	240,000	—		—	52.03	12/16/2021	—	—	—	—
	—	—		—	—	—	—	—	124,054 [5]	59,931,728 [7]
	—	—		—	—	—	—	—	25,155 [6]	12,152,632 [7]
TOTAL	1,632,488	160,332							149,209	72,084,360
	20,320	60,958	[2]	—	372.46	12/11/2029	—	—	—	—
	64,507	64,506	[2]	—	381.40	12/12/2028	—	—	—	—
	104,606	34,868	[4]	—	378.98	12/12/2027	—	—	—	—
	146,815	—		—	381.92	12/16/2026	—	—	—	—
	146,815	—		—	555.67	12/16/2025	—	—	—	—
	172,723	—		—	399.66	12/16/2024	—	—	—	—
George D. Yancopoulos, M.D., Ph.D.	203,204	—		—	270.43	12/13/2023	—	—	—	—
	239,063	—		—	179.13	12/14/2022	—	—	—	—
	—	—		—	—	—	—	—	124,054 [5]	59,931,728 [7]
	—	—		—	—	—	—	—	25,155 [6]	12,152,632 [7]
TOTAL	1,098,053	160,332							149,209	72,084,360
	—	19,950	[1]	—	492.00	12/09/2030	—	—	—	—
	6,125	18,375	[2]	—	372.46	12/11/2029	—	—	—	—
	10,000	10,000	[3]	—	381.40	12/12/2028	—	—	—	—
	17,503	5,834	[4]	—	378.98	12/12/2027	—	—	—	—
	24,565	—		—	381.92	12/16/2026	—	—	—	—
Robert E. Landry	5,000	—		—	555.67	12/16/2025	—	—	—	—
	25,000	—		—	399.66	12/16/2024	—	—	—	—
							1,930 [8]	932,402 [7]
	—	—		—	—	—	2,625 [10]	1,268,164 [7]	—	—
	—	—		—	—	—	5,000 [11]	2,415,550 [7]	—	—
	—	—		—	—	—	12,500 [11]	6,038,875 [7]	—	—
TOTAL	88,193	54,159					22,055	10,654,991

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A	B	C		D	E	F	G		H		I	J
		Option Awards					Stock Awards
												Equity
				Equity							Equity	incentive
				incentive							incentive	plan awards:
				plan awards:							plan awards:	market or
	Number of	Number of		number of							number of	payout value
	securities	securities		securities			Number of		Market value		unearned	of unearned
	underlying	underlying		underlying			shares or		of shares or		shares, units	shares, units
	unexercised	unexercised		unexercised			units of stock		units of stock		or other rights	or other rights
	options	options		unearned	Option	Option	that have not		that have not		that have not	that have not
	exercisable	unexercisable		options	exercise price	expiration	vested		vested		vested	vested
Name	(#)	(#)		(#)	($)	date	(#)		($)		(#)	($)
	—	19,950	[1]	—	492.00	12/09/2030	—		—		—	—
	6,125	18,375	[2]	—	372.46	12/11/2029	—		—		—	—
	23,126	23,124	[3]	—	381.40	12/12/2028	—		—		—	—
	37,500	12,500	[4]	—	378.98	12/12/2027	—		—		—	—
	34,000	—		—	381.92	12/16/2026	—		—		—	—
	40,000	—		—	555.67	12/16/2025	—		—		—	—
Daniel P. Van Plew	40,000	—		—	399.66	12/16/2024	—		—		—	—
	50,000	—		—	270.43	12/13/2023	—		—		—	—
	—	—		—	—	—	1,930	[8]	932,402	[7]	—	—
	—	—		—	—	—	5,000	[9]	2,415,550	[7]	—	—
	—	—		—	—	—	2,625	[10]	1,268,164	[7]	—	—
	—	—		—	—	—	5,000	[11]	2,415,550	[7]	—	—
TOTAL	230,751	73,949					14,555		7,031,66
	—	25,000	[1]	—	492.00	12/09/2030	—		—		—	—
	6,125	18,375	[2]	—	372.46	12/11/2029	—		—		—	—
	12,500	12,500	[3]	—	381.40	12/12/2028	—		—		—	—
	37,500	12,500	[4]	—	378.98	12/12/2027	—		—		—	—
	34,000	—		—	381.92	12/16/2026	—		—		—	—
	35,000	—		—	555.67	12/16/2025	—		—		—	—
	40,000	—		—	399.66	12/16/2024	—		—		—	—
Andrew J. Murphy, Ph.D.	40,000	—		—	270.43	12/13/2023	—		—		—	—
	40,000	—		—	179.13	12/14/2022	—		—		—	—
	33,079	—		—	52.03	12/16/2021	—		—		—	—
	—	—		—	—	—	1,929	[8]	931,919	[7]	—	—
	—	—		—	—	—	8,285	[9]	4,002,566	[7]
	—	—		—	—	—	2,625	[10]	1,268,164	[7]	—	—
	—	—		—	—	—	10,000	[11]	4,831,100	[7]	—	—
	—	—		—	—	—	15,000	[12]	7,246,650	[7]	—	—
TOTAL	278,204	68,375					37,839		18,280,399

1	This stock option award was granted to the NEO on December 9, 2020 and vests at a rate of 25% per year over the first four years of the option term.

2	This stock option award was granted to the NEO on December 11, 2019 and vests at a rate of 25% per year over the first four years of the option term.

3	This stock option award was granted to the NEO on December 12, 2018 and vests at a rate of 25% per year over the first four years of the option term.

4	This stock option award was granted to the NEO on December 12, 2017 and vests at a rate of 25% per year over the first four years of the option term.

5	This PSU award was granted to the NEO on December 31, 2020 and has a five-year performance period from the date of grant. Based on performance as of December 31, 2020 in accordance with SEC rules, the number of PSUs shown in this table assumes a threshold level of payout.

6	This PSU award was granted to the NEO on December 11, 2019 and has a five-year performance period from the date of grant. Based on performance as of December 31, 2020 in accordance with SEC rules, the number of PSUs shown in this table assumes a maximum level of payout.

7	Reflects the closing price of $483.11 per share of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2020.

8	This RSA was granted to the NEO on December 9, 2020 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.

9	This RSA was granted to the NEO on December 9, 2020 and vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.

10	This RSA was granted to the NEO on December 11, 2019 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.

11	This RSA was granted to the NEO on December 11, 2019 and vests 100% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.

12	This RSA was granted to the NEO on December 12, 2018 and vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.

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2020 Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts realized by our NEOs during 2020 as a result of the exercise of stock options or the vesting of RSAs.

A	B	C	D	E
	Option awards		Stock awards
	Number of shares	Value realized	Number of shares	Value realized
	acquired on exercise	on exercise	acquired on vesting	on vesting
Name	(#)	($)[1]	(#)	($)
Leonard S. Schleifer, M.D., Ph.D.	312,500	169,000,000	—	—
George D. Yancopoulos, M.D., Ph.D.	644,815	281,652,068	—	—
Robert E. Landry	89,900	19,611,893	—	—
Daniel P. Van Plew	193,314	89,371,258	—	—
Andrew J. Murphy, Ph.D.	31,921	15,004,069	—	—

1	Amounts reflect the difference between the exercise price of the option(s) and the average of the high and low sales price per share of the Company’s common stock on the Nasdaq Global Select Market on the exercise date(s).

POST-EMPLOYMENT COMPENSATION

As discussed in “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments,” our NEOs are entitled to certain severance benefits upon the voluntary or involuntary termination of their employment. We provide additional information regarding the severance benefits available to our NEOs in the tables set out below in this subsection. For our CEO, the table shows the amounts payable under his employment agreement upon his involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other NEOs, the table shows their post-termination compensation arrangements under our change in control severance plan upon an involuntary or not-for-cause termination in connection with a corporate change of control.

Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

We entered into an employment agreement with our CEO, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. On November 14, 2008, this employment agreement was amended and restated to bring the employment agreement into compliance with Section 409A of the Internal Revenue Code. Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average cash incentive paid over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment terminates for any reason other than for cause, (i) all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant, and (ii) all of his unvested PSUs from the 2019 grant will remain outstanding, and vesting and forfeiture shall be determined in the manner set forth in the applicable award agreement, without regard to such termination of employment. For a discussion of the treatment of Dr. Schleifer’s unvested PSUs from the 2020 grant upon certain termination events, see “Compensation-Related Matters—Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Equity Awards.”

Upon an involuntary termination (i.e., a termination by the Company without cause or by Dr. Schleifer for good reason, each as defined in the agreement) within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average cash incentive over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months. Upon such an involuntary termination in connection with a change of control, Dr. Schleifer’s outstanding stock options will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. In addition, pursuant to the terms of his 2019 PSU award agreement, any such PSUs that vest upon a change of control (as a result of performance exceeding the relevant TSR goal for the

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period from the grant date to the date of the change of control) will become deliverable to Dr. Schleifer upon the earlier of (x) the five-year anniversary of the grant date or (y) a termination of Dr. Schleifer’s employment by the Company without cause or by Dr. Schleifer for good reason, in each case within two years after such a change of control. Pursuant to the terms of his 2020 PSU award agreement, any such PSUs that vest upon a change of control will be immediately deliverable to Dr. Schleifer (with no Holding Period). If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than 10%, in which case such benefits and payments will be reduced accordingly.

The following table reflects the potential payments to our CEO under his employment agreement assuming a termination effective December 31, 2020 under different scenarios (including following a change of control), as well as upon death or disability. The information in the table below is based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

Potential Severance Payments under Dr. Schleifer’s Employment Agreement

							Value of
							Accelerated
	Cash		Benefits		Death	Disability	Stock Options/	Cutback/	Total
	Severance		Continuation		Benefits[4]	Benefits	PSUs	Gross-up6	Amount
Involuntary Termination	$12,754,932	[2]	$268,779	[3]	—	—	$29,089,345 [5]	—	$42,113,056
Following a Change of Control[1]
Involuntary Termination	$5,314,555	[7]	$130,223	[8]	—	—	—	—	$5,444,778
Death	—		$99,137	[9]	—	—	— [10]	—	$99,137 [10]
Disability	—		$130,223	[8]	—	$748,283 [11]	—	—	$878,506

1	For purposes of these calculations, (i) we used Dr. Schleifer’s 2020 base salary and the annual cash incentives paid to Dr. Schleifer for performance in 2017, 2018, and 2019, respectively; (ii) we assumed that Dr. Schleifer received his annual cash incentive that was earned in 2020 and paid in 2021 (described in the Summary Compensation Table above); (iii) we took into consideration, for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, the fact that Dr. Schleifer’s stock options continue to vest according to their original vesting schedule following a voluntary or involuntary termination (other than in connection with a change of control); (iv) we assumed a 6.4% annual increase in medical premiums, 4% annual increase in dental premiums, and no increase in annual disability or life insurance premiums; (v) we assumed that the medical and dental insurance benefits received in 2021, 2022, and 2023 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement; (vi) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of assessing excise tax liabilities and potential cutbacks; and (vii) although certain payments to Dr. Schleifer would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed or revise the values to reflect any such delay.

2	Equal to three times the sum of (a) Dr. Schleifer’s 2020 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s annual cash incentives for performance in 2017, 2018, and 2019.

3	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months.

4	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.

5	Equal to the sum of (a) the aggregate amount of the differences between the exercise prices of Dr. Schleifer’s accelerated stock options and the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2020, the last business day of 2020, of $483.11 and (b) the value of 25,155 outstanding PSUs from his 2019 grant that would have been earned had a vesting determination been made on December 31, 2020 in respect of performance for the period from the date of grant to December 31, 2020. None of Dr. Schleifer’s outstanding PSUs from his 2020 grant would have been earned had a vesting determination been made on December 31, 2020 in respect of performance for the period from the date of grant to December 31, 2020.

6	Under Dr. Schleifer’s employment agreement, if payments due in connection with a change of control are subject to excise taxes under Section 280G of the Internal Revenue Code, we will cut back the payments if the excise tax can be eliminated by reducing his cash severance payments and benefits by less than 10%. Otherwise, we will pay him an additional “gross up” amount so that his after-tax benefits are the same as though no excise tax had been applied. We have determined that Dr. Schleifer would not have been subject to excise taxes if he had been terminated on December 31, 2020 as a result of a change of control.

7	Equal to 1.25 times the sum of (a) Dr. Schleifer’s 2020 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s year-end cash incentive awards for performance in 2017, 2018, and 2019.

8	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months.

9	Equal to the estimated cost of providing Dr. Schleifer’s dependents medical and dental benefits for 18 months.

10	As discussed in “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments,” unvested stock options held by any employee (including Dr. Schleifer) become immediately exercisable upon his or her death. The value of such acceleration stock options would have been $16,936,713. In addition, any PSUs held by Dr. Schleifer will remain outstanding upon his death, and any vesting or forfeiture of such PSUs will be determined following the completion of the applicable performance period as it otherwise would have been determined if he remained employed by the Company for the duration of such performance period.

11	Represents 35% of Dr. Schleifer’s 2020 salary over a period of 18 months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.

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Change in Control Severance Plan

Each of the NEOs, other than our CEO, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control. On November 14, 2008, the change in control severance plan was amended and restated to bring it into compliance with Section 409A of the Internal Revenue Code (“Section 409A”).

Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or, in designated cases, including with respect to the NEOs other than Dr. Schleifer, two times the sum of the participant’s annual base salary and his or her average annual cash incentive over the prior three years if, within two years after or 180 days before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump-sum severance payment. A participant so terminated is also entitled to receive a pro-rata annual cash incentive for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued his or her employment with the Company.

In the event that a plan participant resigns his or her employment for Good Reason (which generally conforms to the definition in Section 409A), or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within two years after or 180 days before a change in control, then, unless otherwise provided in an award agreement, the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) 30 days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

The following table shows the potential payments to our NEOs (other than our CEO), upon their hypothetical termination (other than for Cause) or resignation for Good Reason, in the two years following, or the six months prior to, a change in control. The information in the table below assumes an effective termination or resignation date of December 31, 2020 and is further based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

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Potential Payments under Change in Control Severance Plan

			Value of
			Accelerated Stock
	Cash	Benefits	Options/RSAs/		Total
	Severance[1]	Continuation[2]	PSUs[3]	Cutback[4]	Amount[5]
George D. Yancopoulos, M.D., Ph.D.	$7,227,728	$81,707	$29,089,345	—	$36,398,780
Robert E. Landry	$2,839,890	$138,984	$14,312,779	—	$17,291,653
Daniel P. Van Plew	$2,897,057	$108,695	$12,718,427	—	$15,724,179
Andrew J. Murphy, Ph.D.	$2,332,307	$138,862	$22,886,593	—	$25,357,762

1	Equal to two times the sum of (a) the NEO’s 2020 base salary and (b) the average annual cash incentives paid to the NEO over the prior three years.

2	Equal to the estimated cost of providing each NEO and his dependents medical, dental, vision, disability, and life insurance coverage for 24 months, plus the estimated cost of providing each NEO tax and financial planning advisory services for 24 months.

3	For stock options, equal to the aggregate amount of the differences between the exercise prices of each NEO’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2020 of $483.11. In the case of Messrs. Landry and Van Plew and Dr. Murphy, the amounts also include the value as of December 31, 2020 of accelerated RSAs. In the case of Dr. Yancopoulos, the amount includes the value of 25,155 outstanding PSUs from his 2019 grant that would have been earned had a vesting determination been made on December 31, 2020 in respect of performance for the period from the date of grant to December 31, 2020. None of Dr. Yancopoulos’s outstanding PSUs from his 2020 grant would have been earned had a vesting determination been made on December 31, 2020 in respect of performance for the period from the date of grant to December 31, 2020.

4	We have determined (using the assumptions outlined in footnote 5) that all of the NEOs listed in the table above would have been under their applicable “golden parachute” safe harbor limits and not subject to any cutbacks or excise taxes if terminated on December 31, 2020.

5	For purposes of these calculations, (i) we used base salaries as of December 31, 2020 and annual cash incentives paid to the NEOs for performance in 2017, 2018, and 2019, respectively; (ii) we assumed that each NEO received his annual cash incentive that was earned in 2020 and paid in 2021 (described in the Summary Compensation Table above); (iii) we took into consideration, for purposes of determining whether each NEO was subject to a reduction under the terms of the change in control severance plan, the fact that each NEO’s equity awards may vest in full or in part following a change in control (parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Treas. Reg. Section 1.28G-1 Q&A 24(c)); (iv) we assumed a 6.4% annual increase in medical premiums, 4% annual increase in dental and vision premiums, and no increase in disability or life insurance premiums or employer cost of tax and financial planning advisory services for 2021 and 2022; (v) we assumed that the medical insurance benefits received in 2021 and 2022 would be taxable and that the NEOs would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan; (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of company employees, no specific value has been ascribed to these covenants for purposes of assessing excise tax liabilities and potential cutbacks; and (vii) although certain payments to the NEOs would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed or revise the values to reflect any such delay.

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ADDITIONAL COMPENSATION INFORMATION

ANNUAL CASH INCENTIVES

In 2016, we adopted our Cash Incentive Bonus Plan for purposes of allowing our annual cash incentives to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and permitting us to deduct cash incentive compensation that might otherwise not be deductible by reason of Section 162(m) (as then in effect). Although the Tax Cuts and Jobs Act eliminated the performance-based compensation exception for compensation paid in 2018 and beyond (as discussed under “Compensation Processes—Tax Implications” above), we have continued to use the Cash Incentive Bonus Plan for annual cash incentives for the reasons discussed under “Compensation Discussion and Analysis—Our Compensation Philosophy and Objectives” above. For 2020 annual cash incentives for the NEOs, in March 2020 the Compensation Committee set up a cash incentive pool under the Cash Incentive Bonus Plan; specified maximum allocations of such pool to the NEOs and certain other senior executives; and established a R&D-related performance goal consisting of (i) the submission of one or more Investigational New Drug Applications, Biologics License Applications, or supplemental Biologics License Applications with the FDA (or its equivalent outside the United States) or (ii) the approval of any regulatory filing of the type described in clause (i) by the FDA or the applicable regulatory authority outside the United States. In November 2020, the Compensation Committee determined that Regeneron’s performance in 2020 exceeded the established goal, thus enabling the funding of the cash incentive pool, and awarded Drs. Schleifer and Yancopoulos and Messrs. Landry and Van Plew their respective maximum allocations of the 2020 cash incentive pool; such allocations were less than the cash incentive amounts that would have resulted from applying the Company performance multiplier for 2020 and applicable personal performance multiplier for 2020 to such NEOs’ respective target cash incentive amounts. In the case of Dr. Murphy, the Compensation Committee exercised “negative discretion” (as permitted under the Plan) to reduce his maximum allocation of the 2020 cash incentive pool to equal an amount determined by applying the Company performance multiplier for 2020 and his personal performance multiplier for 2020 to his target cash incentive amount.

The targets for the 2020 annual cash incentives for the NEOs were set as percentages of their respective base salaries as follows: Dr. Schleifer—120%; Dr. Yancopoulos—120%; Mr. Landry—65%; Mr. Van Plew—65%; and Dr. Murphy—65%.

For 2020, Dr. Schleifer’s target cash compensation was set approximately at the median of the Peer Group. In determining the cash incentive target for Dr. Yancopoulos, the Compensation Committee took into consideration the importance of his scientific leadership as President & CSO and the significant contributions he has made to the success of the Company and, specifically, to the discovery and development of the Company’s commercial products, its pipeline of internally developed product candidates, and its platform technologies. The Compensation Committee determined that there were no meaningful comparative data for Dr. Yancopoulos relating to similarly situated executives and that his base salary and cash incentive for 2020 would be set at 85% of Dr. Schleifer’s. In determining the cash incentive targets for 2020 for Messrs. Landry and Van Plew and Dr. Murphy, the Compensation Committee took into consideration the compensation of similarly situated executive officers at companies in the Peer Group.

The cash incentives were determined through the use of both an individual and a Company performance component with a range of 0 to 1.5 for the personal performance multiplier and a range of 0 to 2.0 for the Company performance multiplier (which was increased to 2.25 in 2020 as discussed below), depending upon performance during the year. Both the personal performance multiplier and the Company performance multiplier were determined by the Compensation Committee for each NEO based on the Committee’s assessment of the Company’s performance relative to the general corporate goals described below and, in the case of each of Messrs. Landry and Van Plew and Dr. Murphy, the NEO’s personal performance during the year.

With respect to 2020, the Compensation Committee set the Company performance multiplier at 2.25. In exceeding the range historically used for annual cash incentive awards (0 to 2.0), the Compensation Committee recognized the significant accomplishments in all key areas of Regeneron’s business despite the impact of the COVID-19 pandemic;

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the Company’s progress with its novel investigational cocktail REGEN-COV achieved in 2020; and the extraordinary efforts and performance of Company employees in 2020. For more information on these and other factors that contributed most to the Compensation Committee’s determination of the Company performance multiplier in 2020, see the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives.”

With respect to 2020, the Compensation Committee approved a personal performance multiplier of 1.5 for each of Messrs. Landry and Van Plew and Dr. Murphy. The personal performance component accounted for 40% of these NEOs’ cash incentives. The Company component was based on a Company performance multiplier that was determined based on the Company’s overall corporate performance (as described above) against 2020 goals that were approved by the board of directors in January 2020. This Company performance component accounted for 60% of the cash incentives awarded to Messrs. Landry and Van Plew and Dr. Murphy. In the case of Drs. Schleifer and Yancopoulos, the Compensation Committee focused exclusively on overall Company performance in 2020 (as described above) when determining their cash incentives and did not utilize a personal performance multiplier. As noted above, in each case where the 2020 annual cash incentive calculation would have resulted in an NEO earning a cash incentive in excess of the maximum amount previously allocated to such executive by the Compensation Committee in March 2020 under our Cash Incentive Bonus Plan, the 2020 cash incentive was capped at such maximum amount.

In determining the personal performance multiplier for Mr. Landry, the Compensation Committee gave special consideration to Mr. Landry’s leadership of and accomplishments in the Company’s accounting, finance, and tax functions and across his other responsibilities, including his leadership of several significant transactions in 2020 that delivered value to shareholders and strengthened the Company’s capital structure. In the case of Mr. Van Plew, the Compensation Committee focused primarily on Mr. Van Plew’s leadership of and accomplishments in the Company’s Industrial Operations and Product Supply organization, including with respect to expanded/relocated manufacturing capacities and preparations for new product launches (including, in each case, with respect to REGEN-COV) as well as the successful completion of all regulatory audits concerning the Company’s manufacturing practices in 2020. In the case of Dr. Murphy, the Compensation Committee considered the progress and continued expansion of the Company’s research and preclinical development pipeline, including the rapid discovery of REGEN-COV, as summarized in the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives.”

PERQUISITES AND PERSONAL BENEFITS

All employees who participate in our 401(k) Savings Plan, including the NEOs, are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of a specified percentage of the participant’s compensation that the participant has contributed to the plan (which was 8% with respect to 2018 and 10% with respect to 2019 and 2020), up to a maximum level established under the Internal Revenue Code. Each of our NEOs participated in our 401(k) Savings Plan during 2020 and received matching contributions in the aggregate amount of $13,000 ($9,750 in the case of Mr. Van Plew) in the form of shares of our common stock. The contributions were paid quarterly (with the contribution in respect of the fourth quarter of 2020 paid in February 2021) and are included in the compensation amounts reported for each of our NEOs in the Summary Compensation Table included in this proxy statement. As with all employees, the number of shares of common stock that each NEO received on a quarterly basis was determined using the average market price per share of our common stock during the applicable quarter.

To achieve increased efficiencies and a more secure traveling environment, the Company provides air transportation for certain executive and director travel in accordance with guidelines approved by our board of directors. Based on the recommendation of an independent, third-party security study, the guidelines and our security policy require Drs. Schleifer and Yancopoulos (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel. Regeneron covers the cost of any such personal air travel for up to $250,000 in incremental cost (as described below) annually for each of Drs. Schleifer and Yancopoulos. Family members or other guests may accompany our NEOs and directors during Company-provided air business travel, space permitting, so long as they cover any incremental cost related to such guests (other than

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with respect to the family members of Drs. Schleifer and Yancopoulos as described above). In addition, in limited circumstances personal use of Company-provided air travel by our other NEOs or directors may be permitted if authorized by the Chairman and any incremental cost is paid by the lead passenger. Any required reimbursement or other payment of the incremental cost is made to the extent permitted by applicable Federal Aviation Administration rules.

We determine the incremental cost of any Company-provided personal or guest air travel based on the direct variable operating cost. Items included in the calculation include (as applicable) fuel costs; landing, non-home-base hangar or aircraft parking, and ground handling fees; in-flight catering; travel, lodging, and other expenses for flight crew; and other trip-related variable cost, including the use of our fractional jet interests. Because Company-provided air transportation is used primarily for business travel, incremental costs exclude fixed costs that generally do not change based on usage, such as (as applicable) flight crew salaries; aircraft purchase or lease costs; depreciation; insurance costs; certain maintenance fees based on minimum usage; and home-base hangar costs. When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the guest (for example, catering), if any, are included in determining the aggregate incremental cost to Regeneron. If any aircraft flies empty before picking up or after dropping off a passenger for personal reasons, this “deadhead” segment would be included in the aggregate incremental cost based on the methodology described above. The amount of disallowed corporate tax deductions attributable to Company-provided personal and guest air travel is not included in the NEO incremental cost calculation.

The security policy also covers secure car transportation, on-site residential security at the primary residence for each of Drs. Schleifer and Yancopoulos, and, starting in November 2020, 24/7 personal security services for Drs. Schleifer and Yancopoulos. The addition of 24/7 personal security services for these executives was approved by the board of directors and the Compensation Committee in November 2020 based on the recommendation of an independent, third-party security study. For 2020, we calculated the incremental costs of the 24/7 personal security services based on the amounts paid by the Company to the third-party provider of such services; and calculated the incremental costs of the secure car transportation and on-site residential security based on the average fuel cost per mile times total miles traveled in connection with such services plus any overtime employee wages attributable to such services. Because Company-provided car transportation is primarily used for business travel, the incremental costs for 2020 excluded ordinary wages, taxes, and benefits of the drivers, who are full-time employees of the Company, as well as fixed lease costs and routine maintenance that would have been incurred in any event.

Amounts associated with personal or guest Company-provided air and secure car transportation/personal and residential security services are imputed as income to the NEOs to the extent required by applicable tax regulations. The NEOs do not receive a tax gross-up from us to cover their personal income tax obligations in respect of any such imputed income.

The amounts disclosed in the “All other compensation” column of the Summary Compensation Table relating to personal and guest use of Company-provided air transportation, secure car transportation, and personal and residential security services in accordance with our security policy attributable to Drs. Schleifer and Yancopoulos are based on the incremental cost resulting from such transportation/services as described above.

The Corporate Governance and Compliance Committee monitors business and any personal or guest Company-provided air travel on a periodic basis.

Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2020 is given in the applicable footnotes to the Summary Compensation Table included in this proxy statement.

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POTENTIAL SEVERANCE PAYMENTS

Except for equity award agreements for Dr. Vagelos and the 2020 PSU award agreements,9 outstanding equity award agreements for all employees include a “double trigger” provision for the acceleration of vesting of unvested equity awards upon a termination by the Company without cause or by the employee for good reason within two years following a change in control. Dr. Vagelos’s stock option, PSU, and RSU awards contain change-of-control provisions consistent with those applicable to the non-employee director equity awards, as described under “Corporate Governance – Compensation of Directors” above.

Our CEO has an employment agreement that provides for certain severance benefits following termination, including following death or disability, resignation following defined “good reason” events, or termination in connection with a change in control. The other NEOs are covered by a change in control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change in control. In addition, in the case of our CSO, stock option, RSA, and PSU award agreements applicable to his awards granted since December 2015 provide that he would have a “good reason” for terminating his employment with Regeneron upon or within two years after the occurrence of a change in control if the employment of our CEO has ended due to our CEO’s involuntary termination (as defined in the CEO’s employment agreement). Information regarding applicable payments under this employment agreement and change in control severance plan is provided in the subsection “2020 Compensation Tables—Post-Employment Compensation.”

Our NEOs will forfeit any unvested stock options or RSAs upon the termination of their employment for any reason (including disability or retirement) other than death, except as provided in our employment agreement with our CEO, in our change in control severance plan, and in certain stock option agreements with our CSO. In the event of the death of an employee, any unvested stock options held by such employee become immediately exercisable, and any shares subject to RSAs/RSUs will become fully vested. In the case of PSU awards to our CEO and CSO (as well as the 2019 PSU award to Dr. Vagelos), upon a termination of employment due to death (or, in the case of 2020 PSU awards, also disability), the PSU award will remain outstanding, and any vesting of the PSUs will be determined following the completion of the applicable performance period. For information regarding the value of accelerated stock options, RSAs, and PSUs held by our CEO and other NEOs (as applicable) as of December 31, 2020, see the subsection “2020 Compensation Tables—Post-Employment Compensation” under “Value of Accelerated Stock Options/PSUs” in the table entitled “Potential Severance Payments under Dr. Schleifer’s Employment Agreement” (for our CEO) and under “Value of Accelerated Stock Options/RSAs/PSUs” in the table entitled “Potential Payments under Change in Control Severance Plan” (for other NEOs).

Except as provided below, when employees retire, they forfeit all unvested stock options, RSAs, and PSUs, including the PSUs granted to our CEO and CSO in 2020. An employee considered “retirement eligible” upon separation under our employee policies as in effect from time to time has the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement. In addition, in the case of (i) stock option award agreements with our CEO (as provided in his employment agreement) and, commencing in December 2018, our CSO and Dr. Vagelos and (ii) the 2019 PSU award agreements with our CEO and CSO and Dr. Vagelos, awards thereunder will continue to vest in accordance with the terms of the applicable award agreement so long as they are “retirement eligible” upon separation.

The award agreements for the 2020 PSU awards to our CEO and CSO provide that if the recipient’s employment with the Company is terminated without Cause or the recipient leaves his employment with the Company for a Good Reason (each as defined in or incorporated by reference into the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the award agreement), earnout is measured as of termination and all PSUs earned as of that date vest and remain subject to the Holding Period. See “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Equity Awards” for more information.

9	In the case of the PSUs granted to our CEO and CSO in 2020, if there is a change in control, earnout is measured as of the date of the change in control (using the applicable transaction price as the ending stock price), and all PSUs earned as of that date vest with no Holding Period and any unearned PSUs are forfeited immediately. In the case of the PSUs granted to our CEO and CSO in 2019, if any PSUs vest upon a change of control (as a result of performance exceeding the relevant TSR goal for the period from the date of grant to the date of the change of control), the shares earned will be delivered upon the earlier of (a) a termination by the Company without cause or by the employee for good reason (in each case within two years following the change in control) and (b) the fifth year anniversary of the date of grant.

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The change-in-control severance benefits provided to our NEOs are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. These severance benefits were established following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

We have no pension, deferred compensation, or retirement plans applicable to our NEOs, other than our 401(k) Savings Plan described above.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, Dr. Schleifer, and the ratio of these two amounts.

We have determined the total compensation of our median employee (based on the 2020 annual total compensation of our employees, excluding Dr. Schleifer) to be $145,019. The total 2020 compensation of Dr. Schleifer, as reported in the Summary Compensation Table above and including the five-year, front-loaded PSU award granted to Dr. Schleifer in 2020 in lieu of five years of annual equity awards (i.e., until the Company’s regular year-end grant cycle in December 2025), was $135,350,121. Accordingly, the ratio of the 2020 annual total compensation of Dr. Schleifer to the median of the 2020 annual total compensation of our employees was approximately 933 to 1. This ratio would have been approximately 216 to 1 if the 2020 PSU award were annualized. See “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Equity Awards” for more information regarding this PSU award.

For 2020 we identified the median employee as of December 31, 2020 by (i) aggregating for each applicable employee (a) annual base salary for salaried employees (or wages plus overtime, based on annual work schedule, for permanent hourly employees), (b) the target annual cash incentive, and (c) the grant date fair value of any equity awards granted during 2020, and (ii) ranking this compensation measure from lowest to highest. This calculation was performed for all employees, excluding Dr. Schleifer, whether employed on a full-time, part-time, or seasonal basis. For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable 2020 average exchange rate. This process resulted in the identification of an employee whose 2020 compensation was significantly higher than that of adjacent employees. As a result, we substituted an alternate employee, whose compensation was consistent with that of surrounding employees near the median, identified as discussed above.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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EQUITY COMPENSATION INFORMATION

Corporate Governance Aspects of the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan

The Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (referred to in this subsection as the “Plan”) is the only plan currently used by the Company to grant equity awards. The Plan was approved by shareholders and is designed to promote best practices by reinforcing the alignment between equity compensation arrangements for employees and non-employee directors and the interests of shareholders. The provisions that promote such best practices include:

Provision	Description
No Discounted Stock Options or Stock Appreciation Rights	Stock options and stock appreciation rights are not granted with an exercise or base price less than the fair market value of common stock (as defined in the Plan) on the date of grant.
No Stock Option or Stock Appreciation Right Re-pricing or Exchange	Except for equitable adjustments in connection with specific corporate transactions (such as stock splits, recapitalizations, reorganizations, mergers, consolidations, and similar transactions), the Plan does not permit a decrease in the exercise price or base price of a stock option or stock appreciation right granted under the Plan through settlement, cancellation, forfeiture, exchange, surrender, or otherwise below the fair market value of common stock (as defined in the Plan) on the date of grant.
Recoupment (Clawback) Policy	Awards granted to our officers and other employees under the Plan are subject to recoupment or reduction in accordance with the terms of our policy regarding recoupment or reduction of incentive compensation (sometimes referred to as our “clawback policy”).
Independent Administration	The Plan is administered by the Compensation Committee, which is intended to be comprised solely of non-employee directors each of whom meets the additional independence criteria applicable to compensation committee members under the listing standards of The NASDAQ Stock Market LLC and qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Exchange Act.
No “Evergreen” Provision	The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance thereunder can be automatically replenished.
No Tax Gross-ups	The Plan does not provide for any tax gross-ups.

Key Equity Metrics

The following table summarizes some key metrics relating to the equity component of our compensation program. When evaluating the information below, it is important to keep in mind the 46% increase in the number of our employees from 2018 to 2020 and our all-employee equity award strategy encompassing initial equity grants to all new hires as well as a comprehensive annual equity program covering all levels of employees:

	2020	2019	2018
Unadjusted Burn Rate[1]	3.25%	3.58%	4.68%
Adjusted Burn Rate[1]	4.15%	4.46%	5.20%
Overhang[2]	29.27%	26.47%	27.35%
Dilution[3]	18.98%	21.42%	20.94%
1	Calculated by dividing (a) the sum of the number of shares subject to (i) stock options, RSAs, and RSUs granted during the year and (ii) PSUs earned during the year (if any), by (b) the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. For “Adjusted Burn Rate,” a multiplier of 2.5 is applied to RSAs, RSUs, and PSUs.

2	Calculated by dividing (a) the sum of (i) the number of shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year and (ii) the number of shares available for future grants under the Plan at the end of the year, by (b) the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year, (ii) the shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year, and (iii) the number of shares available for future grants under the Plan at the end of the year.

3	Calculated by dividing the number of shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year by the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year and (ii) the shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year.

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Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2020.

	A	B	C
	Number of securities to be issued upon	Weighted-average exercise price	Number of securities remaining available for
	exercise of outstanding options,	of outstanding options,	future issuance under equity compensation plans
Plan Category	warrants, and rights	warrants, and rights	(excluding securities reflected in column (a))
Equity compensation plans approved by security holders[1]	23,117,356[3] shares of common stock	$379.51[4]	18,916,095 shares of common stock[5]
Equity compensation plans not approved by security holders[2]	—	$ —	44,246 shares of Class A stock
Total	23,117,356 shares of common stock	$379.51	18,960,341 shares of common stock and Class A stock
1	The equity compensation plans approved by the security holders are the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan; the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan; the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan; and the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan is the only plan currently used by the Company to grant equity awards.

2	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan. It was adopted in 1989 and provides for the Compensation Committee of the board of directors to award employees, directors, consultants, and other individuals who render service to the Company the right to purchase Class A stock at a price set by the Compensation Committee. The Plan provides for the vesting of shares as determined by the Compensation Committee; should the Company's relationship with a Plan participant terminate before all shares are vested, unvested shares will be repurchased by the Company at a price per share equal to the original amount paid by the Plan participant. As of December 31, 2020, there were no unvested shares and 44,246 shares of Class A stock available for future grants under the Plan.

3	This amount includes (i) 21,701,669 shares to be issued upon exercise of outstanding options, (ii) 115,751 shares to be issued upon vesting of outstanding RSUs, and (iii) 1,299,936 shares to be issued upon vesting of outstanding PSUs (assuming, in the case of PSUs, maximum payouts earned) .

4	The calculation of the weighted-average exercise price does not include the 115,751 shares to be issued upon vesting of RSUs or the 1,299,936 shares to be issued upon vesting of PSUs (assuming, in the case of PSUs, maximum payouts earned), as RSUs and PSUs do not have an exercise price.

5	This amount is net of 1,571,792 outstanding RSAs. As these shares are considered issued and outstanding upon grant, they are not included in the amounts reported in column A.

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WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS?

A shareholder wishing to present a proposal at the 2022 Annual Meeting of Shareholders must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707 by December 24, 2021, and must satisfy the other conditions established by the SEC, in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

Under our Amended and Restated By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2022 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days’ notice or public disclosure of the date of the 2022 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our Amended and Restated By-Laws. Assuming our 2022 Annual Meeting is held on June 10, 2022 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2022 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 12, 2022 and no later than April 11, 2022. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

WHAT HAPPENS IF MULTIPLE SHAREHOLDERS SHARE AN ADDRESS?

Applicable rules permit brokerage firms and the Company to send one Notice of Internet Availability of Proxy Materials (or one annual report, proxy statement, and Notice of Internet Availability of Proxy Materials in the case of shareholders who have elected to receive paper copies of our proxy materials) to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one copy of the applicable proxy materials to multiple shareholders sharing the same address. If you wish to receive separate copies of the proxy statement for the 2021 Annual Meeting, the 2020 Annual Report, or the Notice of Internet Availability of Proxy Materials, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, or by calling us at 914-847-7000, and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 99

OTHER MATTERS

ARE THERE ANY OTHER MATTERS TO BE ADDRESSED AT THE ANNUAL MEETING?

We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

HOW CAN YOU RECEIVE A PRINTED COPY OF THE COMPANY’S 2020 ANNUAL REPORT?

Interested shareholders may obtain without charge a copy of our 2020 Annual Report (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2020, required to be filed with the SEC, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 847-7000.

HOW DO YOU ELECT TO RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY?

If you previously requested to receive proxy materials through the mail, or by means of an e-mail with links to the proxy materials and the proxy voting website, your election will remain in effect until you revoke it. Shareholders currently receiving paper copies of our proxy materials, and shareholders who received a paper copy of the Notice of Internet Availability of Proxy Materials, may instead elect to receive all future proxy materials electronically through an e-mail with a link to these documents on the Internet. Receiving these documents online conserves resources, saves the Company the cost of producing and mailing documents to your home or business, and gives you an automatic link to the proxy voting site.

If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

100 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

This proxy statement includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (where applicable, together with its subsidiaries, “Regeneron” or the “Company”), and actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the impact of SARS-CoV-2 (the virus that has caused the COVID-19 pandemic) on Regeneron’s business and its employees, collaborators, and suppliers and other third parties on which Regeneron relies, Regeneron’s and its collaborators’ ability to continue to conduct research and clinical programs, Regeneron’s ability to manage its supply chain, net product sales of products marketed or otherwise commercialized by Regeneron and/or its collaborators (collectively, “Regeneron’s Products”), and the global economy; the nature, timing, and possible success and therapeutic applications of Regeneron’s Products and product candidates being developed by Regeneron and/or its collaborators (collectively, “Regeneron’s Product Candidates”) and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab), Libtayo® (cemiplimab), Praluent® (alirocumab), Kevzara® (sarilumab), InmazebTM (atoltivimab, maftivimab, and odesivimab-ebgn), EvkeezaTM (evinacumab), REGEN-COVTM (casirivimab with imdevimab), fasinumab, garetosmab, Regeneron’s and its collaborators’ other oncology programs (including odronextamab (REGN1979) and REGN5458), Regeneron’s and its collaborators’ other hematology programs (including pozelimab (REGN3918)), Regeneron’s and its collaborators’ earlier-stage programs, and the use of human genetics in Regeneron’s research programs; the likelihood and timing of achieving any of Regeneron’s anticipated development and production milestones; safety issues resulting from the administration of Regeneron’s Products and Regeneron’s Product Candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s Products and Regeneron’s Product Candidates in clinical trials; the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron’s Product Candidates and new indications for Regeneron’s Products; the extent to which the results from the research and development programs conducted by Regeneron and/or its collaborators may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; ongoing regulatory obligations and oversight impacting Regeneron’s Products (such as EYLEA, Dupixent, Libtayo, Praluent, Kevzara, Inmazeb, and Evkeeza), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron’s ability to continue to develop or commercialize Regeneron’s Products and Regeneron’s Product Candidates; competing drugs and product candidates that may be superior to Regeneron’s Products and Regeneron’s Product Candidates; uncertainty of market acceptance and commercial success of Regeneron’s Products and Regeneron’s Product Candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary) on the commercial success of Regeneron’s Products and Regeneron’s Product Candidates; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates; the ability of Regeneron’s collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s Products and Regeneron’s Product Candidates; the availability and extent of reimbursement of Regeneron’s Products from third-party payors, including private payor healthcare and insurance programs, health maintenance organizations, pharmacy benefit management companies, and government programs such as Medicare and Medicaid; coverage and reimbursement determinations by such payors and new policies and procedures adopted by such payors; unanticipated expenses; the costs of developing, producing, and selling products; the ability of Regeneron to meet any of its financial projections or guidance, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including Regeneron’s agreements with Sanofi, Bayer, and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), as well as Regeneron’s agreement with Roche relating to REGEN-COV, to be cancelled or terminated; and risks associated with intellectual property of other parties and pending or future litigation relating thereto (including without limitation the patent litigation and other related proceedings relating to EYLEA, Dupixent, Praluent, and REGEN-COV), other litigation and

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 101

OTHER MATTERS / APPENDIX A

other proceedings and government investigations relating to the Company and/or its operations, the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on Regeneron’s business, prospects, operating results, and financial condition. A more complete description of these and other material risks can be found in Regeneron’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2020, including in the section thereof captioned “Item 1A. Risk Factors.” Any forward-looking statements are made based on management’s current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron. Regeneron does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise.

This proxy statement uses non-GAAP net income and non-GAAP net income per share, which are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are computed by excluding certain non-cash and other items from the related GAAP financial measure. Non-GAAP adjustments also include the estimated income tax effect of reconciling items. The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance. For example, adjustments may be made for items that fluctuate from period to period based on factors that are not within the Company's control (such as the Company's stock price on the dates share-based grants are issued) or items that are not associated with normal, recurring operations (such as changes in applicable laws and regulations). Management uses these non-GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. Additionally, such non-GAAP measures provide investors with an enhanced understanding of the financial performance of the Company's core business operations. However, there are limitations in the use of these and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, the Company's non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of the Company's historical GAAP to non-GAAP results is included below.

102 /	2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

OTHER MATTERS / APPENDIX A

Reconciliation of GAAP Net Income to Non-GAAP Net Income (Unaudited) (In millions, except per share data)

	Year Ended December 31,
	2020	2019
GAAP R&D	$2,735.0	$2,450.0
R&D: Non-cash share-based compensation expense	238.6	250.4
R&D: Up-front payments related to license and collaboration agreements	85.0	430.0
Non-GAAP R&D	$2,411.4	$1,769.6
GAAP SG&A	$1,346.0	$1,341.9
SG&A: Non-cash share-based compensation expense	153.0	167.7
SG&A: Litigation contingencies	(95.0)	70.0
SG&A: Restructuring-related expenses	8.1	35.2
Non-GAAP SG&A	$1,279.9	$1,069.0
GAAP COGS	$491.9	$362.3
COGS: Non-cash share-based compensation expense	40.4	46.2
COGS: Other	0.9	—
Non-GAAP COGS	$450.6	$316.1
GAAP other income (expense), net	$233.8	$219.3
Other income/expense: Gains on investments	(221.6)	(118.3)
Interest expense: Other	12.7	—
Non-GAAP other income (expense), net	$24.9	$101.0
GAAP net income	$3,513.2	$2,115.8
Total of GAAP to non-GAAP reconciling items above	222.1	881.2
Income tax effect of GAAP to non-GAAP reconciling items	(38.9)	(169.9)
Income tax expense: Impact of sale of assets between foreign subsidiaries	(30.0)	—
Non-GAAP net income	$3,666.4	$2,827.1
Non-GAAP net income per share - basic	$34.07	$25.89
Non-GAAP net income per share - diluted	$31.47	$24.67
Shares used in calculating:
GAAP net income per share - basic	107.6	109.2
GAAP net income per share - diluted	115.1	114.6
Non-GAAP net income per share - basic	107.6	109.2
Non-GAAP net income per share - diluted	116.5	114.6

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 103

2021 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591-6707

REGENERON PHARMACEUTICALS, INC.

777 OLD SAW MILL RIVER ROAD

TARRYTOWN, NY 10591-6707

ATTN: CORPORATE SECRETARY

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2021 for shares held directly and by 11:59 p.m. Eastern Time on June 8, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/REGN2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2021 for shares held directly and by 11:59 p.m. Eastern Time on June 8, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D51935-P48765-Z78980	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGENERON PHARMACEUTICALS, INC.
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	N. Anthony Coles, M.D.	☐	☐	☐

	1b.	Arthur F. Ryan	☐	☐	☐

	1c.	George L. Sing	☐	☐	☐

	1d.	Marc Tessier-Lavigne, Ph.D.	☐	☐	☐	For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D51936-P48765-Z78980

REGENERON PHARMACEUTICALS, INC.

Annual Meeting of Shareholders

June 11, 2021 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Leonard S. Schleifer, M.D., Ph.D. and Joseph J. LaRosa, and each of them individually, as lawful proxies, each with full power of substitution, to represent the undersigned, with all powers that the undersigned would possess if personally present, and to vote, as indicated on the reverse side of this card, all of the shares of Common Stock and Class A Stock of REGENERON PHARMACEUTICALS, INC. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 11, 2021 live via webcast at www.virtualshareholdermeeting.com/REGN2021 or at any adjourned or postponed session thereof. This proxy revokes all prior proxies given by the undersigned.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ON THE REVERSE. IF YOU SIGN AND RETURN YOUR PROXY CARD IN A TIMELY MANNER, BUT DO NOT INDICATE HOW THESE SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE AS DIRECTORS AND FOR PROPOSAL 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

Continued and to be signed on reverse side